Exhibit 10.16

EXECUTION COPY

Confidential Materials omitted and filed separately with the Securities and Exchange Commission.

Triple asterisks denote omissions.

LICENSE AGREEMENT

BY AND BETWEEN

MACROGENICS, INC.

AND

GILEAD SCIENCES, INC.

Table of Contents

		Page

ARTICLE 1	DEFINITIONS	1

ARTICLE 2	GOVERNANCE	21

ARTICLE 3	RESEARCH PROGRAMS	23

ARTICLE 4	GRANT OF RIGHTS; EXCLUSIVITY	29

ARTICLE 5	DEVELOPMENT	34

ARTICLE 6	REGULATORY MATTERS	39

ARTICLE 7	COMMERCIALIZATION	41

ARTICLE 8	PAYMENTS	44

ARTICLE 9	OWNERSHIP OF INTELLECTUAL PROPERTY RIGHTS	51

ARTICLE 10	CONFIDENTIALITY	60

ARTICLE 11	REPRESENTATIONS AND WARRANTIES	64

ARTICLE 12	INDEMNIFICATION AND INSURANCE	67

ARTICLE 13	TERM AND TERMINATION	70

ARTICLE 14	STANDSTILL	74

ARTICLE 15	MISCELLANEOUS	76

Exhibits:

Exhibit A	Access Territory as of the Effective Date
Exhibit B	DART Platform
Exhibit C	MacroGenics Patents
Exhibit D	Content of Pre-Clinical Data Package for *** Research Program
Exhibit E	Research Plan for the *** Research Program
Exhibit F	Press Release

Schedules:

Schedule 11.2.3

i

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission.

LICENSE AGREEMENT

This License Agreement (this “Agreement”) is entered into and made effective as of the 3rd day of January, 2013 (the “Effective Date”), by and between MacroGenics, Inc., a corporation organized and existing under the laws of the State of Delaware, having a principal office located at 9640 Medical Center Drive, Rockville, MD 20850, USA (“MacroGenics”), and Gilead Sciences, Inc., a company organized and existing under the laws of the State of Delaware, having a principal office located at 333 Lakeside Drive, Foster City, CA 94404 (“Gilead”). MacroGenics and Gilead are each referred to herein by name or as a “Party” or, collectively, as “Parties.”

RECITALS

WHEREAS, Gilead possesses expertise in the Research, Development, Manufacturing and Commercialization (each as defined below) of pharmaceutical products;

WHEREAS, MacroGenics controls certain intellectual property related to DARTs (as defined below) generally, as well as certain DARTs targeting *** (as defined below) and certain DARTs targeting *** (as defined below);

WHEREAS, Gilead is interested in receiving exclusive licenses under which it may further Research, Develop, Manufacture and Commercialize DARTs targeting ***selected by Gilead, in each case in the Gilead Territory (as defined below), and, to the extent provided herein, in the MacroGenics Territory (as defined below), and MacroGenics is willing to grant Gilead such licenses on the terms and conditions set forth in this Agreement; and

WHEREAS the Parties desire to set forth herein the terms and conditions of exclusive licenses to enable Gilead to Research, Develop, Manufacture and Commercialize the above mentioned DARTs.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE 1

DEFINITIONS

As used in this Agreement, the following terms will have the meanings set forth in this ARTICLE 1 unless context dictates otherwise:

1.1 “Access Territory” means, with respect to a Licensed Product (other than a *** Licensed Product), any and all countries and territories where Gilead (itself or through its Affiliates) has publicly announced a policy to generally sell or otherwise make available such Licensed Product and one or more other Gilead products at a significantly discounted price to patients in such countries or territories. The list of countries and territories included in the Access Territory as of the Effective Date is set forth in Exhibit A, which list shall be ***.

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission.

1.2 “Accounting Standards” means generally accepted accounting principles as practiced in the United States.

1.3 “Active Research Program” means an active program to develop products that bind a Target, in which MacroGenics has generated or is actively engaged in generating antibodies directed against such Target.

1.4 “Affiliate” means, as to a Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with said first Person, regardless of whether such Affiliate is an Affiliate on the Effective Date or becomes an Affiliate after the Effective Date. A Person shall be deemed to “control” another Person if it (a) owns, directly or indirectly, beneficially or legally, more than fifty percent (50%) of the outstanding voting securities or capital stock (or such lesser percentage which is the maximum allowed to be owned by a Person in a particular jurisdiction) of such other Person, or has other comparable ownership interest with respect to any Person other than a corporation; or (b) has the power, whether pursuant to contract, ownership of securities or otherwise, to direct the management and policies of the Person.

1.5 “Affordable Basis” means, with respect to a Licensed Product (other than a *** Licensed Product) in the Access Territory, selling or otherwise making such Licensed Product available to patients at a cost no more than the sum of (a) *** plus (b) an additional amount not to exceed all costs and expenses of Gilead or its Affiliates’ Commercialization activities with respect to such Licensed Product in the Access Territory.

1.6 “Agreement Term” means the period commencing on the Effective Date and ending on the expiration or earlier termination of this Agreement in its entirety.

1.7 “Annual Net Sales” means, for any Licensed Product in any Calendar Year, aggregate Net Sales of such Licensed Product in such Calendar Year (or, in the first year of the Royalty Term, the portion of such Calendar Year during which the Royalty Term is in effect).

1.8 “BLA” means a Biologics License Application and any amendments or supplements thereto filed with the FDA pursuant to 21 C.F.R. Part 601 or any other application that is required for the purpose of marketing and selling a biological product and is filed with a Regulatory Authority outside the United States, including with respect to the EU a Product License Application, Marketing Authorization Application and/or manufacturing and importation license.

1.9 “Business Day” means a day on which banking institutions in Washington, D.C. and San Francisco, CA are open for business, excluding any Saturday or Sunday.

1.10 “Calendar Quarter” means a period of three (3) consecutive months ending on the last day of March, June, September, or December, respectively.

1.11 “Calendar Year” means a period of time commencing on January 1 and ending on the following December 31.

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission.

1.12 “***” means the Target *** comprising the *** identified by Entrez Gene ***, respectively (including any subtypes, alleles, and splice variants).

1.13 “***” means the Target referred to as *** (including any subtypes, alleles, and splice variants).

1.14 “*** Licensed Program” means the Licensed Program directed to the *** and *** Targets.

1.15 “*** Licensed Territory” means the entire world.

1.16 “*** Research Program” means the Research Program directed to the *** *** Targets.

1.17 “Change of Control” means (a) a transaction or series of related transactions that results in the sale or other disposition of all or substantially all of MacroGenics’ assets; or (b) a merger or consolidation in which the shareholders of MacroGenics immediately prior to the consummation of such merger or consolidation do not, immediately after consummation of such merger or consolidation, own stock or other securities of the surviving corporation that possess a majority of the voting power of all of the surviving corporation’s outstanding stock and other securities and the power to elect a majority of the members of the surviving corporation’s board of directors; or (c) a transaction or series of related transactions (which may include without limitation a tender offer for MacroGenics’ stock or the issuance, sale or exchange of stock of MacroGenics), excluding any public offering of MacroGenics’ equity securities pursuant to a registration statement under the Securities Act of 1933, as amended, if the shareholders of MacroGenics immediately prior to the initial such transaction do not, immediately after consummation of such transaction or any of such related transactions, own stock or other securities of MacroGenics that possess a majority of the voting power of all of the MacroGenics’ outstanding stock and other securities and the power to elect a majority of the members of MacroGenics’ board of directors.

1.18 “Clearance Date” means, for each of the *** Licensed Program, the *** Licensed Program and the *** Licensed Program, (a) if Gilead notifies MacroGenics pursuant to Section 3.2.2(c) that Gilead has determined in good faith that no HSR Filing is required with respect to such Licensed Program, the date on which Gilead delivers the Research Program Initiation Notice for such Licensed Program; and (b) if Gilead notifies MacroGenics pursuant to Section 3.2.2(c) that Gilead has determined in good faith that an HSR Filing is required with respect to such Licensed Program, the date on which the Parties have actual knowledge that all applicable waiting periods under the HSR Act with respect to the exclusive license grants contemplated under this Agreement relating to such Licensed Program (after giving effect to Gilead’s delivery of the Research Program Initiation Notice for such Licensed Program) have expired or have been terminated.

1.19 “Clinical Trial(s)” means individually and collectively a Phase 1 Clinical Trial, Phase 2 Clinical Trial, a Phase 3 Clinical Trial, a Phase 4 Study and a Post Approval Study.

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission.

1.20 “Commercialization” or “Commercialize” means any activities directed to obtaining pricing and/or reimbursement approvals, marketing, promoting, distributing, importing, offering to sell, and/or selling a product, including promotional activities conducted at scientific conferences or similar events.

1.21 “Commercially Reasonable Efforts” means, with respect to a Party, such level of efforts required to carry out an obligation in a sustained manner consistent with the efforts normally used ***, for a similar activity with respect to the Research, Development and Commercialization of products (a) that are at a similar stage in their Research, Development, Commercialization or product life as the relevant Program DART or Licensed Product; (b) that have commercial and market potential similar to the relevant Program DART or Licensed Product, taking into account issues of intellectual property scope, subject matter and coverage, safety and efficacy, product profile, competitiveness with respect to Third Party products in the marketplace, and profitability (including pricing and reimbursement status achieved or likely to be achieved); and (c) solely owned by them or to which they have exclusive rights (but excluding from consideration any financial obligations owed to a Third Party with respect to such rights).

1.22 “Combination Product” means a Licensed Product that (a) includes a Program DART as an active pharmaceutical ingredient, together with one or more other active ingredients, and (b) is sold either as a fixed dose or with separate doses in a single package.

1.23 “Competing Product” means any therapeutic or prophylactic product that comprises or incorporates, as an active pharmaceutical ingredient alone or in combination with one or more other active pharmaceutical ingredients, a bispecific molecule that binds both Target members of any Program Target. Upon a Change of Control of MacroGenics, a Competing Product means any therapeutic or prophylactic product that comprises or incorporates, as an active pharmaceutical ingredient alone or in combination with one or more other active pharmaceutical ingredients, any DART that binds both Target members of any Program Target.

1.24 “Competitive Infringement” means any infringement or misappropriation that involves the Development, Manufacture, use or Commercialization of a product or product candidate that binds to the same Program Target as a Program DART or Licensed Product.

1.25 “Complete” or “Completing” means, for a Clinical Trial, the date upon which all patients have completed protocol-defined drug administration and study database lock has occurred.

1.26 “Compulsory Licensee” means, with respect to a Licensed Product in a country or territory, a Third Party to whom a governmental agency within such country or territory grants the right to sell or offer for sale such Licensed Product in such country or territory under any patent rights owned or controlled by Gilead or its Affiliates, without direct or indirect authorization from Gilead or its Affiliates, ***.

1.27 “Control,” “Controls,” “Controlled” or “Controlling” means, with respect to any item of Know-How, Patent, Regulatory Documentation or other intellectual property right, the possession (whether by ownership or license, other than pursuant to this Agreement) of the

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission.

ability of a Party to grant access to, or a license or sublicense under, such item or right as provided for herein without violating the terms of any agreement or other arrangement with any Third Party existing at the time such Party would be required hereunder to grant the other Party such access or license or sublicense; provided that any Know-How, Patent, Regulatory Documentation or other intellectual property right that is licensed or acquired by a Party after the Effective Date that would otherwise be considered to be under the Control of such Party shall not be deemed to be under the Control of such Party if (a) the application of such definition in the context of any licenses or sublicenses granted to the other Party under this Agreement would require the granting Party to make any additional payments or royalties to a Third Party in connection with such license or sublicense grants, unless the other Party agrees to pay the additional payments or royalties to the Third Party and (b) with respect to Know-How, Patents, Regulatory Documentation or any other intellectual property right licensed to or obtained by MacroGenics pursuant to an agreement with a Third Party, unless and until the agreement pursuant to which such rights are obtained becomes a MacroGenics Third Party Agreement pursuant to Section 4.6.

1.28 “Cover”, “Covering” or “Covered” means, with respect to a product, technology, process or method, that, in the absence of ownership of or a license granted under a Valid Claim, the composition, manufacture, use, offer for sale, sale or importation of such product or the practice of such technology, process or method would infringe such Valid Claim (or, in the case of a Valid Claim that has not yet issued, would infringe such Valid Claim if it were to issue).

1.29 “CPI” means the average annual Consumer Price Index for the United States as reported by the United States Bureau of Labor Statistics.

1.30 “DART” means a dual affinity bispecific re-targeting molecule as further described in Exhibit B.

1.31 “Develop” or “Development” means drug development activities relating to the development of compounds, products, or processes, and submission of information to a Regulatory Authority for the purpose of obtaining Regulatory Approval of a product. Development includes non-clinical activities, pharmacology studies, toxicology studies, formulation, chemical analysis, bioanalytical analysis, material performance studies (such as measurements of stability, physical form, dissolution, or visual or spectroscopic analysis, and the like), pharmacokinetic studies, clinical studies, biomarker and companion diagnostic discovery and development, regulatory affairs activities, and all other activities relating to seeking, obtaining or maintaining any Regulatory Approvals from the FDA or any other applicable Regulatory Authority.

1.32 “Diagnostic” means (a) with respect to Gilead, any diagnostic for a Target included in a Program Target that is used in combination with a Licensed Product if (i) such diagnostic is Covered by a Valid Claim of any MacroGenics Patent or Joint Patent in the country in the Gilead Territory in which it is Manufactured or Commercialized or (ii) the Manufacture or Commercialization of such diagnostic by or on behalf of Gilead in such country would, but for the licenses granted to Gilead under Section 4.1, infringe or misappropriate MacroGenics’ rights in the MacroGenics Know-How or Know-How included in the Joint IP, and (b) with respect to

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission.

MacroGenics, any diagnostic for a Target included in a Program Target that is used in combination with a Licensed Product if (i) such diagnostic is Covered by a Valid Claim of any Gilead Collaboration Patent or Joint Patent in the country in the MacroGenics Territory in which it is Manufactured or Commercialized or (ii) the Manufacture or Commercialization of such diagnostic by or on behalf of MacroGenics in such country would, but for the licenses granted to MacroGenics under Section 4.2, infringe or misappropriate Gilead’s rights in the Gilead Collaboration Know How or Know-How included in the Joint IP.

1.33 “Dollars” or “$” means the legal tender of the United States.

1.34 “EMA” means the European Medicines Agency, or any successor entity thereto.

1.35 “Emerging Market Countries” means ***.

1.36 “Evaluation Period” means (a) for the *** Licensed Program, the period beginning on the Effective Date and ending on the later of (i) receipt of the Preclinical Data Package for the *** Licensed Program or (ii) *** from the Effective Date, and (b) for each of the *** Licensed Program, the *** Licensed Program and the *** Licensed Program, the period beginning on the Clearance Date for such Licensed Program and ending on the later of (i) receipt of the Preclinical Data Package for such Licensed Program or (ii) *** from the Effective Date, in each case ((a) and (b)) as such period may be extended pursuant to Section 3.3.2(b).

1.37 “EU” means the European Union, as its membership may be expanded from time to time, and any successor thereto. Any country that is a member country of the European Union (or any successor thereto) as of the Effective Date or at any time during the term of this Agreement shall be deemed included in the EU for all purposes hereunder even if such country subsequently ceases to be a member country thereof. For clarity, the member countries of the European Union as of the Effective Date are Austria, Belgium, Bulgaria, Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Ireland, Italy, Latvia, Lithuania, Luxembourg, Malta, Netherlands, Poland, Portugal, Romania, Slovakia, Slovenia, Spain, Sweden, and United Kingdom.

1.38 “Executive Officers” means, for each Party, a senior executive ***.

1.39 “FDA” means the U.S. Food and Drug Administration, or any successor entity thereto.

1.40 “FD&C Act” means the United States Federal Food, Drug, and Cosmetic Act, as amended.

1.41 “Field” means any use in humans, including diagnosis, prophylaxis and treatment of human disease.

1.42 “First Commercial Sale” means the first sale of a Licensed Product by Gilead, its Affiliates or its Sublicensees for use or consumption of such Licensed Product in a country in the Gilead Territory where Marketing Approval of such Licensed Product has been obtained or such sale is otherwise permitted by the Governmental Authority of such country. Sale of a Licensed

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission.

Product by Gilead to an Affiliate of Gilead or a Sublicensee of Gilead shall not constitute a First Commercial Sale unless such Affiliate or such Sublicensee is the end user of a Licensed Product. In no event shall any sales for premarketing, testing or sampling be deemed a First Commercial Sale.

1.43 “Fourth DART Targets” means a combination of two Targets that are nominated by Gilead pursuant to the second sentence of Section 3.2.1(a) and both accepted by MacroGenics pursuant to Section 3.2.1(b).

1.44 “Fourth DART Licensed Program” means the Licensed Program directed to the Fourth DART Targets.

1.45 “Fourth DART Licensed Territory” means the entire world.

1.46 “Fourth DART Research Program” means the Research Program directed to the Fourth DART Targets.

1.47 “FTE” means ***hours of work per Calendar Year devoted to or in support of the Research, Development or Manufacture of Program DARTs and Licensed Products in accordance with a Research Program, that is carried out by one or more qualified scientific or technical employees or contract personnel of MacroGenics or its Affiliates, as such hours are measured in accordance with the relevant Party’s normal time allocation practices.

1.48 “FTE Cost” means, for any period, the FTE Rate multiplied by the number of FTEs in such period.

1.49 “FTE Rate” means a rate of *** per FTE per Calendar Year (pro-rated for the period beginning on the Effective Date and ending at the end of the first Calendar Year) for personnel engaged in Research, Development and Manufacturing activities. The FTE Rate is “fully burdened” and covers employee salaries and benefits and the cost of facilities, equipment and other materials and services including ordinary laboratory and manufacturing consumables. The FTE Rate will be adjusted annually to reflect any changes in the CPI as of December 31 of the then most recently ended calendar year over the level of the CPI on December 31, 2012 (i.e., the first such increase or decrease would occur on January 1, 2014).

1.50 “Generic Licensee” means a Third Party licensee of Gilead or any of its Affiliates (or a Third Party sublicensee of any Third Party licensee of Gilead or any of its Affiliates) that (a) has been granted a sublicense by Gilead or such Affiliate (or such other Third Party licensee) which (except as consented to by MacroGenics pursuant to Section 4.3) excludes rights to MacroGenics Know-How and (b) is authorized (i) ***. “Generic Licensee” shall include *** under any license granted to *** by Gilead or any of its Affiliates under any intellectual property related to the manufacture or sale of Licensed Products or the active pharmaceutical ingredient therein.

1.51 “Generic Product” means, with respect to any Licensed Product, a version of such Licensed Product (or a product containing the same or highly similar active pharmaceutical ingredient as such Licensed Product in a comparable dosage form and formulation as such

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission.

Licensed Product (e.g., adult-to-adult and pediatric-to-pediatric)) that has received, under applicable Law in any country in the Access Territory, any required Regulatory Approval analogous to being licensed as a biosimilar or interchangeable biological product by the FDA pursuant to Section 351(k) of the Public Health Service Act (42 U.S.C. § 262(k)), as may be amended, or any subsequent or superseding law, statute or regulations.

1.52 “Gilead Collaboration IP” means the Gilead Collaboration Know-How and the Gilead Collaboration Patents.

1.53 “Gilead Collaboration Know-How” means all Gilead Information and Inventions except to the extent disclosed by published Gilead Collaboration Patents.

1.54 “Gilead Collaboration Patent(s)” means Patents Controlled by Gilead and its Affiliates during the Agreement Term Covering Gilead Information and Inventions. Gilead Collaboration Patents excludes Joint Patents.

1.55 “Gilead Indemnitees” means Gilead, its Affiliates and its Sublicensees and the directors, officers and employees of Gilead, its Affiliates and its Sublicensees.

1.56 “Gilead Information and Inventions” means Know-How Controlled by Gilead or its Affiliates during the Agreement Term that (a) (i) was created by or on behalf of Gilead or its Affiliates in the course of conducting activities pursuant to this Agreement (including pursuant to Section 3.2.3), including any improvement, modification, enhancement or novel use of a Program DART or Licensed Product, or a Manufacturing process or formulation of a Program DART or Licensed Product or any improvement, modification or enhancement of a Manufacturing process or formulation of a Program DART or Licensed Product or (ii) is used by Gilead or its Affiliates in the Research, Development, Manufacturing or Commercialization of a Program DART or Licensed Product and is disclosed to MacroGenics or its Affiliates by or on behalf of Gilead or its Affiliates pursuant to this Agreement; and (b) is necessary or useful to Research, Develop, Manufacture or Commercialize any Program DART or Licensed Product in the Field. Gilead Information and Inventions excludes Gilead’s interest in the Joint IP and any Know-How that relates solely to any active pharmaceutical ingredient in a Combination Product other than a Program DART.

1.57 “Gilead Territory” means (a) for the *** Licensed Program, the *** Licensed Territory, (b) *** (c) for the *** Licensed Program, the *** Licensed Territory, and (d) for the *** Licensed Program, the *** Licensed Territory.

1.58 “Good Clinical Practices” or “GCP” means the then-current standards, practices and procedures (a) promulgated or endorsed by the FDA as set forth in the guidelines entitled “Guidance for Industry E6 Good Clinical Practice: Consolidated Guidance,” including related regulatory requirements imposed by the FDA; (b) set forth in Directive 2001/20/EC of the European Parliament and of the Council of 4 April 2001 and Commission Directive 2005//28/EC of 8 April 2005; (c) ICH Guideline for Good Clinical Practice E6; (d) analogous Laws of an applicable Regulatory Authority; and (e) all additional Regulatory Authority documents or regulations that replace, amend, modify, supplant or complement any of the foregoing.

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission.

1.59 “Good Laboratory Practices” or “GLP” means the then-current good laboratory practice standards promulgated or endorsed by the FDA as defined in 21 C.F.R. Part 58, as such regulations may be amended from time to time, and analogous Laws of an applicable Regulatory Authority.

1.60 “Good Manufacturing Practices” or “GMP” means then-current standards for the manufacture of pharmaceutical products, pursuant to (a) the FD&C Act (21 U.S.C. 321 et seq.); (b) relevant United States regulations in Title 21 of the United States Code of Federal Regulations (including Parts 11, 210, and 211); (c) European Community Directives 2003/94 and 91/356/EC; (d) the European Community Guide to Good Manufacturing Practice for Medicinal Intermediate Products; (e) ICH Q7A Good Manufacturing Practice Guidance for Active Pharmaceutical Ingredients; (f) analogous Laws of an applicable Regulatory Authority at the time of Manufacture; and (g) all additional Regulatory Authority documents or regulations that replace, amend, modify, supplant or complement any of the foregoing.

1.61 “Governmental Authority” means any United States federal, state or local or any non-United States government, or political subdivision thereof, or any multinational organization or authority or any authority, agency or commission entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power, any court or tribunal (or any department, bureau or division thereof), or any governmental arbitrator or governmental arbitral body.

1.62 “Government or Public Official” means any officer or employee or anyone acting in an official capacity on behalf of: a government or any department or agency thereof; a public international organization (such as the United Nations, the International Monetary Fund, the International Red Cross, and the World Health Organization), or any department, agency or institution thereof; or a government-owned or controlled company, institution, or other entity, including a government-owned hospital or university.

1.63 “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

1.64 “ICH” means the International Conference on Harmonization of Technical Requirements for Registration of Pharmaceuticals for Human Use.

1.65 “IND” means an Investigational New Drug Application filed with FDA or a similar application filed with an applicable Regulatory Authority outside of the United States such as a clinical trial application (CTA).

1.66 “Indication” means a discrete clinically recognized form of a disease or any precursor condition thereof. By way of example, the following diseases shall be considered separate Indications: ***.

1.67 “Insolvency Event” means with respect to a Party, (a) the entry of an order for relief under the Bankruptcy Code or any other bankruptcy, insolvency, reorganization or other similar act or law of any jurisdiction now or hereafter in effect by such Party; (b) the

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission.

commencement of an involuntary proceeding under the Bankruptcy Code or any other bankruptcy, insolvency, reorganization or other similar act or law of any jurisdiction now or hereafter in effect against such Party, if not dismissed, bonded or stayed within ninety (90) days after such commencement; (c) the making by such Party of a general assignment for the benefit of creditors; or (d) the appointment of or taking possession by a receiver, liquidator, assignee, custodian, or trustee of all or substantially all of the business or property of such Party.

1.68 “Joint IP” means all inventions and discoveries (and Patents claiming patentable inventions therein) first made or discovered jointly by one or more employees, consultants or agents of MacroGenics or its Affiliates, together with one or more employees, consultants or agents of Gilead or its Affiliates, in the course of the Research, Development, Manufacture or Commercialization of Program DARTs and/or Licensed Products.

1.69 “Joint Patents” means Patents comprising claims Covering patentable inventions included in the Joint IP.

1.70 “Know-How” means all tangible and intangible (a) information, techniques, technology, practices, trade secrets, inventions (whether patentable or not), methods, knowledge, know-how, skill, experience, data, results (including pharmacological, toxicological and non-clinical and clinical test data and results, and Research or Development data, reports and batch records), analytical and quality control data, analytical methods (including applicable reference standards), full batch documentation, packaging records, release, stability, storage and shelf-life data, Manufacturing process information, results and descriptions, and software and algorithms and (b) compositions of matter, cells, cell lines, assays, animal models and physical, biological or chemical material.

1.71 “Law” or “Laws” means all laws, statutes, rules, regulations, orders, judgments, or ordinances having the effect of law of any federal, national, multinational, state, provincial, county, city or other political subdivision.

1.72 “Licensed Product” means any therapeutic or prophylactic product that comprises or incorporates a Program DART as an active pharmaceutical ingredient alone or in combination with one or more other active agents. For the avoidance of doubt, Licensed Product excludes any diagnostic products (including Diagnostics).

1.73 “Licensed Program” means Research, Development, Manufacturing and/or Commercialization activities conducted by or on behalf of Gilead and/or MacroGenics with respect to Program DARTs and/or Licensed Products for a particular Program Target.

1.74 “License Grant Date” means (a) with respect to the *** Licensed Program, the Effective Date and (b) with respect to the *** Licensed Program, the *** Licensed Program and the *** Licensed Program, the Clearance Date for the *** Licensed Program, the *** Licensed Program or the *** Licensed Program, as applicable.

1.75 “License Term” means, with respect to a Licensed Program, each period commencing upon the License Grant Date for such Licensed Program and ending on the date of expiration or termination of this Agreement with respect to such Licensed Program in accordance with the provisions of ARTICLE 13.

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission.

1.76 “MacroGenics Information and Inventions” means Know-How that (a) is Controlled by MacroGenics or its Affiliates on the Effective Date or thereafter during the Agreement Term; (b)(i) is or relates to a Program DART or Licensed Product or an improvement, modification, enhancement or novel use of a Program DART or Licensed Product, or a Manufacturing process or formulation of a Program DART or Licensed Product or any improvement, modification or enhancement of a Manufacturing process or formulation of a Program DART or Licensed Product; or (ii) is used by MacroGenics or its Affiliates in the Research, Development, Manufacturing or Commercialization of a Program DART or Licensed Product and is disclosed to Gilead or its Affiliates by or on behalf of MacroGenics or its Affiliates pursuant to this Agreement; and (c) is necessary or useful to Research, Develop, Manufacture or Commercialize any Program DART or Licensed Product in the Field in the Gilead Territory. MacroGenics Information and Inventions excludes MacroGenics’ interest in the Joint IP and any Know-How that relates solely to any active pharmaceutical ingredient in a Combination Product other than a Program DART.

1.77 “MacroGenics Indemnitees” means MacroGenics, its Affiliates and its Sublicensees and the directors, officers and employees of MacroGenics, its Affiliates and its Sublicensees.

1.78 “MacroGenics IP” means the MacroGenics Know-How and the MacroGenics Patents.

1.79 “MacroGenics Know-How” means all MacroGenics Information and Inventions except to the extent disclosed by published MacroGenics Patents.

1.80 “MacroGenics Patents” means Patents Controlled by MacroGenics or its Affiliates on the Effective Date or thereafter during the Agreement Term that Cover MacroGenics Information and Inventions. The MacroGenics Patents existing as of the Effective Date are set forth on Exhibit C. MacroGenics Patents excludes Joint Patents.

1.81 “MacroGenics Territory” means, for the *** Licensed Program only, the entire world excluding the *** Licensed Territory.

1.82 “MacroGenics Third Party Agreements” means any agreement (other than this Agreement) (a) pursuant to which MacroGenics in-licenses or otherwise acquires the right to practice Patents or Know-How that relates to the Program DARTs or Licensed Products in the Field in the Gilead Territory and (b) that Gilead accepts pursuant to Section 4.6.

1.83 “Manufacture” or “Manufacturing” means all activities related to the manufacturing of a DART or product, including test method development and stability testing, formulation, process development, manufacturing scale-up, manufacturing for use in non-clinical and clinical studies, manufacturing for commercial sale, packaging, release of product, quality assurance/quality control development, quality control testing (including in-process, release and stability testing) and release of product or any component or ingredient thereof, and regulatory activities related to all of the foregoing.

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission.

1.84 “Marketing Approval” means, for any Licensed Product in any country, all approvals (including pricing and reimbursement approvals), licenses, registrations or authorizations of any federal, state or local regulatory agency, department, bureau or other governmental entity, necessary for the sale of such Licensed Product in such country. If no such approvals, licenses, registrations or authorization are necessary for the sale of a Licensed Product in a particular country, then “Marketing Approval” for such Licensed Product in such country shall be deemed to have occurred on First Commercial Sale of such Licensed Product in such country.

1.85 “Mixed Patent” means any Patent that ***.

1.86 ***

1.87 “Net Receipts” means all amounts actually received by Gilead or its Affiliates from any Generic Licensee or Compulsory Licensee in consideration of the sale of a Licensed Product less any withholding tax or other taxes as may be required under Law and actually paid from such payment due to Gilead; provided, however, that if such Licensed Product is sold as a Combination Product, Net Receipts with respect to the Combination Product shall be calculated in a manner consistent with the last paragraph of Section 1.88.

1.88 “Net Sales” means the gross amounts billed or invoiced by Gilead, its Affiliates or its Sublicensees to Third Parties that are not Sublicensees for the sale or other commercial disposition of Licensed Products, less the following deductions, determined in each case in accordance with the Accounting Standards, and only to the extent attributable to Licensed Products:

(a) trade, quantity and cash discounts allowed and taken;

(b) refunds, chargebacks and any other allowances given and taken which effectively reduce the gross amounts billed or invoiced;

(c) product returns, credits and allowances and bad debt (provided that if any such bad debt is subsequently collected, such collected amounts shall be included in Net Sales in the period in which they are subsequently collected);

(d) rebates, reimbursements, fees, taxes or similar payments to (i) wholesalers and other distributors, pharmacies and other retailers, buying groups (including group purchasing organizations), health care insurance carriers, pharmacy benefit management companies, health maintenance organizations, governmental entities, or other institutions or health care organizations to the extent actually paid or credited; or (ii) patients and other Third Parties arising in connection with any program that provides low income, uninsured or other patients the opportunity to obtain discounted Licensed Products;

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission.

(e) discounts mandated by, or granted to meet the requirements of, applicable state, provincial or federal Law, including required chargebacks and retroactive price reductions;

(f) transportation, freight, postage charges and other charges such as insurance, relating thereto, in each case included as a specific line item on a bill or an invoice to such Third Parties; and

(g) taxes, excises or other governmental charges upon or measured by the production, sale, transportation, delivery or use of goods, in each case included as a specific line item on a bill or an invoice to such Third Parties.

Except as otherwise specified above, any and all set-offs against gross amounts billed or invoiced shall be calculated in accordance with the Accounting Standards. Sales or other commercial dispositions of Licensed Products (1) between Gilead and its Affiliates and/or its Sublicensees (except where such Affiliates or Sublicensees are an end user of the Licensed Product); (2) provided to Third Parties without charge, in connection with research and development, Clinical Trials, compassionate use, humanitarian and charitable donations, or indigent programs or for use, in reasonable and customary quantities, as samples; and (3) provided by Gilead, its Affiliates and/or Sublicensees to government agencies, not-for-profit non-governmental organizations, physicians, pharmacies, other entities, or directly to patients, in each case in the Access Territory on an Affordable Basis, shall in each case, be excluded from the computation of Net Sales, and no payments will be payable on such sales or such other commercial dispositions. For clarity, Net Sales shall exclude Net Receipts and amounts invoiced for Licensed Products by any Generic Licensee or Compulsory Licensee. Notwithstanding anything herein to the contrary, if there are material sales of Licensed Products by Gilead, its Affiliates or Sublicensees to unaffiliated Third Parties at a price in excess of the Affordable Basis in a country or territory in the Access Territory, the Parties shall determine a mechanism to include the amounts invoiced for such sales within Net Sales hereunder.

If a Licensed Product is sold or otherwise commercially disposed of for consideration other than cash or in a transaction that is not at arm’s length between the buyer and the seller, then the gross amount to be included in the calculation of Net Sales shall be the amount that would have been invoiced had the transaction been conducted at arm’s length and for cash. Such amount that would have been invoiced shall be determined, wherever possible, by reference to the average selling price of the relevant Licensed Product in arm’s length transactions in the relevant country.

Notwithstanding the foregoing, to the extent a Licensed Product is sold as a Combination Product, Net Sales with respect to the Combination Product for a particular country shall be calculated by multiplying the actual Net Sales of the Combination Product by the fraction A/(A+B), where A is the total weighted (by sales volume) average Net Sales price of the Licensed Product if sold by Gilead, its Affiliates or Sublicensees separately in a country and B is the total weighted (by sales volume) average Net Sales price of the other active ingredients included in the Combination Product if sold separately in such country. If, on a country-by-country basis, such other active ingredients in the Combination Product are not sold separately in

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission.

such country, but the Licensed Product component of the Combination Product is sold separately in such country, Net Sales for the purpose of determining royalties due hereunder for the Combination Product will be calculated by multiplying the actual Net Sales of such Combination Product by the fraction A/C, where A is the total weighted (by sales volume) average Net Sales price of such Licensed Product component if sold separately, and C is the total weighted (by sales volume) average Net Sales price of the Combination Product. If, on a country-by-country basis, such Licensed Product component is not sold separately in such country, Net Sales for the purposes of determining royalties due hereunder for the Combination Product will be calculated by multiplying the actual Net Sales of such Combination Product by the fraction D/(D+E), where D is the worldwide average Net Sales price of the portion of the Combination Product that contains the Licensed Product, and E is the worldwide average Net Sales price of the portion of the Combination Product containing the other active ingredients included in such Combination Product.

1.89 “Other Claims” means Patent claims other than Platform Claims and Product Claims.

1.90 “Other Patents” means any Gilead Collaboration Patents, MacroGenics Patents or Joint Patents that (in each case) contain only Other Claims.

1.91 “Out-of-Pocket Costs” means, with respect to certain activities hereunder, direct expenses actually paid by a Party or its Affiliates to Third Parties and specifically identifiable and incurred to conduct such activities for a Licensed Product, but excluding (with respect to MacroGenics’ Research activities) any costs included in the FTE Rate.

1.92 “Patent” means (a) all patents and patent applications in any country or supranational jurisdiction, and (b) any substitutions, divisionals, continuations, continuations-in-part, provisional applications, reissues, renewals, registrations, confirmations, re-examinations, extensions, supplementary protection certificates and the like of any such patents or patent applications.

1.93 “Person” means any individual, partnership, joint venture, limited liability company, corporation, firm, trust, association, unincorporated organization, governmental authority or agency, or any other entity not specifically listed herein.

1.94 “Phase 1 Clinical Trial” means a human clinical trial that is intended to initially evaluate the safety and/or pharmacological effect of a product or that would otherwise satisfy the requirements of 21 C.F.R. 312.21(a) or an equivalent clinical trial in a country other than the United States.

1.95 “Phase 2 Clinical Trial” means a human clinical trial for which the primary endpoints include a determination of dose ranges or an indication of efficacy of a product in patients being studied as described in 21 C.F.R. §312.21(b), or an equivalent clinical trial in a country other than the United States.

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission.

1.96 “Phase 3 Clinical Trial” means a human clinical trial that is prospectively designed to demonstrate statistically whether a product is safe and effective for use in humans in the indication being investigated in a manner sufficient to obtain Regulatory Approval to market such product in patients having the disease or condition being studied as described in 21 C.F.R. §312.21(c), or an equivalent clinical trial in a country other than the United States.

1.97 “Phase 4 Study” means (a) a human clinical trial for a Licensed Product for an Indication that is required by a Regulatory Authority as a condition of (but is not completed before) obtaining the initial Regulatory Approval for such Licensed Product for such Indication and (b) any trial, test or study that is required or requested by a Regulatory Authority as a condition of maintaining the initial Regulatory Approval for a Licensed Product for an Indication, excluding any Post Approval Study.

1.98 “PMDA” means the Japanese Pharmaceuticals and Medical Devices Agency or any successor agency thereto.

1.99 “Platform Claims” means Patent claims that Cover ***, but excluding any Product Claims.

1.100 “Platform IP” means (a) Platform Claims and (b) Know-How that relates to the *** (y) relates specifically to ***).

1.101 “Platform Patents” means, subject to Sections 9.3.1(c) and 9.3.2(c), any Gilead Collaboration Patents, MacroGenics Patents or Joint Patents that (in each case) contain at least one Platform Claim but no Product Claims.

1.102 “Post Approval Study” means any human clinical study or other test or study with respect to a Licensed Product for an Indication that is not required in order to obtain or maintain Regulatory Approval for such Licensed Product for such Indication. For clarity, any human clinical study that is intended to expand the product labeling for such Licensed Product shall be deemed not to be a Post Approval Study. Subject to the foregoing, Post Approval Study may include epidemiological studies, modeling and pharmacoeconomic studies, post-marketing surveillance studies, investigator or company sponsored or initiated studies and health economics studies.

1.103 “Preclinical Data Package” means (a) for the *** Licensed Program, a written report containing the information and data set forth in Exhibit D and (b) for each of the *** Licensed Program, the *** Licensed Program and the *** Licensed Program, a written report containing the information and data to be agreed upon by the Parties in accordance with Section 3.2.2(d).

1.104 “Product Claims” means Patent claims that Cover Know-How that (a) relates to aspects of the ***.

1.105 “Product Patents” means, subject to Sections 9.3.1(c) and 9.3.2(c), any Gilead Collaboration Patents, MacroGenics Patents or Joint Patents that (in each case) contain at least one Product Claim but no Platform Claims.

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission.

1.106 “Product Trademarks” means the Gilead Product Trademarks and MacroGenics Product Trademarks.

1.107 “Program DART” means any DART that binds a Program Target.

1.108 “Program Target” means any of the following Target pairs: (a) *** and ***; (b) *** and ***; (c) the *** Targets; or (d) the *** Targets.

1.109 “Reasonable Research Efforts” means, with respect to a Party, such level of efforts required to carry out an obligation in a sustained manner consistent with the efforts normally used by pharmaceutical or biopharmaceutical companies, as applicable, of comparable size and resources to such Party, for a similar activity with respect to the Research of products (a) that are at a similar stage in their Research as the relevant Program DART or Licensed Product; (b) that have scientific attributes similar to those of the relevant Program DART or Licensed Product; and (c) that are solely owned by them or to which they have exclusive rights (but excluding from consideration any financial obligations owed to a Third Party with respect to such rights).

1.110 “Regulatory Approval” means all approvals, licenses or authorizations of any applicable Regulatory Authority necessary for Development and/or Commercialization of a Program DART and/or a Licensed Product for a particular Indication in a country.

1.111 “Regulatory Authority” means the FDA in the United States or any health regulatory authority in another country that is a counterpart to the FDA and holds responsibility for regulating development of and/or granting Regulatory Approval for a Program DART or Licensed Product in such country, including the EMA, and any successor(s) thereto.

1.112 “Regulatory-Based Exclusivity Period” means, with respect to a Licensed Product, that period of time during which Gilead or any of its Affiliates or Sublicensees has been granted the exclusive legal right by a Regulatory Authority either to market and sell a Licensed Product in a country in the Gilead Territory or the exclusive right to use or reference clinical data in relation to a Licensed Product.

1.113 “Regulatory Documentation” means, with respect to the Program DARTs or Licensed Products, all INDs, BLAs, and other regulatory applications submitted to any Regulatory Authority, copies of Regulatory Approvals, regulatory materials, drug dossiers, master files (including Drug Master Files, as defined in 21 C.F.R. §314.420 and any non-United States equivalents), and any other reports, records, regulatory correspondence, meeting minutes, telephone logs, and other materials relating to Regulatory Approval of the Program DARTs or Licensed Products (including any underlying safety and effectiveness data whether or not submitted to any Regulatory Authority), or required to Develop, Manufacture or Commercialize Licensed Products including any information that relates to pharmacology, toxicology, chemistry, manufacturing and controls data, batch records, safety and efficacy, and any safety database required to be maintained for Regulatory Authorities.

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission.

1.114 “Research” means the discovery, identification, research, characterization, modification, derivatization and optimization of pharmaceutical compounds.

1.115 “Research Plan” means a research plan developed by the Parties that sets forth the activities to be undertaken during the Research Term for a specific Research Program and the budget therefor, which research plan may be amended from time to time by the Parties.

1.116 “Research Program” means Research activities conducted by or on behalf of MacroGenics and Gilead during the applicable Research Term in accordance with a Research Plan with respect to Program DARTs for a particular Program Target.

1.117 “Research Term” means the period (a) commencing on (i) with respect to the *** Research Program, the Effective Date, and (ii) with respect to the *** Research Program, the *** Research Program and the *** Research Program, the Clearance Date for the Licensed Program associated with such Research Program; and (b) ending, for any Research Program, on the earlier of (i) delivery of the Preclinical Data Package; or (ii) the *** of the License Grant Date.

1.118 “Right of Reference or Use” means a “Right of Reference or Use” as that term is defined in 21 C.F.R. §314.3(b), and any non-United States equivalents.

1.119 “***” means the Target referred to as *** (including any subtypes, alleles, and splice variants).

1.120 “*** Licensed Product” means any Licensed Product from the *** Licensed Program.

1.121 “*** Licensed Program” means the Licensed Program directed to the *** ***.

1.122 “*** Licensed Territory” means the ***.

1.123 “*** Program DART” means any Program DART from the *** Licensed Program.

1.124 “*** Research Program” means the Research Program directed to the ***.

1.125 “Significant Adverse Effect” means (a) for purposes of Section 5.4, the significant possibility, in the reasonable belief of MacroGenics, that the conduct of the applicable Clinical Trial or other clinical study poses (i) a significantly higher risk of either an adverse effect on *** of the applicable *** Program DART or *** Licensed Product, as compared to ***, for such *** Program DART or *** Licensed Product, or (ii) a significant risk of an adverse effect on the ability of MacroGenics or its Affiliates or Sublicensees to recruit patients for active Clinical Trials conducted, or planned Clinical Trials (for which a protocol has been submitted to and not disapproved by Gilead pursuant to Section 5.5, as of the time of submission to MacroGenics pursuant to Section 5.4 of a protocol for the applicable Clinical Trial or study proposed to be conducted by Gilead or its Affiliates or Sublicensees) to be conducted, by MacroGenics or its Affiliates or Sublicensees in the MacroGenics Territory with respect to such *** Program DART or Licensed Product; and (b) for purposes of Section 5.5, the significant possibility, in the

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission.

reasonable belief of Gilead, that the conduct of the applicable Clinical Trial or other clinical study poses (i) a significantly higher risk of either an adverse effect *** Licensed Product, as compared to ***, for such *** Program DART or *** Licensed Product, or (ii) a significant risk of an adverse effect on the ability of Gilead or its Affiliates or Sublicensees to *** ((A) with respect to planned Clinical Trials to be conducted in the Gilead Territory, that are subject to a protocol that has received internal approval by Gilead, and (B) with respect to planned Clinical Trials to be conducted in the MacroGenics Territory, for which a protocol has been submitted to and not disapproved by MacroGenics pursuant to Section 5.4, as of the time of submission to Gilead pursuant to Section 5.5 of a protocol for the applicable Clinical Trial or study proposed to be conducted by MacroGenics or its Affiliates or Sublicensees) to be conducted, by Gilead or its Affiliates or Sublicensees in the Gilead Territory with respect to such *** Program DART or Licensed Product.

1.126 “Sublicensee” means a Third Party to whom a Party, as permitted under this Agreement, grants a license or sublicense, as the case may be, under the Joint IP, MacroGenics IP or Gilead Collaboration IP to Research, Develop, Manufacture, Commercialize or otherwise use Program DARTs, Diagnostics and/or Licensed Products in the Field or otherwise grants rights to distribute, promote or sell Diagnostics or Licensed Products in the Field; provided, however, that the term “Sublicensee” shall not include (a) any wholesale distributor, Generic Licensee or Compulsory Licensee or (b) any other Third Party who purchases a Diagnostic or Licensed Product and does not have a license or sublicense, as the case may be, under the Joint IP, MacroGenics IP or the Gilead Collaboration IP to Develop or Manufacture such Diagnostic or Licensed Product, other than a limited license or sublicense, as the case may be, as required to enable such Third Party (i) to perform final packaging for such Diagnostic or Licensed Product for local distribution, (ii) to conduct a confirmatory Clinical Trial of such Licensed Product to support a filing for Regulatory Approval of such Licensed Product in such Third Party’s distribution territory or (iii) to prepare and make a filing for a Regulatory Approval of such Licensed Product in such Third Party’s distribution territory.

1.127 “Target” means (a) an antigen composed of a polypeptide, a complex of more than one polypeptide, or a post-translational modification of one or more polypeptides (e.g., glycosylation, phosphorylation, etc.); or (b) a gene encoding an antigen and the products encoded by such gene, including any homologues, variants, alternatively spliced variants, mutants, deletions or fragments or partial sequences of such antigen.

1.128 “Terminated Program” means with respect to any termination of this Agreement pursuant to ARTICLE 13, the Licensed Program(s) (including the associated Research Program(s)) subject to such termination.

1.129 “Territory” means (a) with respect to Gilead, the Gilead Territory; and (b) with respect to MacroGenics, the MacroGenics Territory.

1.130 “Third Party” means any Person other than MacroGenics or Gilead that is not an Affiliate of MacroGenics or of Gilead.

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission.

1.131 “*** Targets” means a combination of two Targets that are nominated by Gilead pursuant to the first sentence of Section 3.2.1(a) and both accepted by MacroGenics pursuant to Section 3.2.1(b).

1.132 “*** Licensed Program” means the Licensed Program directed to the Third DART Targets.

1.133 “*** Licensed Territory” means the entire world.

1.134 “*** Research Program” means the Research Program directed to the Third DART Targets.

1.135 “United States” or “U.S.” means the United States of America and all of its territories and possessions.

1.136 “Valid Claim” means (a) a claim of an issued patent that has not expired or been abandoned, or been revoked, held invalid or unenforceable by a patent office, court or other governmental agency of competent jurisdiction in a final and non-appealable judgment (or judgment from which no appeal was taken within the allowable time period) or (b) a claim within a patent application which application has not been pending for more than *** from the date of its first filing and which claim has not been revoked, cancelled, withdrawn, held invalid or abandoned.

1.137 Additional Definitions. Each of the following definitions is set forth in the section of this Agreement indicated below:

Definition:	Section:
13D Group	14.1.3
Additional Extension	3.3.2	(b)
Alliance Manager	2.1.1
Audited Party	8.10
Auditing Party	8.10
Bankruptcy Code	4.8
Biosimilar Product	8.5.4	(c)
Breaching Party	13.2
***	3.2.3
Co-Chairperson	2.3.3
Commercializing Party	7.1
Competitive Infringement	9.4.2	(a)
Confidential Information	10.1
Court	15.2
Disclosing Party	10.1
Dispute	15.1
Effective Date	Preamble
Existing Confidentiality Agreement	10.4

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission.

Definition:	Section:
FCPA	7.7.2
***	3.2.3
***	3.2.1	(a)
***	3.2.1	(a)
Gilead	Preamble
Gilead Objection	5.5.1	(c)
Gilead Product Trademarks	7.6.1
GLP Toxicology Study	3.3.2	(a)
HSR Filing	3.2.2	(c)
Indemnified Party	12.3
Indemnifying Party	12.3
Initial Extension	3.3.2	(b)
Initial Research Plan	3.2.3
Initiating Party	9.4.3
IPO	14.1
Joint Development Activity	5.3
JRC	2.3.1
License Fee	8.1
Losses	12.1
MacroGenics	Preamble
MacroGenics Objection	5.4.1	(c)
MacroGenics Product Trademarks	7.6.1
Non-Breaching Party	13.2
Notifying Party	6.4.2	(b)
Party or Parties	Preamble
Preclinical Milestone Payment	8.2
Preclinical Milestone Payment Notice	3.3.2	(a)
Receiving Party	10.1
Research Program Initiation Notice	3.2.2	(b)
*** Initial Research Plan	3.2.3
Royalty Term	8.5.2
SDEA Agreement	6.4.1
Standstill Period	14.1
Supplemental Data	3.2.3
***	3.2.3
***	3.2.1	(a)
***	3.2.1	(a)
UKBA	7.7.2

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission.

ARTICLE 2

GOVERNANCE

2.1 Alliance Managers.

2.1.1 As soon as practicable after the Effective Date, each of MacroGenics and Gilead shall assign one (1) of its employees to serve as primary point of contact between the Parties with respect to matters under this Agreement (each an “Alliance Manager”). Either Party may change its Alliance Manager upon written notice to the other Party. The Alliance Managers’ responsibilities shall be limited to: (a) coordinating the activities of the Parties under this Agreement, including facilitating communications between the Parties with respect to the Development, Manufacture and Commercialization of Program DARTs and Licensed Products; (b) serving as an initial point of contact for discussion by the Parties of the Development, Manufacture, and Commercialization of Program DARTS and Licensed Products; (c) directing and overseeing the JRC and any ad hoc committee established by the Parties on all significant issues that fall within the purview of such committees, including (i) subject to Section 3.2.6(c), reviewing and submitting to the Parties for approval any amendments to a Research Plan, and (ii) for any meeting of the JRC, (x) establishing a reasonably detailed agenda, including identification of relevant supporting information and materials to be discussed, for such meeting, subject to the right of any member of the JRC to add additional agenda items at any meeting, and (y) promptly drafting and finalizing minutes of such meeting, for review and approval by the members of the JRC at the following meeting; (d) reviewing and discussing each Party’s plans and related activities with respect to *** Licensed Products in such Party’s Territory, including pre-launch and go-to-market strategies; and (e) attempting to resolve any Disputes in accordance with Section 15.1.

2.1.2 After the License Grant Date for any Licensed Program, and for the duration of the License Term for such Licensed Program, the Alliance Managers shall meet once per Calendar Quarter (or on such other schedule as may be determined by the Alliance Managers) to discuss any issues and concerns arising under the Agreement. The Alliance Managers may attend such meetings in person, by telephone, or by videoconference; provided that the Alliance Managers shall meet in person at least twice per Calendar Year.

2.2 Ad Hoc Committees. By mutual agreement, the Parties may establish and disband ad hoc committees having such responsibilities as may be agreed by the Parties. Each such committee shall consist of the same number of representatives designated by each Party, which number shall be mutually agreed by the Parties. Each Party shall be free to change its representatives on any such committee by written notice to the other Party or to send substitute representatives to any meeting of any such committee. Each Party’s representatives and any substitutes for such representatives on any such committee shall be bound by the obligations of confidentiality set forth in ARTICLE 10. No such committee shall have the authority to bind the Parties hereunder. Except as otherwise agreed by the Parties, each such committee shall report to the Alliance Managers.

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission.

2.3 Joint Research Committee.

2.3.1 Composition. Promptly after the Effective Date, the Parties shall establish a joint research committee (the “JRC”). The JRC shall be comprised of three (3) named representatives of Gilead and three (3) named representatives of MacroGenics (or such other number as the Parties may agree). Each Party may replace one or more of its representatives, in its sole discretion, effective upon written notice to the other Party of such change. These representatives shall have appropriate technical credentials, experience and knowledge, and ongoing familiarity with the Research activities hereunder. Either Party may, from time to time, invite additional representatives or consultants to attend JRC meetings, subject to the written agreement of each such representative or consultant to comply with confidentiality obligations substantially the same as those set forth in ARTICLE 10; provided, however, for avoidance of doubt, that such representatives or consultants shall not have any voting rights on the JRC. Each Party shall be responsible for all of its own expenses incurred in connection with participating in any JRC meetings.

2.3.2 Function and Powers of the JRC. The JRC’s responsibilities shall be limited to matters regarding each Research Program, in each case solely during the Research Term thereof, and shall consist of the following activities: (a) subject to Section 3.2.6(c), proposing any changes or amendments to the Research Plan for the applicable Research Program, for approval by the Parties; (b) reviewing and monitoring progress for all activities performed under the applicable Research Program; and (c) informal resolution of disagreements that may arise in the relation to the Parties’ activities under the applicable Research Program.

2.3.3 Co-Chairpersons. Each Party shall designate one of its members of the JRC as a co-chairperson (each, a “Co-Chairperson”) of such committee. The Co-Chairpersons, in consultation with the Alliance Managers, shall have the following roles and responsibilities: (a) to call meetings, send notice of each such meeting and designate the time, date and place of each such meeting, (b) to convene or poll the members by other permitted means, and (c) to sign and date the final minutes of any meeting of the JRC.

2.3.4 Committee Meetings.

(a) Frequency. For so long as the Research Term for any Research Program remains in effect, the JRC shall hold at least one (1) meeting per Calendar Quarter at such time(s) during such Calendar Quarter as the Co-Chairpersons may determine.

(b) Quorum; Location. Meetings of the JRC shall be effective only if at least one (1) representative of each Party is present or participating. The JRC may meet either (i) in person at either Party’s facilities or at such locations as the Parties may otherwise agree or (ii) by audio or video teleconference.

(c) Cooperation. Each Party shall provide the JRC such information as required under the Research Plan for any Research Program, or as reasonably requested by the other Party and reasonably available, relating to the progress of the goals or performance of activities pursuant to any Research Program.

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission.

2.3.5 Decisions. Actions to be taken by the JRC shall be taken only following a ***, with each Party having ***. Notwithstanding anything to the contrary in this Agreement, Gilead shall have *** on any matter involving ***; provided, however, that Gilead shall not exercise its *** in a manner that would (a) conflict with any provisions of this Agreement; (b) require MacroGenics to perform activities (i) for which Gilead will not reimburse MacroGenics’ costs in accordance with Section 3.2.6; or (ii) which require MacroGenics to use any Know-How, Patents or other technology not contemplated in an Initial Research Plan and that are not (x) developed internally by MacroGenics, (y) licensed by Gilead to MacroGenics pursuant to Section 4.2 or (z) in-licensed or otherwise acquired by MacroGenics pursuant to any MacroGenics Third Party Agreement; or (c) require MacroGenics to perform any act that it reasonably believes to be inconsistent with any Law or any approval, order, policy or guidelines of a Regulatory Authority. Any matter on which the JRC fails to reach unanimous agreement for a period of ***, including any matter subject to ***, shall be referred to the Alliance Managers for attempted resolution pursuant to Section 15.1.

2.4 Authority. The Alliance Managers and the JRC shall have only the powers assigned expressly to each of them in this ARTICLE 2 and elsewhere in this Agreement, and shall not have any power to amend, modify or waive compliance with this Agreement. In furtherance thereof, each Party shall retain the rights, powers and discretion granted to it under this Agreement and no such rights, powers or discretion shall be delegated or vested in the Alliance Managers, JRC or any ad hoc committee appointed hereunder unless such delegation or vesting of rights is expressly provided for in this Agreement or the Parties expressly so agree in writing.

ARTICLE 3

RESEARCH PROGRAMS

3.1 Research Overview. Pursuant to this Agreement and as further provided in this ARTICLE 3, MacroGenics and Gilead shall use Reasonable Research Efforts to conduct the Research activities assigned to such Party in each Research Plan during each Research Term for each Research Program. MacroGenics and Gilead shall conduct each Research Program in a good scientific manner and in accordance with applicable Law, including GLP and GCP. Neither Party warrants that any Research Program shall achieve any of the research objectives contemplated in its Research Plan. At the end of the applicable Research Term, each Party’s obligation to conduct such Research Program shall cease unless the Parties mutually agree to extend its Research Term.

3.2 Conduct of the Research Programs.

3.2.1 Selection of *** Targets.

(a) At any time prior to the date that is *** after the Effective Date (“***Target Nomination Period***, Gilead may notify MacroGenics in writing of its nomination of a combination of *** Targets to serve as the ***Target Nomination Period***, Gilead may notify MacroGenics in writing of its nomination of a combination of *** Targets to serve as the *** Targets (“*** Target Nomination Notice”). For clarity, (1) Gilead may independently

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nominate combinations for each of the *** Targets and the *** Targets, and Gilead’s nomination of a combination for the *** Targets shall not require a nomination for the *** Targets, or vice versa, (2) unless otherwise specified by Gilead in the *** Target Nomination Notice, any nomination made by Gilead during the *** Target Nomination Period prior to MacroGenics’ acceptance of a nomination for the *** Targets shall be deemed to be a nomination for the *** Targets, and (3) any nomination made by Gilead after MacroGenics’ acceptance of a nomination for the *** Targets shall be deemed to be a nomination for the *** Targets.

(b) Within *** days after MacroGenics’ receipt of any *** Target Nomination Notice or *** Target Nomination Notice, MacroGenics shall notify Gilead whether it accepts such nomination and shall provide its reasons in the event it declines such nomination. *** Targets only if the nominated combination:

(i) includes a Target, other than ***, with respect to which MacroGenics has a bona fide Active Research Program;

(ii) is subject to a written obligation under a bona fide collaboration, alliance, license or option agreement entered into by MacroGenics prior to the date of such nomination; or

(iii) is subject to active negotiations in connection with a bona fide written term sheet received, in the *** preceding such notice, from a potential collaborator, alliance partner or licensee contemplating an agreement that would provide for MacroGenics to develop products binding to one of the Targets, other than ***, or grant any license with respect to one of the Targets, other than ***.

In addition to the foregoing conditions upon which MacroGenics may decline a nomination, MacroGenics may (x) decline any nomination for the *** Targets if the nominated combination is not directed to ***, (y) solely if Gilead nominates and MacroGenics accepts pursuant to this Section 3.2.1 a combination for the *** Targets that is not directed to *** (as acknowledged by the Parties pursuant to the second sentence of this Section 3.2.1(b)), decline any nomination for the *** Targets if the nominated combination is not directed to ***, and (z) in its sole discretion, decline *** nomination for the *** Targets notified by Gilead after the first anniversary of the Effective Date.

(c) In the event that MacroGenics declines any nomination for the ***.

3.2.2 Research Program Initiation.

(a) Following the Effective Date, MacroGenics shall begin conducting Research activities for the *** Research Program and such activities shall progress in accordance with the Research Plan for the *** Research Program.

(b) Gilead may provide separate written notices to MacroGenics (i) within *** after the Effective Date, of its desire to initiate Research activities for ***, of its desire to initiate Research activities for the *** as applicable (each a “Research Program

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Initiation Notice”). For clarity, Gilead may independently provide a Research Program Initiation Notice for each of the *** ***, and Gilead’s delivery of a Research Program Initiation Notice for any particular Research Program shall not require the delivery of a Research Program Initiation Notice for any other Research Program.

(c) Together with its delivery of a Research Program Initiation Notice for the *** Licensed Program, the *** Licensed Program or the *** Licensed Program, as the case may be, Gilead shall promptly notify MacroGenics as to whether, as determined by Gilead in good faith, any notifications are required to be filed with the U.S. Federal Trade Commission and/or the U.S. Department of Justice under the HSR Act with respect to the exclusive license grants contemplated hereby relating to such Licensed Program (after giving effect to the delivery of such Research Program Initiation Notice) (“HSR Filing”). In the event that Gilead notifies MacroGenics that an HSR Filing is required, each Party shall (i) as promptly as practicable after the date on which the applicable Research Program Initiation Notice is delivered, file or cause to be filed such HSR Filing with the appropriate agencies and (ii) use reasonable efforts to respond promptly to any requests for additional information made by such agencies and to cause the waiting period (and any extension thereof) under the HSR Act to terminate or expire at the earliest possible date after the date of filing. Gilead shall be responsible for all filing fees and for the costs and expenses of each Party in preparing and conducting the HSR Filing.

(d) Upon the Clearance Date for the *** Licensed Program, the *** Licensed Program or the *** Licensed Program, as the case may be, MacroGenics shall begin conducting Research activities for the Research Program associated with such Licensed Program and such activities shall progress in accordance the Research Plan for such Research Program or, by mutual agreement of the Parties, with the guidance of the JRC to the extent such Research Plan is not yet available. *** ***, the Parties in good faith shall agree upon the information and data to be contained in the Preclinical Data Package for such Licensed Program (which information and data shall be similar to the information and data set forth in Exhibit D).

(e) If Gilead fails to provide a Research Program Initiation Notice within the applicable time period specified in subsection (b) above with respect to any of the *** Research Program, the *** Research Program or the *** Research Program, Gilead shall have no further rights under this Agreement with respect to such Research Program or the corresponding Licensed Program and all rights and licenses hereunder with respect to such Research Program and Licensed Program shall terminate.

3.2.3 Research Plan. The initial Research Plan for the *** Research Program is attached hereto as Exhibit E (the “*** Initial Research Plan”). Within *** after the Clearance Date with respect to the *** Licensed Program, the *** Licensed Program or the *** Licensed Program, as the case may be, the Parties will prepare a draft initial Research Plan for the Research Program associated with such Licensed Program for mutual approval (as applicable, the “*** Initial Research Plan,” “*** Initial Research Plan” and “*** Initial Research Plan,” and each of the *** Initial Research Plan, *** Initial Research Plan, *** Initial Research Plan and *** Initial Research Plan, an “Initial Research Plan”). To the extent that any provision of a Research Plan conflicts or is inconsistent with the provisions of this Agreement, the provisions of this Agreement shall control.

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission.

3.2.4 Supplemental Data. Without limitation of Gilead’s rights under Section 2.3.5 or ARTICLE 5, at any time during the Research Term for a Research Program, the Parties may, through the JRC in accordance with Section 2.3.2, modify the applicable Research Plan to include activities to be conducted by Gilead to generate additional pre-clinical data for such Research Program (the “Supplemental Data”). Gilead shall disclose to MacroGenics all Supplemental Data for the applicable Research Program within *** days after the completion of such activities. MacroGenics shall have the right to use the Supplemental Data in performing its obligations and exercising its rights under this Agreement. The availability and finalization of such Supplemental Data shall not in any way (a) excuse any delay in the delivery of the Preclinical Data Package by MacroGenics to Gilead in accordance with Section 3.3.1 or (b) affect the termination of the applicable Licensed Program under Section 3.3.2(c) in the event Gilead fails to provide notice of its intent to pay the applicable Preclinical Milestone in accordance with Section 3.3.2(a) or extend the Evaluation Period in accordance with Section 3.3.2(b).

3.2.5 Supply; Technology Transfer.

(a) MacroGenics shall use Commercially Reasonable Efforts to supply to Gilead such quantities of GLP-conforming (non-GMP research material) Program DARTs and Licensed Products as provided in the Research Plan for use in any IND-enabling Development activities to be conducted by Gilead hereunder. MacroGenics shall use Commercially Reasonable Efforts to deliver such quantities of Program DARTs and Licensed Products in accordance with the delivery conditions mutually agreed to by the Parties and, promptly following such delivery, shall provide Gilead with an invoice for MacroGenics’ FTE Costs and Out-of-Pocket Costs incurred in connection with such manufacture and supply in accordance with a budget (including a reasonable allocation of any process development costs) to be agreed in advance by the Parties in good faith, along with any supporting documentation requested by Gilead. Gilead shall pay any such invoice within *** days after receipt.

(b) Prior to the initiation of IND-enabling Development activities with respect to any Licensed Product, the Parties shall conduct good faith discussions regarding the possibility of entering into a supply agreement pursuant to which MacroGenics would supply such Licensed Product and the applicable Program DART(s) to Gilead for use in ***.

(c) If the Parties have not entered into a supply agreement with respect to any Licensed Product pursuant to Section 3.2.5(b) within *** days after the initiation of negotiations by either Party (or, if the Parties enter into such a supply agreement, at any time after the expiration or termination of such supply agreement for any reason or, if earlier, reasonably *** in advance of the anticipated commencement of a *** of such Licensed Product), upon written request of Gilead, MacroGenics shall promptly (i) transfer to Gilead all relevant MacroGenics Know-How described in clause (b) of Section 1.70, (ii) disclose to Gilead all other relevant MacroGenics Know-How, and (iii) provide to Gilead all technical assistance, in each case ((i), (ii) and (iii)) as reasonably required for Gilead to Manufacture, itself or through a Third Party, such Licensed Product and the applicable Program DART(s) for use in Gilead’s Development and Commercialization activities hereunder; and from time to time after such initial transfer, as reasonably requested by Gilead *** with respect to any additional relevant

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MacroGenics Know-How, MacroGenics shall transfer, disclose and provide assistance to Gilead with respect to such additional MacroGenics Know-How; provided, however, that in each case Gilead shall reimburse MacroGenics for any Out-of-Pocket Costs incurred by MacroGenics in making such transfer or disclosure or providing such assistance.

(d) At any time after the filing by Gilead or its applicable Affiliate of an IND with respect to a *** Licensed Product, upon written request of MacroGenics, Gilead shall promptly (i) transfer to MacroGenics all relevant Gilead Collaboration Know-How described in clause (b) of Section 1.70, (ii) disclose to MacroGenics all other relevant Gilead Collaboration Know-How, and (iii) provide to MacroGenics all technical assistance, in each case ((i), (ii) and (iii)) as reasonably required for MacroGenics to Manufacture, itself or through a Third Party, such *** Licensed Product and the applicable *** Program DART(s) for use in MacroGenics’ Development and Commercialization activities hereunder; and from time to time after such initial transfer, as reasonably requested by MacroGenics *** with respect to any additional relevant Gilead Collaboration Know-How, Gilead shall transfer, disclose and provide assistance to MacroGenics with respect to such additional Gilead Collaboration Know-How; provided, however, that in each case MacroGenics shall reimburse Gilead for any Out-of-Pocket Costs incurred by Gilead in making such transfer or disclosure or providing such assistance

(e) If Gilead enters into a supply agreement with a Third Party manufacturer to supply any *** Licensed Product, Gilead shall, if requested by MacroGenics, grant such Third Party any consents or approvals necessary to enable such Third Party manufacturer to supply to MacroGenics such *** Licensed Product pursuant to a supply agreement to be entered into by MacroGenics and such Third Party manufacturer.

3.2.6 Expenses; Reimbursement.

(a) Except as otherwise set forth elsewhere in this Agreement, Gilead shall bear its own costs and expenses of conducting its activities in connection with any Research Program and any activities pursuant to Section 3.2.3.

(b) During each Research Term, Gilead shall reimburse MacroGenics for all Out-of-Pocket Costs incurred by MacroGenics in connection with the applicable Research Program, as specifically contemplated in the applicable Research Plan and in accordance with the budget for such expenses set forth in such Research Plan (or by mutual agreement of the Parties, to the extent such Research Plan has not yet been approved). Gilead shall reimburse such Out-of-Pocket Costs within *** days after receipt from MacroGenics of an invoice issued within *** days after the end of each Calendar Quarter.

(c) During each Research Term, Gilead shall reimburse MacroGenics at the FTE Rate for the costs of any FTEs for the applicable Research Program (not to exceed the number of FTEs specified in the applicable Research Plan (or by mutual agreement of the Parties, to the extent such Research Plan has not yet been approved) for any period without Gilead’s consent, not to be unreasonably withheld) to perform the activities allocated to MacroGenics under such Research Plan (or by mutual agreement of the Parties, to the extent such Research Plan has not yet been approved). MacroGenics shall provide to Gilead, within

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*** days after the end of each Calendar Quarter during any Research Term, a report indicating the number of FTEs actually provided by MacroGenics with respect to each Research Program during such Calendar Quarter. MacroGenics shall use standard industry systems and processes to record the number of hours/FTEs actually applied to each Research Program, which systems and process shall be consistently and equitably applied to all MacroGenics research programs with Third Parties. Gilead may, at any time during the applicable Research Term, request that the Parties amend the Research Plan to modify the prescribed activities or to reduce or increase on a Calendar Quarter basis the number of FTEs to be provided by MacroGenics, and the Research Plan shall promptly be amended to account for such change in activities or any such reallocation of Research activities; provided that, on a Research Program-by-Research Program basis, Gilead may not, without the prior written consent of MacroGenics: (i) reduce the number of FTEs for a Calendar Quarter to less than *** FTEs or increase the number of FTEs for a Calendar Quarter to more than *** FTEs; or (ii) change the number of FTEs by more than *** FTEs during any period of *** consecutive Calendar Quarters. Gilead shall reimburse MacroGenics for such FTE costs within *** days after receipt from MacroGenics of an invoice issued within *** days after the end of each Calendar Quarter.

3.2.7 Reports. MacroGenics and Gilead shall provide written progress reports on the status of its Research activities under each Research Plan, including summaries of data generated in the applicable Research Program, at least *** Business Days in advance of each JRC meeting.

3.3 Preclinical Data Package; Evaluation Period.

3.3.1 Delivery of Preclinical Data Package. MacroGenics shall provide Gilead with each Preclinical Data Package within *** days after the data to be contained in such Preclinical Data Package becomes available to MacroGenics.

3.3.2 Preclinical Milestone; Evaluation Period.

(a) If Gilead intends to pay the applicable Preclinical Milestone Payment for a Licensed Program, Gilead shall provide written notice thereof to MacroGenics at any time prior to *** days after the expiration of the Evaluation Period for such Licensed Program (the “Preclinical Milestone Payment Notice”). If Gilead has not previously delivered a Preclinical Milestone Payment Notice for a Licensed Program, Gilead will be deemed to have delivered the Preclinical Milestone Payment Notice for such Licensed Program and the Evaluation Period for such Licensed Program shall be deemed to have expired upon the initiation of any GLP Toxicology Study with respect to any Program DART or Licensed Product from such Licensed Program. For purposes of this Section 3.3.2(a), “GLP Toxicology Study” means a toxicology study that is conducted in compliance with GLP and is required to meet the requirements for filing an IND.

(b) At any time prior to ***days after the expiration of the then-current Evaluation Period for any Licensed Program, Gilead shall have the right, exercisable by written notice to MacroGenics, to extend retroactively such Evaluation Period for a period of ***months from the date such Evaluation Period otherwise would have expired (the “Initial

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Extension”) by paying MacroGenics *** for such Initial Extension; provided that Gilead shall have no right to extend any such Evaluation Period that expired due to the *** with respect to any Program DART or Licensed Product from such Licensed Program. At any time prior to the expiration of the Initial Extension for any Licensed Program, Gilead shall have the right, exercisable by written notice to MacroGenics, to extend the Evaluation Period for such Licensed Program for an additional period of *** months from the date such Evaluation Period otherwise would have expired (the “Additional Extension”) (for a total extension of *** months from the date such Evaluation Period would have expired but for the Initial Extension and the Additional Extension) by paying MacroGenics *** for such Additional Extension. Gilead shall make any payments under this Section 3.3.2(b) within forty-five (45) days after the later of the date Gilead delivers the applicable notice and Gilead’s receipt of the corresponding invoice.

(c) In the event Gilead does not provide to MacroGenics a Preclinical Milestone Payment Notice with respect to any Licensed Program at any time prior to*** days after the expiration of the Evaluation Period for such Licensed Program, then such Licensed Program shall be deemed a Terminated Program and Section 13.7.1 shall apply with respect thereto.

ARTICLE 4

GRANT OF RIGHTS; EXCLUSIVITY

4.1 License Grants to Gilead.

4.1.1***Licensed Program. Subject to the terms of this Agreement, MacroGenics hereby grants Gilead (a) an exclusive, royalty-bearing, non-transferable (except in accordance with Section 15.4) license, with the right to sublicense (subject to Section 4.3), under MacroGenics’ and its Affiliates’ interests in MacroGenics IP and Joint IP, to Research, Develop, Manufacture and Commercialize, in the Field, Program DARTs (other than Diagnostics) and Licensed Products from the ***Licensed Program in the Gilead Territory; and (b) an exclusive, royalty-bearing (to the extent provided in Section 8.5.3), non-transferable (except in accordance with Section 15.4) license, with the right to sublicense (subject to Section 4.3), under MacroGenics’ and its Affiliates’ interests in MacroGenics IP and Joint IP, to Research, Develop, Manufacture and Commercialize, in the Field, Diagnostics for use solely with Program DARTs and Licensed Products from the ***Licensed Program in the Gilead Territory.

4.1.2***Licensed Program. Subject to the terms of this Agreement, effective upon the Clearance Date for the ***Licensed Program, MacroGenics hereby grants Gilead (a) an exclusive, royalty-bearing, non-transferable (except in accordance with Section 15.4) license, with the right to sublicense (subject to Section 4.3), under MacroGenics’ and its Affiliates’ interests in MacroGenics IP and Joint IP, to Research, Develop, Manufacture and Commercialize, Program DARTs (other than Diagnostics) and Licensed Products from the *** Licensed Program in the Gilead Territory in the Field; (b) an exclusive, royalty-bearing (to the extent provided in Section 8.5.3), non-transferable (except in accordance with Section 15.4) license, with the right to sublicense (subject to Section 4.3), under MacroGenics’ and its Affiliates’ interests in MacroGenics IP and Joint IP, to Research, Develop, Manufacture and Commercialize Diagnostics for use solely with Program DARTs and Licensed Products from the

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***Licensed Program in the Gilead Territory in the Field; and (c) subject to Section 5.4, a non-exclusive, royalty-bearing (to the extent provided in Section 8.5), non-transferable (except in accordance with Section 15.4) license, with the right to sublicense (subject to Section 4.3), under MacroGenics’ and its Affiliates’ interests in MacroGenics IP and Joint IP, to Research, Develop and Manufacture ***Program DARTs and ***Licensed Products in the MacroGenics Territory, provided that such ***Program DARTs and ***Licensed Products are Commercialized only in the Gilead Territory and only in the Field.

4.1.3*** Licensed Program. Subject to the terms of this Agreement, effective upon the Clearance Date for the *** Licensed Program, MacroGenics hereby grants Gilead (a) an exclusive, royalty-bearing, non-transferable (except in accordance with Section 15.4) license, with the right to sublicense (subject to Section 4.3), under MacroGenics’ and its Affiliates’ interests in MacroGenics IP and Joint IP, to Research, Develop, Manufacture and Commercialize, Program DARTs (other than Diagnostics) and Licensed Products from the *** Licensed Program in the Gilead Territory in the Field; and (b) an exclusive, royalty-bearing (to the extent provided in Section 8.5.3), non-transferable (except in accordance with Section 15.4) license, with the right to sublicense (subject to Section 4.3), under MacroGenics’ and its Affiliates’ interests in MacroGenics IP and Joint IP, to Research, Develop, Manufacture and Commercialize Diagnostics for use solely with Program DARTs and Licensed Products from the *** Licensed Program in the Gilead Territory in the Field.

4.1.4*** Licensed Program. Subject to the terms of this Agreement, effective upon the Clearance Date for the *** Licensed Program, MacroGenics hereby grants Gilead (a) an exclusive, royalty-bearing, non-transferable (except in accordance with Section 15.4) license, with the right to sublicense (subject to Section 4.3), under MacroGenics’ and its Affiliates’ interests in MacroGenics IP and Joint IP, to Research, Develop, Manufacture and Commercialize, Program DARTs (other than Diagnostics) and Licensed Products from the *** Licensed Program in the Gilead Territory in the Field; and (b) an exclusive, royalty-bearing (to the extent provided in Section 8.5.3), non-transferable (except in accordance with Section 15.4) license, with the right to sublicense (subject to Section 4.3), under MacroGenics’ and its Affiliates’ interests in MacroGenics IP and Joint IP, to Research, Develop, Manufacture and Commercialize Diagnostics for use solely with Program DARTs and Licensed Products from the *** Licensed Program in the Gilead Territory in the Field.

4.2 License Grant to MacroGenics. Subject to the terms of this Agreement, Gilead hereby grants MacroGenics (a) effective upon the Clearance Date for the ***Licensed Program, an exclusive, royalty-free, non-transferable (except in accordance with Section 15.4) license, with the right to sublicense (subject to Section 4.3), under Gilead’s and its Affiliates’ interest in Gilead Collaboration IP and Joint IP, to Research, Develop, Manufacture and Commercialize ***Program DARTs and ***Licensed Products in the MacroGenics Territory in the Field; (b) effective upon the Clearance Date for the ***Licensed Program, an exclusive, royalty-free, non-transferable (except in accordance with Section 15.4) license, with the right to sublicense (subject to Section 4.3), under Gilead’s and its Affiliates’ interest in Gilead Collaboration IP and Joint IP, to Research, Develop, Manufacture and Commercialize Diagnostics for use solely with ***Program DARTs and ***Licensed Products in the MacroGenics Territory in the Field; (c) effective upon the Clearance Date for the ***Licensed Program, subject to Section 5.5, a non-

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted

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exclusive, royalty-free, non-transferable (except in accordance with Section 15.4) license, with the right to sublicense (subject to Section 4.3), under Gilead’s and its Affiliates’ interest in Gilead Collaboration IP and Joint IP, to Research, Develop and Manufacture ***Program DARTs and ***Licensed Products in the Gilead Territory, provided that such ***Program DARTs and ***Licensed Products are Commercialized only in the MacroGenics Territory and only in the Field; and (d) subject to Section 4.9, a non-exclusive, royalty-free, non-transferable (except in accordance with Section 15.4) license, with the right to sublicense (subject to Section 4.3), under Gilead’s and its Affiliates’ interest in Gilead Collaboration IP and Joint IP that are Platform IP, to Research, Develop, Manufacture and Commercialize throughout the world DARTs which are not Program DARTs or Licensed Products.

4.3 Sublicenses. Each Party shall have the right to grant sublicenses within the scope of the licenses under Section 4.1 or 4.2, as applicable, to its Affiliates and to Third Parties that desire to conduct Research, Development, Manufacture and/or Commercialization activities with respect to Program DARTs and Licensed Products; provided, however, that without the prior written consent of MacroGenics, Gilead shall not have the right to sublicense (a) any MacroGenics Know-How to any Generic Licensee; (b) any rights under Patents or Know-How licensed to MacroGenics pursuant to a MacroGenics Third Party Agreement to any Generic Licensee; or (c) any rights under Patents or Know-How licensed to MacroGenics pursuant to a MacroGenics Third Party Agreement that requires MacroGenics (or the applicable Third Party licensor) to consent to any such sublicense; and provided further that any sublicense granted to a Third Party (other than a Generic Licensee or Compulsory Licensee) under this Agreement shall be pursuant to a written agreement that subjects such sublicensee to all relevant restrictions and limitations set forth in this Agreement, including the confidentiality provisions of ARTICLE 10. If either Party grants a sublicense to a Third Party (including to any Generic Licensee) as permitted by this Section 4.3, then such Party shall provide the other Party prompt written notice thereof and shall provide the other Party with an executed copy of any such sublicense (redacted as necessary to protect confidential or commercially sensitive information). Except with respect to any Generic Licensee or Compulsory Licensee or as otherwise agreed by the Parties in writing, each Party shall be jointly and severally responsible with its sublicensees to the other Party for failure by its sublicensees to comply with this Agreement. Each Party shall use commercially reasonable efforts to enforce the terms of any sublicense granted by such Party under this Agreement to any sublicensee other than a Compulsory Licensee to the extent such Party learns, or otherwise knows, that such sublicensee is in breach of any provision of such sublicense in a manner that would reasonably be likely to materially harm the other Party. In the event that a Generic Licensee fails to honor a payment obligation under a sublicense granted under this Agreement (and has not cured such failure within any applicable cure period), at the request of MacroGenics, Gilead shall, at Gilead’s election, either terminate the sublicense or pay MacroGenics the amount that would have been due to MacroGenics under Section 8.5.2 if such Generic Licensee had honored its payment obligation.

4.4 First Right of Negotiation For MacroGenics Territory. If at any time during the Agreement Term MacroGenics desires to enter into a licensing transaction with a Third Party to Commercialize one or more ***Program DART(s) or ***Licensed Product(s) in the Field in the MacroGenics Territory (but excluding any transaction that results in a Change of Control), MacroGenics shall notify Gilead of its intent to enter into such a transaction, identifying the

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applicable ***Program DART(s) or ***Licensed Products(s) that is(are) proposed to be the subject of such transaction. Gilead shall have *** days from receipt of such written notice to notify MacroGenics in writing as to whether Gilead desires to negotiate for such rights, and if Gilead so notifies MacroGenics that it does desire to negotiate for such rights, the Parties shall, for a period of *** days from the date of such notification to MacroGenics, negotiate in good faith the terms of a definitive agreement for such rights; provided, however, that if Gilead and MacroGenics do not enter into a definitive agreement within such *** day period, Gilead’s rights under this Section 4.4 shall terminate and MacroGenics shall be free to enter into any licensing transaction to Commercialize the applicable ***Program DART(s) or ***Licensed Product(s) in the Field in the MacroGenics Territory without further obligation to Gilead under this Section 4.4.

4.5 Subcontracting. Subject to the terms of this Agreement, each Party shall have the right to engage Affiliates or Third Party subcontractors to perform activities ascribed to such Party, under this Agreement. Any Affiliate or subcontractor to be engaged by a Party to perform a Party’s obligations under this Agreement shall meet the qualifications typically required by such Party for the performance of work similar in scope and complexity to the subcontracted activity; provided, however, that any Party engaging an Affiliate or subcontractor hereunder shall remain fully responsible and obligated for such activities. In addition, each Party engaging a subcontractor shall (a) obtain such rights to any Know-How, Patents or other intellectual property rights created, discovered, invented, conceived or reduced to practice by such subcontractor with respect to any Program DART or Licensed Product as may be required for the Parties to exercise their rights and carry out their responsibilities under this Agreement with respect to such Program DART or Licensed Product without infringing the intellectual property rights of such subcontractor and, unless otherwise agreed by the other Party in writing, without incurring any additional costs that would be borne by the other Party, and (b) use Commercially Reasonable Efforts to obtain Control of any Know-How, Patents or other intellectual property rights created, discovered, invented, conceived or reduced to practice by such subcontractor with respect to any Program DART or Licensed Product.

4.6 MacroGenics Third Party Agreements.

4.6.1 In the event that MacroGenics enters into an agreement with a Third Party after the Effective Date that meets the criteria set forth in clause (a) of the definition of MacroGenics Third Party Agreements, then MacroGenics will promptly provide Gilead with notice and a copy of the applicable Third Party agreement. Within *** days following receipt of such notice, Gilead will decide, in its sole discretion, whether or not to accept the applicable Third Party agreement as a MacroGenics Third Party Agreement, and provide MacroGenics written notice of such decision. In the event that Gilead accepts such Third Party agreement as a MacroGenics Third Party Agreement, such agreement will thereafter be included within the definition of MacroGenics Third Party Agreements. In the event that Gilead does not accept such Third Party agreement as a MacroGenics Third Party Agreement, (a) Gilead and its Affiliates shall have no obligations with respect to such Third Party agreement and (b) to the extent there is a conflict between the terms of any such Third Party agreement and the terms of this Agreement, including the rights granted to Gilead hereunder, then as between Gilead and MacroGenics, the terms of this Agreement shall control.

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4.6.2 Gilead covenants to comply with, and to cause its Affiliates and Sublicensees to comply with, any MacroGenics Third Party Agreements, and to take any action or provide any information reasonably requested by MacroGenics to prevent any potential breach of any terms of such MacroGenics Third Party Agreements. To the extent there is a conflict between the terms of any MacroGenics Third Party Agreement and the rights granted to Gilead hereunder, the terms of such MacroGenics Third Party Agreement shall control solely with respect to the Patents and Know-How owned or controlled by such Third Party licensor. MacroGenics shall not terminate or consent to the termination of any MacroGenics Third Party Agreement without Gilead’s prior reasonable consent if such termination would affect any license or other rights of Gilead hereunder; provided, however, that MacroGenics may (a) ***.

4.7 Rights Retained by the Parties. Any rights of MacroGenics or Gilead, as the case may be, not expressly granted to the other Party pursuant to this Agreement shall be retained by such Party. Notwithstanding the exclusive licenses granted to Gilead pursuant to Section 4.1, MacroGenics retains the right to (a) practice the MacroGenics IP and Joint IP to perform (and to sublicense Third Parties to perform) its obligations under this Agreement and in the exercise of its rights under the license grant set forth in Section 4.2(c); and (b) ***. Notwithstanding the exclusive licenses granted to MacroGenics pursuant to Section 4.2, Gilead retains the right to practice the Gilead Collaboration IP and Joint IP in the exercise of its rights under the license grant set forth in Section 4.1.2(c).

4.8 Section 365(n) of the Bankruptcy Code. All rights and licenses granted under or pursuant to any section of this Agreement are and will otherwise be deemed to be for purposes of Section 365(n) of the United States Bankruptcy Code (Title 11, U.S. Code), as amended (the “Bankruptcy Code”), or any analogous provision of applicable Law outside the United States, licenses of rights to “intellectual property” as defined in Section 101(35A) of the Bankruptcy Code, or any analogous provision of applicable Law outside the United States. The Parties will retain and may fully exercise all of their respective rights and elections under the Bankruptcy Code or analogous provisions of applicable Law outside the United States. Each Party agrees that the other Party, as licensee of such rights under this Agreement, will retain and may fully exercise all of its rights and elections under the Bankruptcy Code or any other provisions of applicable Law outside the United States that provide similar protection for “intellectual property.” The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against a Party under the U.S. Bankruptcy Code or analogous provisions of applicable Law outside the United States, the other Party will be entitled to a complete duplicate of (or complete access to, as appropriate) such intellectual property and all embodiments of such intellectual property, which, if not already in such Party’s possession, will be promptly delivered to it upon such Party’s written request thereof. Any agreements supplemental hereto will be deemed to be “agreements supplementary to” this Agreement for purposes of Section 365(n) of the Bankruptcy Code or any analogous provision of applicable Law outside the United States.

4.9 Exclusivity.

4.9.1 During the term of this Agreement, other than with respect to the Research and Development activities pursuant to this Agreement or as permitted under Section 4.7(b), neither MacroGenics nor its Affiliates shall, ***, (a) conduct or assist any Third Party in

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission.

conducting any Research, Development, Manufacture or Commercialization of a Competing Product in the Gilead Territory, (b) *** (c) grant any license or other rights to any Third Party under its interests in the MacroGenics IP or Joint IP to Research, Develop, Manufacture or Commercialize a Competing Product in the Gilead Territory. Notwithstanding the foregoing, MacroGenics shall not be deemed to have breached its obligations under clause (a) of this Section 4.9.1 solely as a result of activities conducted by a Third Party licensee, sublicensee or collaborator of MacroGenics if (x) the conduct of such activities by such Third Party violates the terms of the applicable agreement between MacroGenics and such Third Party and (y) MacroGenics uses reasonable efforts to enforce the terms of such agreement against such Third Party.

4.9.2 Subject to Section 15.4, in the event of an acquisition of MacroGenics or its assets or equity by a Third Party, the prohibitions set forth in Section 4.9.1 shall not apply to the extent a breach of Section 4.9.1 would result from an activity or conduct by such Third Party where such Third Party was engaged in such activity or conduct prior to such acquisition.

ARTICLE 5

DEVELOPMENT

5.1 Overview. Following receipt by MacroGenics of a Preclinical Milestone Payment Notice for any Licensed Program, Gilead will, subject to the terms of this Agreement, be responsible for the Development of Licensed Products from such Licensed Program in the Field for the Gilead Territory. Following receipt by MacroGenics of a Preclinical Milestone Payment Notice for the *** Licensed Program, MacroGenics will, subject to the terms of this Agreement, be responsible for Development of Licensed Products from the *** Licensed Program in the Field for the MacroGenics Territory. While the Parties may choose, at their sole discretion, to work together on particular projects, except as otherwise provided in this Agreement, the Parties will operate independently in their activities for their respective Development of Licensed Products, but will provide access to certain information to each other as expressly described in this Agreement.

5.2 Gilead Diligence Obligations. Gilead shall, at its own expense, use Commercially Reasonable Efforts to Develop and obtain Regulatory Approval for (a) in the *** and (b) in***.

5.3 Joint Development Activities. With respect to the *** Licensed Program, from time to time during the License Term, either Party may submit a proposal to the other Party through the Alliance Managers to jointly conduct Development activities specifically designed for the purpose of facilitating Regulatory Approval of a *** Licensed Product in both the Gilead Territory and the MacroGenics Territory (a “Joint Development Activity”). In the event that the Parties mutually agree to conduct such Joint Development Activity, the Parties will (a) agree in writing to a written work plan and time table for conducting such Joint Development Activity and a mechanism for adopting amendments thereto; (b) agree in writing to governance and management mechanisms for such Joint Development Activity, including coordination of such Joint Development Activity through the Alliance Managers; and (c) negotiate in good faith a budget therefor, a mechanism for adopting amendments thereto, and an equitable allocation of costs between the Parties.

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission.

5.4 Gilead *** Clinical Trials.

5.4.1 In the event that Gilead or one of its Affiliates or Sublicensees desires to conduct, directly or indirectly, any Clinical Trial or other clinical study, including any investigator initiated studies sponsored by Gilead or its Affiliates or Sublicensees, of any ***Program DART or ***Licensed Product in any country in the MacroGenics Territory ***:

(a) MacroGenics shall have the right to review a draft of the protocol of such Clinical Trial or study reasonably in advance of the commencement of such Clinical Trial or study;

(b) MacroGenics shall have the right to provide comments on such draft protocol to Gilead no later than *** weeks after receipt by MacroGenics thereof, and Gilead (or its applicable Affiliate or Sublicensee) shall reasonably consider such comments;

(c) MacroGenics shall have the right to object to such protocol based on a Significant Adverse Effect (a “MacroGenics Objection”), provided that (i) the basis of such MacroGenics Objection is consistently applied by MacroGenics to its and Gilead’s active and completed Clinical Trials or other studies with respect to the ***Licensed Program, (ii) such MacroGenics Objection is made by written notice to Gilead no later than *** weeks after receipt by MacroGenics of the protocol, and such written notice specifically identifies, in reasonable detail, the potential risk such Clinical Trial or study may pose. Gilead may proceed with any such Clinical Trial or study in the event that MacroGenics does not provide written notice of a MacroGenics Objection within such *** week period;

(d) in the event MacroGenics timely and appropriately delivers notice of a MacroGenics Objection to Gilead, (i) the Parties’ respective clinical development teams shall, within *** Business Days following the delivery of such notice, convene for the purpose of discussing in good faith and resolving the MacroGenics Objection, and (ii) (x) if conducting such Clinical Trial or study is reasonably necessary for obtaining or maintaining Marketing Approval for a Licensed Product in the ***, then Gilead or its applicable Affiliate or Sublicensee may conduct (or sponsor, as applicable) such Clinical Trial or study without the approval of MacroGenics, and (y) in all other cases, Gilead or its applicable Affiliate or Sublicensee may not conduct (or sponsor, as applicable) such Clinical Trial or study without the prior written approval of MacroGenics (not to be unreasonably withheld, conditioned or delayed); provided, however, that withholding, conditioning or delaying such approval based on the continued existence of a Significant Adverse Effect shall be deemed not unreasonable; and

(e) in the event any protocol for any Clinical Trial or study previously reviewed by Gilead pursuant to this Section 5.4.1 is materially changed, such Clinical Trial or study under such changed protocol shall again be subject to the provisions of this Section 5.4.1 as if it were a new Clinical Trial or study.

5.4.2 Without the prior written consent of MacroGenics, neither Gilead nor any of its Affiliates or Sublicensees shall conduct, directly or indirectly, any Clinical Trial or other clinical study, including any investigator initiated studies sponsored by Gilead or its Affiliates or Sublicensees, of any ***Program DART or ***Licensed Product in ***.

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission.

5.4.3 In the event that Gilead or one of its Affiliates or Sublicensees desires to conduct, directly or indirectly, any Clinical Trial or other clinical study, including any investigator initiated studies sponsored by Gilead or its Affiliates or Sublicensees, of any ***Program DART or ***Licensed Product in the Gilead Territory, MacroGenics shall have the right to review a draft of the protocol of such Clinical Trial or study reasonably in advance of the commencement of such Clinical Trial or study.

5.5 MacroGenics ***Clinical Trials.

5.5.1 In the event that MacroGenics or one of its Affiliates or Sublicensees desires to conduct, directly or indirectly, any Clinical Trial or other clinical study, including any investigator initiated studies sponsored by MacroGenics or its Affiliates or Sublicensees, of any ***Program DART or ***Licensed Product:

(a) Gilead shall have the right to review a draft of the protocol of such Clinical Trial or study reasonably in advance of the commencement of such Clinical Trial or study;

(b) Gilead shall have the right to provide comments on such draft protocol to MacroGenics no later than *** weeks after receipt by Gilead thereof, and MacroGenics (or its applicable Affiliate or Sublicensee) shall reasonably consider such comments;

(c) Gilead shall have the right to object to such protocol based on a Significant Adverse Effect (a “Gilead Objection”), provided that (i) the basis of such Gilead Objection is consistently applied by Gilead to its and MacroGenics’ active and completed Clinical Trials or other studies with respect to the *** Licensed Program, (ii) such Gilead Objection is made by written notice to MacroGenics no later than *** weeks after receipt by Gilead of the protocol, and such written notice specifically identifies, in reasonable detail, the potential risk such Clinical Trial or study may pose. MacroGenics may proceed with any such Clinical Trial or study in the event that Gilead does not provide written notice of a Gilead Objection within such *** week period; and

(d) in the event Gilead timely and appropriately delivers notice of a Gilead Objection to MacroGenics, (i) the Parties’ respective clinical development teams shall, within *** Business Days following the delivery of such notice, convene for the purpose of discussing in good faith and resolving the Gilead Objection, and (ii) without the prior written approval of Gilead (not to be unreasonably withheld, conditioned or delayed; provided, however, that withholding, conditioning or delaying such approval based on the continued existence of a Significant Adverse Effect shall be deemed not unreasonable), MacroGenics or its applicable Affiliate or Sublicensee shall not conduct (or sponsor, as applicable) such Clinical Trial or study.

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission.

5.5.2 In the event any protocol for any Clinical Trial or study previously reviewed by Gilead pursuant to Section 5.5.1 is ***, such Clinical Trial or study under such changed protocol shall again be subject to the provisions of Section 5.5.1 as if it were a new Clinical Trial or study.

5.6 Development Costs.

5.6.1 Gilead Territory Development Activities. Except as specifically provided in Section 5.3, Gilead shall be responsible for *** of all Development costs incurred by Gilead and its Affiliates with respect to any Development activities that are conducted with respect to Program DARTs or Licensed Products in the Field in the Gilead Territory or, as permitted under this Agreement, in the MacroGenics Territory.

5.6.2 MacroGenics Territory Development Activities. Except as specifically provided in Section 5.3 or the Research Plan for the ***Research Program, MacroGenics shall be responsible for *** of all Development costs incurred by MacroGenics and its Affiliates with respect to any Development activities that are conducted with respect to Program DARTs and Licensed Products from the ***Licensed Program in the Field in the MacroGenics Territory or, as permitted under this Agreement, in the Gilead Territory.

5.7 Reports; Exchange of Data.

5.7.1 For each Licensed Program, from Gilead’s delivery of a Preclinical Milestone Payment Notice for such Licensed Program until the receipt of Marketing Approval for a Licensed Product from such Licensed Program, Gilead shall, by January 31st of each Calendar Year, provide a report on Gilead’s Research and Development activities for such Licensed Program. The report shall describe, among other matters: (a) material activities completed since the last report including the object and parameters of the Development, when initiated, when completed and a summary of all material results; (b) material activities currently under investigation; (c) material activities planned to be undertaken before the next report including the type and object of any Clinical Trials to be conducted and their projected starting and completion dates; and (d) material changes in Gilead’s Development and Commercialization plans. In addition, Gilead shall reasonably respond to reasonable requests by MacroGenics for information regarding Gilead’s Research and Development activities for such Licensed Program. All reports and information provided to MacroGenics by Gilead pursuant to this Section 5.7.1 shall be deemed the Confidential Information of Gilead and subject to the confidentiality and non-use obligations set forth in ARTICLE 10.

5.7.2 Without limitation of Section 5.5, from Gilead’s delivery of a Preclinical Milestone Payment Notice for the ***Licensed Program until the receipt of Marketing Approval for a Licensed Product from the ***Licensed Program, MacroGenics shall, by January 31st of each Calendar Year, provide a report on MacroGenics’ Research and Development activities for the ***Licensed Program. The report shall describe, among other matters: (a) material activities completed since the last report including the object and parameters of the Development, when initiated, when completed and a summary of all material results; (b) material activities currently under investigation; (c) material activities planned to be undertaken before the next report

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission.

including the type and object of any contemplated Clinical Trials and their projected starting and completion dates; and (d) material changes in MacroGenics’ Development and Commercialization plans. In addition, MacroGenics shall reasonably respond to reasonable requests by Gilead for information regarding MacroGenics’ Research and Development activities for the ***Licensed Program. All reports and information provided to Gilead by MacroGenics pursuant to this Section 5.7.2 shall be deemed the Confidential Information of MacroGenics and subject to the confidentiality and non-use obligations set forth in ARTICLE 10.

5.7.3 Exchange of Data. Promptly after MacroGenics’ receipt of a Preclinical Milestone Payment Notice with respect to any Licensed Program, and from time to time thereafter during the applicable License Term, in each case in a manner and following a reasonable schedule to be established by the Alliance Managers:

(a) MacroGenics shall (i) transfer to Gilead all MacroGenics Know-How described in clause (b) of Section 1.70, and (ii) disclose to Gilead all other MacroGenics Know-How, in each case ((i) and (ii)) related to Program DARTs and Licensed Products from such Licensed Program, created by or on behalf of MacroGenics and not already transferred or disclosed to Gilead. Such transfer and disclosure shall include copies of relevant material, information, reports and data, including pre-clinical data, clinical data, and any data that has been provided to Regulatory Authorities for the purpose of obtaining Regulatory Approval.

(b) If such Preclinical Milestone Payment Notice was delivered with respect to the ***Licensed Program, Gilead shall (i) transfer to MacroGenics all Gilead Collaboration Know-How described in clause (b) of Section 1.70, and (ii) disclose to MacroGenics all other Gilead Collaboration Know-How, in each case ((i) and (ii)) related to ***Program DARTs and ***Licensed Products, created by or on behalf of Gilead and not already transferred or disclosed to MacroGenics. Such transfer and disclosure shall include copies of relevant material, information, reports and data, including pre-clinical data, clinical data, and any data that has been provided to Regulatory Authorities for the purpose of obtaining Regulatory Approval.

5.7.4 Use. All preclinical, non-clinical, analytical, manufacturing, and clinical data and associated reports disclosed by one Party to the other under this Agreement may be used by the receiving Party subject to the terms of this Agreement solely for the purpose of exercising its rights and performing its obligations under this Agreement. Subject to ARTICLE 10, each Party shall have the right to share any and all such data and other regulatory materials received from the other Party with its Affiliates and Sublicensees and subcontractors solely for the purpose of exercising such Party’s rights and performing its obligations under this Agreement.

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission.

ARTICLE 6

REGULATORY MATTERS

The provisions of this ARTICLE 6 shall apply during each License Term.

6.1 Gilead Regulatory Responsibility.

6.1.1 Following receipt by MacroGenics of a Preclinical Milestone Payment Notice, Gilead shall (a) own and be responsible for preparing, filing and maintaining all Regulatory Documentation and Regulatory Approvals that are required for the Development, Manufacture and Commercialization of the Program DARTs or Licensed Products from the applicable Licensed Program in the Field in the Gilead Territory for such Licensed Program, (b) otherwise be responsible for and have sole authority as to all interactions with Regulatory Authorities in the Gilead Territory for such Licensed Program with respect to such Licensed Program, and (c) comply with all applicable Laws in the Gilead Territory for such Licensed Program, including FDA regulations, local regulations and ICH guidelines, with respect to such Licensed Program.

6.1.2 Gilead hereby grants to MacroGenics a Right of Reference or Use to any Regulatory Documentation in the *** Licensed Territory Controlled by Gilead for use by MacroGenics in the MacroGenics Territory, and agrees to sign, and cause its Affiliates to sign, from time to time, promptly upon request, any instruments reasonably requested by MacroGenics in order to further effect such grant. Gilead shall permit any relevant Regulatory Authority to inspect any such Regulatory Documentation. Gilead shall also permit MacroGenics, upon reasonable notice, during regular business hours, to inspect any such Regulatory Documentation; provided, however, that such inspections be limited in frequency to once per Calendar Year unless extraordinary circumstances (as reasonably agreed by the Parties) require more frequent inspections.

6.2 MacroGenics Regulatory Responsibility.

6.2.1 During the ***License Term MacroGenics shall (a) own and be responsible for preparing, filing and maintaining all Regulatory Documentation and Regulatory Approvals that are required for the Development, Manufacture and Commercialization of ***Program DARTs or ***Licensed Products in the Field in the MacroGenics Territory, (b) otherwise be responsible for and have sole authority as to all interactions with Regulatory Authorities in the MacroGenics Territory with respect to the ***Licensed Program, and (c) comply with all applicable Laws in the MacroGenics Territory, including FDA regulations, local regulations and ICH guidelines, with respect to the ***Licensed Program.

6.2.2 MacroGenics hereby grants to Gilead a Right of Reference or Use to any Regulatory Documentation in the MacroGenics Territory Controlled by MacroGenics for use by Gilead in the Gilead Territory, and agrees to sign, and cause its Affiliates to sign, from time to time, promptly upon request, any instruments reasonably requested by Gilead in order to further effect such grant. MacroGenics shall permit any relevant Regulatory Authority to inspect any such Regulatory Documentation. MacroGenics shall also permit Gilead, upon reasonable notice,

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission.

during regular business hours, to inspect any such Regulatory Documentation; provided, however, that such inspections be limited in frequency to once per Calendar Year unless extraordinary circumstances (as reasonably agreed by the Parties) require more frequent inspections.

6.3 Communications with Regulatory Authorities.

6.3.1 Gilead shall be responsible for all submissions to, and communications and interactions with, Regulatory Authorities in the Gilead Territory for any Licensed Program with respect to Program DARTs and Licensed Products from such Licensed Program, and MacroGenics shall be responsible for all submissions to, and communications and interactions with, Regulatory Authorities in the MacroGenics Territory with respect to *** Program DARTs and *** Licensed Products. In connection therewith:

(a) Gilead shall keep MacroGenics reasonably informed regarding Gilead’s (or its Affiliate’s or Sublicensee’s) regulatory strategy, planned regulatory submissions and communications with the Regulatory Authorities in the *** Licensed Territory with respect to *** Program DARTs and *** Licensed Products, including any significant changes to such strategy, submissions or communications. Gilead shall provide MacroGenics with copies of key portions of regulatory submissions to, and key communications with, the FDA and Regulatory Authorities in the EU relating to the *** Program DARTs and *** Licensed Products in the *** Licensed Territory.

(b) MacroGenics shall keep Gilead reasonably informed regarding MacroGenics’ (or its Affiliate’s or Sublicensee’s) regulatory strategy, planned regulatory submissions and communications with the Regulatory Authorities in the MacroGenics Territory with respect to Program DARTs and Licensed Products from the *** Licensed Program, including any significant changes to such strategy, submissions or communications. MacroGenics shall provide Gilead with copies of key portions of regulatory submissions to, and key communications with, the PMDA relating to the *** Program DARTs and *** Licensed Products in the MacroGenics Territory.

6.4 Pharmacovigilance and Safety Data Reporting for the *** Licensed Program.

6.4.1 Pharmacovigilance. Commencing at least thirty (30) days prior to the projected date for Gilead’s commencement of the first Phase 1 Clinical Trial for a *** Licensed Product, if MacroGenics is then actively Developing a *** Licensed Product, the Parties shall negotiate in good faith, with respect to *** Licensed Products, a safety data exchange agreement, governing the collection, investigation, reporting, and exchange of information concerning adverse drug reactions/experience, *** Licensed Product quality and *** Licensed Product complaints, sufficient to permit each Party to comply with its legal obligations (the “SDEA Agreement”). The SDEA Agreement shall provide that Gilead will establish and maintain the global safety database for each *** Licensed Product. The SDEA Agreement will be promptly updated if required by changes in legal requirements. The Parties may mutually agree to terminate the SDEA Agreement at any time if a Party determines to permanently cease conducting Development and Commercialization activities with respect to *** Licensed Products.

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission.

6.4.2 Safety Data Reporting.

(a) Each Party shall keep the other Party informed about any adverse drug reactions/experiences (as defined in the SDEA Agreement) of which such Party becomes aware or is informed about regarding the use of a ***Licensed Product in the MacroGenics Territory or the ***Licensed Territory. As between the Parties, Gilead shall be responsible for reporting all such adverse drug reactions/experiences to the appropriate Regulatory Authorities in countries in the ***Licensed Territory, and MacroGenics shall be responsible for reporting all such adverse drug reactions/experiences to the appropriate Regulatory Authorities in the MacroGenics Territory for the ***Licensed Program, in each case in accordance with the appropriate Laws of the relevant countries and authorities. Gilead shall ensure that its Affiliates and Sublicensees comply with such reporting obligations in the ***Licensed Territory and MacroGenics shall ensure that its Affiliates and sublicensees (other than Gilead and its Sublicensees) comply with such reporting obligations in the MacroGenics Territory. These reporting obligations shall apply to other adverse events with respect to ***Licensed Products as described in the SDEA Agreement, including adverse events occurring from product overdose or from product withdrawal, as well as any toxicity, sensitivity, failure of expected pharmacological action, or laboratory abnormality which is, or is thought by the reporter, to be serious or associated with relevant clinical signs or symptoms.

(b) For the ***Licensed Program, during the negotiation of the SDEA Agreement, each Party will designate a pharmacovigilance liaison to be responsible for communicating with the other Party regarding the reporting of adverse drug reactions/experiences. Each Party (the “Notifying Party”) shall notify the other Party in writing of all information coming to the Notifying Party’s attention, regardless of the origin of such information, and including such information coming to its attention through clinical and non-clinical sources (including journal publications and other media), regarding adverse drug reactions/experiences associated with a ***Licensed Product, whether in the ***Licensed Territory or in the MacroGenics Territory.

ARTICLE 7

COMMERCIALIZATION

The provisions of this ARTICLE 7 shall apply during each License Term.

7.1 Overview. Gilead shall have sole control and responsibility for the Commercialization of Licensed Products in the Field in the Gilead Territory and shall bear all costs and expenses associated therewith. MacroGenics shall have sole control and responsibility for the Commercialization of *** Licensed Products in the MacroGenics Territory and shall bear all costs and expenses associated therewith. The Party with responsibility for Commercialization of a Licensed Product in a Territory shall be referred to as the “Commercializing Party” for such Territory.

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission.

7.2 Gilead Obligations. Following receipt of the applicable Marketing Approval with respect to each Licensed Product, Gilead shall, at its own expense, use Commercially Reasonable Efforts to Commercialize such Licensed Product in the ***.

7.3 Sales and Distribution. It is understood that as between the Parties, the Commercializing Party shall be solely responsible for handling all returns, order processing, invoicing and collection, distribution, and receivables for Licensed Products in the applicable Territory.

7.4 Ex-Territory Sales. Subject to applicable Law, the Commercializing Party shall not engage in any advertising or promotional activities relating to Licensed Product directed primarily to customers or other buyers or users of Licensed Product located outside its Territory, or accept orders for Licensed Products from or sell Licensed Products into the other Party’s Territory, whether for its own account or for the other Party’s account. If the Commercializing Party receives any order for Licensed Products in the other Party’s Territory, it shall refer such orders to the other Party for acceptance or rejection.

7.5 Commercialization Plan. For each Licensed Product, Gilead shall deliver an initial Commercialization plan to MacroGenics no later than *** prior to the anticipated date of the First Commercial Sale of such Licensed Product in the Gilead Territory . For each *** Licensed Product, MacroGenics shall deliver an initial Commercialization plan to Gilead no later than *** prior to the anticipated date of the First Commercial Sale of such Licensed Product in the MacroGenics Territory.

7.6 Trademarks.

7.6.1 Ownership of Trademarks. Subject to Section 7.6.2, Gilead and its Affiliates shall select the trademarks under which they will market Licensed Products (“Gilead Product Trademark”), which trademarks shall not contain the word “MacroGenics”. Gilead and its Affiliates shall own such Gilead Product Trademarks worldwide. Subject to Section 7.6.2, MacroGenics and its Affiliates shall select the trademarks under which they propose to market *** Licensed Products in the MacroGenics Territory (“MacroGenics Product Trademark”), which trademarks shall not contain the word “Gilead”, and shall notify Gilead thereof and provide Gilead with a reasonable opportunity to comment thereon prior to commencing any registration or use thereof. MacroGenics and its Affiliates shall own such MacroGenics Product Trademarks worldwide.

7.6.2 Selection and Use of Trademarks. MacroGenics shall not, and shall not permit its Affiliates or Sublicensees, to select or use as a MacroGenics Product Trademark any trademark that is identical to or likely to cause confusion with the GILEAD trademark or any trademark for any pharmaceutical product of Gilead or any of its Affiliates. Gilead shall not, and shall not permit its Affiliates or Sublicensees, to select or use as a Gilead Product Trademark any Trademark that is identical to or likely to cause confusion with the MACROGENICS trademark or any trademark for any pharmaceutical product of MacroGenics or any of its Affiliates.

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission.

7.6.3 Future License. To the extent that either Party desires to utilize the other Party’s Product Trademark to Commercialize *** Licensed Products in its Territory for the *** Licensed Program, then Gilead and MacroGenics shall enter into good faith discussions regarding a separate trademark license agreement containing commercially reasonable and customary terms pursuant to which the Party that owns such Product Trademark would grant the other Party an exclusive license to use the applicable Product Trademark(s) to Commercialize *** Licensed Products in such other Party’s Territory; provided, that neither Party shall have any obligation to enter into any such trademark license agreement.

7.7 Standards of Conduct.

7.7.1 Each Party shall in all respects comply with all applicable Laws and applicable guidelines concerning the advertising, sales and marketing of prescription drug products in Commercializing Licensed Products under this Agreement, including any applicable anti-bribery laws, including those described in Section 7.7.2.

7.7.2 Without limiting Section 7.7.1, in connection with any activities under this Agreement, neither Party shall give, offer, promise, or authorize any payment, benefit, or gift of money or anything else of value, directly or indirectly, to (a) any Government or Public Official; (b) any political party, party official or candidate for public or political office; (c) any Person while knowing or having reason to know that all or a portion of the value will be given, offered or promised, directly or indirectly, to anyone described in terms (a) or (b) above; or (d) any owner, director, employee, representative or agent of any actual or potential customer of the Parties, in each case ((a) through (d)) for purposes of influencing any act or decision of such individual in his official capacity, inducing such individual to do or omit to do any act in violation of the individual’s duty, inducing the individual to use the individual’s official influence with a government to affect or influence an act or decision of the government, or to secure any improper advantage in order to assist in obtaining or retaining business, or where such payment, benefit or gift would constitute a violation of any Law, including the Foreign Corrupt Practices Act of 1977 (the “FCPA”), the United Kingdom Bribery Act (the “UKBA”) or any Law enacted pursuant to the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions Convention. If, at any time during the term of this Agreement, either Party breaches its obligations under Section 7.7.1 or this Section 7.7.2, such Party shall immediately notify the other Party.

7.7.3 During the term of this Agreement, each Party shall maintain true and accurate records: (a) documenting its interactions with any government or Government or Public Official relating to its activities in connection with this Agreement; (ii) payments made by it to any Government or Public Official; and (iii) political contributions. In the event of a claim or investigation, or an official request for a Party to cooperate with respect to any such claim or investigation, by a Regulatory Authority or other legal authority having jurisdiction over either Party of an alleged violation of the FCPA, UKBA or any analogous Law in any other jurisdiction arising from any activities conducted by the other Party in connection with this Agreement, such other Party shall provide such Regulatory Authority or other legal authority having jurisdiction over the Party with access to such other Party’s facilities, records (financial and otherwise) and supporting documentation, as reasonably requested by the Party or its agents in order to cooperate in connection with such claim or investigation.

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission.

ARTICLE 8

PAYMENTS

8.1 License Fees. Gilead shall pay MacroGenics a non-refundable, non-creditable payment of Seven Million Five Hundred Thousand Dollars ($7,500,000) for each Licensed Program within *** after (a) with respect to the ***Licensed Program, the later of the Effective Date and Gilead’s receipt of the corresponding invoice; and (b) with respect to the ***Licensed Program, the *** Licensed Program and the *** Licensed Program, the later of the Clearance Date for such Licensed Program and the date of Gilead’s receipt of the corresponding invoice. Each such payment is referred to as a “License Fee”, and the maximum amount of License Fees payable hereunder shall be Thirty Million Dollars ($30,000,000).

8.2 Preclinical Milestone Payments. Within *** after Gilead delivers to MacroGenics a Preclinical Milestone Payment Notice with respect to any Licensed Program, Gilead shall pay MacroGenics a non-refundable, non-creditable payment (the “Preclinical Milestone Payment”) of:

(a) ***, Twenty Five Million Dollars ($25,000,000);

(b) ***, Twenty Million Dollars ($20,000,000);

(c) ***, Twenty Million Dollars ($20,000,000); and

(d) ***, Twenty Million Dollars ($20,000,000).

8.3 Development and Regulatory Milestones.

8.3.1 Development and Regulatory Milestones. During the License Term for each Licensed Program, for each milestone set forth in this Section 8.3.1 achieved by Gilead or its Affiliates or Sublicensees with respect to such Licensed Program, Gilead shall pay the corresponding non-refundable, non-creditable amount indicated for that milestone for the first instance of its achievement:

Milestone Event	Column I	Column II
	Payment for First Licensed Product	Payment for First Subsequent Licensed Product*
(a) ***	***	***

(b) ***	***	***

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission.

Milestone Event	Column I	Column II
	Payment for First Licensed Product	Payment for First Subsequent Licensed Product*

(c) ***	***	***

(d) ***	***	***

(e) ***	***	***

(f) ***	***	***

(g) ***	***	***

(h) ***	***	***

(i) ***	***	***

(j) ***	***	***

(k) ***	***	***

*	For purposes of clarity, a Licensed Product that contains a Program DART other than the Program DART contained in the first Licensed Product with respect to which a milestone payment set forth in Section 8.3.1 has been paid shall be deemed a subsequent Licensed Product.

In no event shall the total of the amounts paid under Column I of this Section 8.3.1 exceed (i) ***.

In no event shall the total of the amounts paid under Column II of this Section 8.3.1 exceed (i) ***

8.3.2 Milestone Payments. Gilead shall make the milestone payments required by Section 8.3.1 in accordance with Section 8.3.4. If, with respect to any Program DART or Licensed Product, (i) an event described in clause (b) or (c) of Section 8.3.1 occurs before or concurrently with another event described in a preceding clause of Section 8.3.1; (ii) an event described in clause (d), (e) or (f) of Section 8.3.1 occurs before or concurrently with an event described in clause (a), (b) or (c) of Section 8.3.1; (iii) an event described in clause (g) of Section 8.3.1 occurs before or concurrently with an event described in clause (a), (b), (c) or (d) of Section 8.3.1; (iv) an event described in clause (i) of Section 8.3.1 occurs before or concurrently with an event described in clause (a), (b), (c) or (e) of Section 8.3.1; or (v) an event described in clause (k) of Section 8.3.1 occurs before or concurrently with an event described in clause (a), (b), (c) or (f) of Section 8.3.1, then in each case ((i) through (v)) Gilead shall pay any unpaid milestone payment(s) described in such earlier clause(s) (under Column I or Column II, as applicable) when the milestone payment described in such later clause(s) is paid.

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission.

8.3.3 Replacement Products. If Development of the first Program DART or Licensed Product from a Licensed Program has been discontinued, then the achievement by a subsequent Program DART or Licensed Product from such Licensed Program of a milestone event not achieved by such substituted or discontinued first Licensed Product shall be deemed to be achievement of the corresponding milestone event under Section 8.3.1 by the first Licensed Product entitling MacroGenics to the corresponding milestone payment under Section 8.3.1 Column I. By way of example, if a first and second Licensed Product from a given Licensed Program have been Developed concurrently and the Development of such first Licensed Product is discontinued, such second Licensed Product shall be eligible for any milestone events under Section 8.3.1 Column I not previously achieved by such first Licensed Product and, conversely, any milestone events under Section 8.3.1 Column I achieved by such first Licensed Product shall not be payable with respect to such second Licensed Product. Further, any third Licensed Product from such Licensed Program that contains a Program DART other than the Program DART contained in the second Licensed Product shall be eligible for any milestone events under Section 8.3.1 Column II not previously achieved by such second Licensed Product.

8.3.4 Notification; Payment. Gilead shall promptly notify MacroGenics in writing of the first achievement of each of the milestones under this Section 8.3 and the corresponding milestone payment shall be due within *** after receipt of the corresponding invoice from MacroGenics.

8.4 Sales Milestones.

8.4.1 Sales Milestone Payments. During the License Term for each Licensed Program, Gilead shall make the non-refundable, non-creditable payments to MacroGenics set forth below upon the earliest achievement of each of the corresponding milestone events by the first Licensed Product from such Licensed Program to achieve such milestone:

Milestone Event	Payment

(a) First occurrence of Annual Net Sales of a Licensed Product greater than *** Dollars (***) in a Calendar Year	***

(b) First occurrence of Annual Net Sales of a Licensed Product greater than *** Dollars (***) in a Calendar Year	***

(c) First occurrence of Annual Net Sales of a Licensed Product greater than *** Dollars (***) in a Calendar Year	***

(d) First occurrence of Annual Net Sales of a Licensed Product greater than *** Dollars (***) in a Calendar Year	***

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission.

8.4.2 Payment of Sales Milestones. Gilead shall make the milestone payments required by Section 8.4.1 in accordance with Section 8.7. If an event described in a clause in Section 8.4.1 occurs during the same Calendar Quarter as another event described in a preceding clause in Section 8.4.1, Gilead shall also pay the milestone payment described in such earlier clause when the milestone payment described in such later clause is paid. By way of example, if, during any Calendar Quarter, Annual Net Sales for a Licensed Product from a given Licensed Program first exceed the thresholds set forth in Sections 8.4.1(a) and (b), Gilead shall pay MacroGenics the milestone payments set forth in both Sections 8.4.1(a) and (b).

8.5 Royalties.

8.5.1 Annual Net Sales. Subject to Section 8.5.4(c), for each Licensed Product in each Calendar Year during the Royalty Term, Gilead shall pay MacroGenics royalties on Annual Net Sales of such Licensed Product in the Gilead Territory in such Calendar Year at the following rates:

Annual Net Sales Threshold	Royalty Rate

(a) On the first *** Dollars (***) in Annual Net Sales of such Licensed Product in such Calendar Year	***

(b) On that portion of Annual Net Sales of such Licensed Product in such Calendar Year greater than *** Dollars (***) but less than or equal to *** (***)	***

(c) On that portion of Annual Net Sales of such Licensed Product in such Calendar Year greater than *** Dollars (***)	***

8.5.2 Net Receipts. Gilead shall pay MacroGenics twenty percent (20%) of all Net Receipts in accordance with Section 8.7.

8.5.3 Diagnostics. If (a) Gilead or any of its Affiliates or Sublicensees Commercializes in any country a Diagnostic and (b) Gilead or its Affiliates receive sales, royalty revenues or other consideration from such Commercialization, the Parties shall negotiate in good faith a reasonable royalty to be paid by Gilead to MacroGenics with respect to such revenues, taking into consideration Gilead’s profit component, which royalty shall be consistent with industry standards for diagnostics but in any case shall not exceed the rates set forth in Section 8.5.1. Notwithstanding anything in this Agreement to the contrary, if the Parties are unable to agree upon the royalty rate after exhausting the procedures set forth in Section 15.1, ***.

8.5.4 Royalty Term.

(a) Gilead’s royalty obligations to MacroGenics under this Section 8.5 with respect to any Licensed Product in any country shall commence upon the First Commercial Sale of such Licensed Product in such country and expire on a country-by-country basis on the later of: (i) the expiration of the last to expire Valid Claim within the MacroGenics Patents and/or Joint Patents that Cover such Licensed Product in such country; (ii) the twelfth (12th) anniversary of the date of the First Commercial Sale of such Licensed Product in such country; and (iii) the expiration of the last-to-expire applicable Regulatory-Based Exclusivity Period for such Licensed Product in such country (the “Royalty Term”). For avoidance of doubt, all Regulatory-Based Exclusivity Periods for a Licensed Product in a country shall be deemed to have expired upon the launch in such country of a Biosimilar Product.

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission.

(b) Royalties shall be payable only once with respect to the same unit of Licensed Product. On a Licensed Product-by-Licensed Product and country-by-country basis, upon expiration of the Royalty Term for a Licensed Product in a country in the Gilead Territory, Gilead’s licenses and rights hereunder with respect to such Licensed Product in such country shall continue in effect, but become fully paid-up, royalty-free, transferable (to the extent not transferrable previously), perpetual and irrevocable.

(c) For any Calendar Quarter of the Royalty Term during which a Licensed Product is sold in a country in which one (1) or more Third Parties sell in such country one or more Biosimilar Products, and such Biosimilar Products, collectively, have a *** or more market share of the aggregate market share of such Licensed Product and such Biosimilar Products (based on data provided by IMS Health Incorporated, Fairfield, Connecticut) as measured on a units sold basis, or if such data is not available, the Parties shall agree upon a methodology for estimating the percentage of unit sales based market share of such Biosimilar Products in such country), then, Gilead’s royalty obligations with respect to sales of such Licensed Product in such country during such Calendar Quarter shall be reduced by *** of the applicable rate set forth in Section 8.5.1. The Parties shall mutually agree in good faith on an appropriate method of calculating the royalties payable by Gilead pursuant to this Section 8.5 in the event such circumstances arise. “Biosimilar Product” means, with respect to a Licensed Product sold in a country, a product that: (i) is marketed by a Third Party that has not obtained the rights to such product as a Sublicensee or distributor of, or through any other contractual relationship with, Gilead or any of its Affiliates; (ii) contains the same or highly similar active ingredient(s) as the applicable Licensed Product; and (iii) with respect to (x) the United States, has been licensed as a biosimilar or interchangeable biological product by FDA pursuant to Section 351(k) of the Public Health Service Act (42 U.S.C. § 262(k)), as may be amended, or any subsequent or superseding law, statute or regulation, (y) the EU, has been approved in reliance on the prior approval of a Licensed Product as a similar biological medicinal product by the European Union pursuant to Directive 2001/83/EC, as may be amended, or any subsequent or superseding law, statute or regulation, and (z) any other country, has received analogous regulatory marketing approval in reliance on the prior approval of a Licensed Product from the applicable Regulatory Authority

8.5.5 Third Party Offset. If, after the License Grant Date for any Licensed Program, Gilead or its applicable Affiliate or Sublicensee: (a) is required, as reasonably determined by Gilead or its applicable Affiliate or Sublicensee, as the case may be, to obtain a license from any Third Party under any Patents controlled by such Third Party in order to make, have made, use, sell, offer for sale or import a Program DART and/or a Licensed Product from such Licensed Program in any country in the Gilead Territory without infringing such Patents, and pursuant to such license is required to pay any amounts to such Third Party (including any upfront, milestone or royalty payments) in any Calendar Year, or (b) is required by any court of competent jurisdiction, in connection with its infringement of any Patents controlled by a Third Party in any country in the Gilead Territory with respect to a Program DART and/or Licensed Product from such Licensed Program, to pay any amounts to such Third Party (including any

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission.

lump sum or royalty payments) in any Calendar Year, then Gilead may deduct from the milestone payments and/or royalties (as elected by Gilead in its sole discretion) that would otherwise be due to MacroGenics with respect to such Program DART or Licensed Product in such Calendar Year *** of the amount paid by Gilead or its applicable Affiliate or Sublicensee, as the case may be, to such Third Party with respect to such Program DART or Licensed Product in such Calendar Year (where any such amounts paid by Gilead or its applicable Affiliate or Sublicensee to such Third Party shall be equitably allocated among all products of Gilead or its applicable Affiliate or Sublicensee, as applicable, covered by such license or subject to such infringement); provided, however, that such deduction shall not reduce (A) the amount of milestones due to MacroGenics with respect to such Program DART or Licensed Product for such Calendar Year to less than *** of the amount of milestones that otherwise would have become due with respect to such Program DART or Licensed Product for such Calendar Year or (B) the royalty rate paid by Gilead in respect of Annual Net Sales of such Licensed Product in such Calendar Year to less than *** of Annual Net Sales of such Licensed Product in such Calendar Year, in each case ((A) and (B)) with any excess deduction carried over and applied to amounts due to MacroGenics with respect to such Program DART or Licensed Product in subsequent Calendar Years.

8.6 Healthcare Reform Tax. Notwithstanding anything herein to the contrary, for purposes of determining the sales milestones and royalties payable by Gilead under Sections 8.4 and 8.5, Gilead shall have the right to offset from Net Sales of Licensed Products sold in the United States that portion of the annual fee paid by Gilead and its Affiliates to the United States Government pursuant to Section 9008 of the Patient Protection and Affordable Care Act, Pub. L. No. 111-148 (as may be amended) reasonably attributable to Licensed Products, as determined in accordance with an equitable method as agreed in good faith by the Parties.

8.7 Reports; Payments. Within thirty (30) days after the end of each Calendar Quarter during which there are Net Sales or Net Receipts giving rise to a payment obligation under Section 8.4 or 8.5, Gilead shall submit to MacroGenics a report identifying for each Licensed Product, the Net Sales and/or Net Receipts for such Licensed Product for each country in the Gilead Territory for such Calendar Quarter, the calculation of royalties (including gross sales and all deductions taken from gross sales), and the royalties and the sales milestones payable to MacroGenics. Within fifteen (15) days of the delivery of each such report, Gilead shall pay to MacroGenics all royalties and sales milestones payable by it under Sections 8.4 and 8.5.

8.8 Methods of Payments. All payments due under this Agreement shall be paid in Dollars by wire transfer to a bank in the United States designated in writing by MacroGenics.

8.9 Late Payments. Any amount owed by Gilead to MacroGenics under this Agreement that is not paid on or before the date such payment is due as set forth herein shall bear interest at a rate per annum equal to the one month USD-LIBOR as quoted on Bloomberg (or if it no longer exists, a similarly authoritative source) plus *** calculated on a daily basis, or, if lower, the highest rate permitted by applicable Law.

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission.

8.10 Taxes. All payments due and payable under this Agreement will be made without any deduction, unless such deduction or withholding tax is required by applicable Laws. If the paying Party is so required to deduct or withhold, such Party shall (a) promptly notify the other Party of such requirement; (b) pay to the relevant authorities the full amount required to be deducted or withheld promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against the other Party; and (c) promptly forward to the other Party an official receipt (or certified copy), or other documentation reasonably acceptable to the other Party evidencing such payment to such authorities. Notwithstanding the foregoing, if as a result of (i) the assignment of this Agreement by Gilead to an Affiliate or a Third Party outside of the United States or (ii) the exercise by Gilead of its rights under this Agreement through an Affiliate or Third Party outside the United States, withholding tax in excess of the withholding tax amount that would have been payable in the absence of such assignment or exercise of rights becomes payable with respect to any amount due to MacroGenics under this Agreement, then Gilead shall pay to MacroGenics such additional amounts as are necessary so that MacroGenics receives the amounts that MacroGenics would have received if such payments were not subject to such withholding tax as a consequence of such assignment or exercise.

8.11 Books and Records; Audit Rights. Each Party (the “Audited Party”) shall keep (and, in the case of Gilead, shall cause its Affiliates and Sublicensees to keep) complete, true and accurate books and records in accordance with its Accounting Standards in sufficient detail for the other Party (the “Auditing Party”) (a) with respect to Gilead as the Audited Party, to determine the payments due and (b) with respect to MacroGenics as the Audited Party, to determine costs incurred in the conduct of Research activities under this Agreement. Each Auditing Party shall have the right, *** at its own expense, to have an independent, certified public accounting firm of nationally recognized standing, selected by the Auditing Party and reasonably acceptable to the Audited Party, review any such records of the Audited Party in the location(s) where such records are maintained by the Audited Party upon reasonable notice (which shall be no less than thirty (30) days prior notice) and during regular business hours and under obligations of confidence, for the sole purpose of verifying the accuracy of the amounts paid under this Agreement within a ***year period preceding the date of the request for review. The report of such accounting firm shall be limited to a certificate stating whether any report made or invoice or payment submitted by the Audited Party during such period is accurate or inaccurate and the actual amounts of Research costs and the amount of any Net Sales, milestone or royalty discrepancy. No other information shall be provided to the Auditing Party. The Audited Party shall receive a copy of each such report concurrently with receipt by the Auditing Party. Should such inspection lead to the discovery of a discrepancy to the Auditing Party’s detriment, the Audited Party shall pay the amount of the discrepancy within thirty (30) days after its receipt from the accounting firm of the certificate showing the amount of the discrepancy. The Auditing Party shall pay the full cost of the review unless the underpayment of milestones or royalties is greater than five percent (5%), or the overpayment of Research costs is greater than five percent (5%), of the amount due for the applicable period, in which case the Audited Party shall pay the reasonable costs charged by such accounting firm for such review.

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission.

ARTICLE 9

OWNERSHIP OF INTELLECTUAL PROPERTY RIGHTS

9.1 Inventorship. Subject to Section 9.2, inventorship for patentable inventions conceived or reduced to practice during the course of the performance of activities pursuant to this Agreement shall be determined in accordance with the patent laws of the jurisdiction where the invention was invented.

9.2 Ownership. Subject to the licenses and rights granted to Gilead under this Agreement, MacroGenics shall own the entire right, title and interest in and to all inventions and discoveries (and Patents claiming patentable inventions therein) first made or discovered solely by employees or consultants of MacroGenics or acquired solely by MacroGenics in the course of Research, Development, Manufacture or Commercialization of Program DARTs and/or Licensed Products. Subject to the licenses and rights granted to MacroGenics under this Agreement, Gilead shall own the entire right, title and interest in and to all inventions and discoveries (and Patents claiming patentable inventions therein) first made or discovered solely by employees or consultants of Gilead or acquired solely by Gilead in the course of Research, Development, Manufacture or Commercialization of Program DARTs and/or Licensed Products. The Parties shall jointly own any Joint IP. Subject to the terms and conditions of this Agreement, each Party shall retain its rights to practice its undivided, one-half interest in any Joint IP without the consent of and without accounting to the other. As between the Parties, the issue as to whether any invention or discovery is jointly made, and the rights of the Parties as joint owners, shall be determined in accordance with this Agreement and the applicable substantive Laws of the United States, irrespective of the country in which such invention or discovery is made or discovered.

9.3 Prosecution and Maintenance of Patents.

9.3.1 MacroGenics Rights.

(a) MacroGenics shall have (i) the sole right, at MacroGenics’ discretion (subject to the remainder of this Section 9.3.1), to file, prosecute, and maintain (including with respect to any interference, derivation, re-issuance, re-examination, opposition or other post-grant proceedings) (x) any Platform Patents throughout the world and (y) any MacroGenics Patents that are Other Patents, in the MacroGenics Territory; and (ii) the first right, at MacroGenics’ discretion (subject to the remainder of this Section 9.3.1), to file, prosecute, and maintain (including with respect to any interference, derivation, re-issuance, re-examination, opposition or other post-grant proceedings) any MacroGenics Patents that are Other Patents, in the Gilead Territory.

(b) Gilead shall reimburse MacroGenics for the Out-of-Pocket Costs of MacroGenics in the filing, prosecution and maintenance of any Patents being filed, prosecuted or maintained by MacroGenics pursuant to Section 9.3.1(a) in the Gilead Territory; provided that if pursuant to MacroGenics’ agreement with any other Third Party licensee MacroGenics is reimbursed by such licensee for the Out-of-Pocket Costs of MacroGenics in the filing, prosecution and maintenance of any such Patents, Gilead and such licensee(s) shall, on a Patent-

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission.

by-Patent basis, share in such Out-of-Pocket Costs with each party’s percentage share determined by dividing (i) one, by (ii) one plus the number of Third Parties (if any) that is(are) required to reimburse MacroGenics for such Out-of-Pocket Costs. With respect to any Patent owned by Gilead or any Joint Patent that is being filed, prosecuted or maintained by MacroGenics pursuant to Section 9.3.1(a) in any country in the Gilead Territory, Gilead shall have the right, in its sole discretion, to assign such Patent in such country (or, in the case of a Joint Patent, to assign Gilead’s interest in such Joint Patent in such country) to MacroGenics or to cause the abandonment of such Patent in such country (only in the case of a Patent owned by Gilead), as MacroGenics may elect, and thereby to terminate Gilead’s obligation to reimburse such costs incurred thereafter, upon *** to MacroGenics. With respect to any Patent (other than any Joint Patent) under which Gilead has a license hereunder that is being filed, prosecuted or maintained by MacroGenics pursuant to Section 9.3.1(a) in any country in the Gilead Territory, Gilead shall have the right, in its sole discretion, to terminate such license, and thereby to terminate Gilead’s obligation to reimburse such costs incurred thereafter, upon thirty (30) days’ written notice to MacroGenics, and following such***, Gilead shall have no rights hereunder with respect to such Patent in such country.

(c) MacroGenics shall use reasonable efforts to ensure that any Patents being filed, prosecuted or maintained by MacroGenics pursuant to Section 9.3.1(a) (excluding any Patents that are being filed, prosecuted or maintained by MacroGenics as a result of the operation of Section 9.3.2(c)) are not Mixed Patents. If any such Patent is a Mixed Patent, then such Patent shall be deemed a Product Patent (and not a Platform Patent) for all purposes under this Agreement (including this Section 9.3) for so long as such Patent ***.

(d) The Parties shall work together in good faith to agree upon a strategy for the prosecution of any Patents being prosecuted by MacroGenics pursuant to Section 9.3.1(a) in the Gilead Territory, including the list of countries in the Gilead Territory in which such Patents will be filed; provided, however, that (subject to Section 9.3.1(e)) MacroGenics shall have the final right to make such determinations. In addition, MacroGenics shall provide to Gilead such other information related to prosecution of any Patents being prosecuted by MacroGenics pursuant to Section 9.3.1(a) as Gilead may from time to time reasonably request to allow Gilead to track prosecution and maintenance of such Patents and shall consider in good faith any comments that Gilead may provide with respect to such matters. Without limiting the foregoing, MacroGenics shall keep Gilead informed as to the identity of its patent agents and attorneys and notify Gilead of any changes thereto and consider in good faith any comments that Gilead may provide with respect to the selection and engagement of patent agents and attorneys for the prosecution and maintenance of such Patents.

(e) MacroGenics shall give Gilead written notice reasonably in advance of any decision by MacroGenics not to file an application for or to abandon the prosecution of or otherwise not maintain or extend any Patent described in clause (ii) of Section 9.3.1(a) in any applicable country. Upon receiving such notice, Gilead shall have the right, at its own cost, to file, prosecute, maintain and extend, as the case may be, such Patent, in Gilead’s name, in such country; provided, however, that Gilead shall not exercise such right without the prior written consent of MacroGenics (which MacroGenics may withhold in its sole discretion) if MacroGenics’ decision not to file an application for or to abandon the prosecution of or otherwise not maintain or extend such Patent is made for strategic business reasons (e.g., in countries with compulsory licensing policies).

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission.

9.3.2 Gilead Rights.

(a) Gilead shall have (i) the sole right, at Gilead’s discretion (subject to the remainder of this Section 9.3.2), to file, prosecute, and maintain (including with respect to any interference, derivation, re-issuance, re-examination, opposition or other post-grant proceedings) any Gilead Collaboration Patents that are Other Patents, in the Gilead Territory; and (ii) the first right, at Gilead’s discretion (subject to the remainder of this Section 9.3.2), to file, prosecute, and maintain (including with respect to any interference, derivation, re-issuance, re-examination, opposition or other post-grant proceedings) (s) any Gilead Collaboration Patents that are Product Patents, in the Gilead Territory, (t) any Gilead Collaboration Patents that are Product Patents, in the MacroGenics Territory, (u) any Gilead Collaboration Patents that are Other Patents, in the MacroGenics Territory, (v) any MacroGenics Patents that are Product Patents, in the Gilead Territory, (w) any MacroGenics Patents that are Product Patents, in the MacroGenics Territory, (x) any Joint Patents that are Product Patents, in the Gilead Territory, (y) any Joint Patents that are Product Patents, in the MacroGenics Territory and (z) any Joint Patents that are Other Patents, throughout the world.

(b) MacroGenics shall reimburse Gilead for the Out-of-Pocket Costs of Gilead in the filing, prosecution and maintenance of any Patents being filed, prosecuted or maintained by Gilead pursuant to Section 9.3.2(a) in the MacroGenics Territory. With respect to any Patent owned by MacroGenics or any Joint Patent that is being filed, prosecuted or maintained by Gilead pursuant to Section 9.3.2(a) in any country in the MacroGenics Territory, MacroGenics shall have the right, in its sole discretion, to assign such Patent in such country (or, in case of a Joint Patent, to assign MacroGenics’ interest in such Joint Patent in such country) to Gilead or to cause the abandonment of such Patent in such country (only in the case of a Patent owned by MacroGenics), at Gilead’s election, and thereby to terminate MacroGenics’ obligation to reimburse such costs incurred thereafter, upon *** written notice to Gilead. With respect to any Patent (other than any Joint Patent) under which MacroGenics has a license hereunder that is being filed, prosecuted or maintained by Gilead pursuant to Section 9.3.2(a) in any country in the MacroGenics Territory, MacroGenics shall have the right, in its sole discretion, to terminate such license and thereby to terminate MacroGenics’ obligation to reimburse such costs incurred thereafter, upon *** written notice to Gilead, and following such thirty (30) day period, MacroGenics shall have no rights hereunder with respect to such Patent in such country.

(c) Gilead shall use reasonable efforts to ensure that any Patents being filed, prosecuted or maintained by Gilead pursuant to Section 9.3.2(a) (excluding any Patents that are being filed, prosecuted or maintained by Gilead as a result of the operation of Section 9.3.1(c)) are not Mixed Patents. If any such Patent is a Mixed Patent, then such Patent shall be deemed a Platform Patent (and not a Product Patent) for all purposes under this Agreement (including this Section 9.3) for so long as such Patent contains at least one Platform Claim.

(d) The Parties shall work together in good faith to agree upon a strategy for the prosecution of (i) any Patents being prosecuted by Gilead pursuant to Section

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission.

9.3.2(a) in the MacroGenics Territory; (ii) any MacroGenics Patents that are Product Patents, in the Gilead Territory; and (iii) any Joint Patents being prosecuted by Gilead pursuant to Section 9.3.2(a), including the list of countries in which such Patents will be filed; provided, however, that (subject to Section 9.3.2(e)) Gilead shall have the final right to make such determinations. Gilead shall provide MacroGenics with a draft of any prosecution filing related to any such Patents being prosecuted by Gilead pursuant to Section 9.3.2(a) to be submitted to any patent office in the applicable Territory at least thirty (30) days in advance of submission and shall provide MacroGenics an opportunity to provide comments on and make requests of Gilead concerning such filing and shall consider in good faith any comments or requests regarding such filing that MacroGenics may timely provide. In addition, Gilead shall provide to MacroGenics such other information related to prosecution of any Patents being prosecuted by Gilead pursuant to Section 9.3.2(a) as MacroGenics may from time to time reasonably request to allow MacroGenics to track prosecution and maintenance of such Patents and shall consider in good faith any comments that MacroGenics may provide with respect to such matters. Without limiting the foregoing, Gilead shall keep MacroGenics informed as to the identity of its patent agents and attorneys and notify MacroGenics of any changes thereto and consider in good faith any comments that MacroGenics may provide with respect to the selection and engagement of patent agents and attorneys for the prosecution and maintenance of such Patents.

(e) Gilead shall give MacroGenics written notice reasonably in advance of any decision by Gilead not to file an application for or to abandon the prosecution of or otherwise not maintain or extend any Patent described in clause (ii) of Section 9.3.2(a) in any applicable country. Upon receiving such notice, MacroGenics shall have the right, at its own cost, to file, prosecute, maintain and extend, as the case may be, such Patent, in MacroGenics’ name, in such country; provided, however, that MacroGenics shall not exercise such right (A) with respect to (1) any Patent described in clause (ii)(s) or (ii)(u) of Section 9.3.2(a) in any country or (2) any Patent described in clause (ii)(v) or (ii)(x) of Section 9.3.2(a) in any country in the Access Territory, in each case ((1) and (2)) without the prior written consent of Gilead (which Gilead may withhold in its sole discretion) if Gilead’s decision not to file an application for or to abandon the prosecution of or otherwise not maintain or extend such Patent is made for strategic business reasons (e.g., in countries with compulsory licensing policies), or (B) with respect to any Patent described in clause (ii)(v) or (ii)(x) of Section 9.3.2(a) in any country outside of the Access Territory, if there is at least one MacroGenics Patent or Joint Patent other than such Patent in such country that Covers the Program DART or Licensed Product Covered by such Patent. If MacroGenics exercises its rights under this Section 9.3.2(e) with respect to any Joint Patent in any country, Gilead shall (I) assign its entire right, title and interest in such Joint Product Patent in such country to MacroGenics, (II) use reasonable efforts to make its authorized attorneys, agents or representatives available to MacroGenics and to assist MacroGenics in obtaining and maintaining such patent protection, and (III) sign or use reasonable efforts to have signed all legal documents necessary to file and prosecute such Joint Patent or to obtain or maintain such Joint Product Patent.

9.4 Third Party Infringement.

9.4.1 Notice. Each Party shall promptly report in writing to the other Party any known or suspected (a) infringement of any of the MacroGenics Patents, Gilead Collaboration

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission.

Patents or Joint Patents; (b) unauthorized use or misappropriation of any of the MacroGenics Know-How, Gilead Collaboration Know-How or Know-How included in the Joint IP of which such Party becomes aware; or (c) notification under the Biologics Price Competition and Innovation Act of 2009, as amended, or similar law, from a biosimilar applicant arising from the filing of an application for the Regulatory Approval of a product intending to show that such product is biosimilar to any Licensed Product that is a reference product for which a claim of infringement of any of the MacroGenics Patents, Joint Patents or Gilead Collaboration Patents by the manufacture or sale of such product could reasonably be asserted, and shall provide the other Party with all available evidence regarding such known or suspected infringement or unauthorized use.

9.4.2 Enforcement Rights. Subject to the requirements and limitations of any MacroGenics Third Party Agreements with respect to the enforcement of Patents, including any rights of, and timeframes for, such Third Party licensors to comment on and review any filings or materials related thereto, the Parties agree:

(a) Gilead shall have (i) the sole right, but not the obligation, to initiate a lawsuit or take other reasonable action to enforce any Gilead Collaboration Patents that are Other Patents, in the Gilead Territory and (ii) the first right, but not the obligation, to initiate a lawsuit or take other reasonable action to enforce (t) any Gilead Collaboration Patents that are Product Patents, in the Gilead Territory, (u) any Gilead Collaboration Patents that are Platform Patents, with respect to Competitive Infringement in the Gilead Territory, (v) any Gilead Collaboration Patents that are Other Patents, in the MacroGenics Territory, (w) any MacroGenics Patents that are Product Patents, in the Gilead Territory, (x) any Joint Patents that are Product Patents, in the Gilead Territory, (y) any Joint Patents that are Platform Patents, with respect to Competitive Infringement in the Gilead Territory and (z) any Joint Patents that are Other Patents, in the Gilead Territory. Notwithstanding the foregoing sentence, Gilead shall not initiate any such lawsuit or take such other action with respect to any matter described in clause (ii) above without first consulting with MacroGenics and giving good faith consideration to any reasonable objection from MacroGenics regarding Gilead’s proposed course of action, and Gilead shall not initiate any such lawsuit or take such other action with respect to any matter described in clause (ii)(u) or (ii)(y) above without the prior written consent of MacroGenics, which MacroGenics may withhold in its sole discretion. MacroGenics shall cooperate in the prosecution of any suit under this Section 9.4.2(a) as may be reasonably requested by Gilead (including joining such suit as a plaintiff if Gilead is unable to initiate or prosecute such action solely in its own name); provided, however, that Gilead shall promptly reimburse all Out-of-Pocket Costs (including reasonable counsel fees and expenses) of MacroGenics in connection with such cooperation. In connection with any such proceeding, Gilead shall not enter into any settlement admitting the invalidity of, or otherwise impairing MacroGenics’ rights in, MacroGenics IP or Joint IP without the prior written consent of MacroGenics.

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission.

(b) Any recoveries resulting from such an action brought by Gilead in accordance with Section 9.4.2(a) shall be applied as follows:

(i) First, to reimburse each Party for all Out-of-Pocket Costs in connection with such proceeding (on a pro rata basis, based on each Party’s respective litigation costs, to the extent the recovery was less than all such litigation costs); and

(ii) Second, the remainder of such recovery shall be retained by Gilead, provided that (x) to the extent the award to Gilead is based on lost profits with respect to a Licensed Product in the Gilead Territory, MacroGenics shall receive an amount equal to the royalty that would be payable, pursuant to Section 8.5, on the imputed amount of Net Sales of such Licensed Product(s) in the country(ies) in the Gilead Territory where such infringement occurred, and (y) to the extent the award reflects the amount of reasonable royalty payments due to Gilead with respect to a Licensed Product in the Gilead Territory (excluding, for clarity, any award to the extent described in clause (x) above), such award shall be considered as Net Sales subject to the applicable royalty in accordance to Section 8.5.

(c) MacroGenics shall have (i) the sole right, but not the obligation, to initiate a lawsuit or take other reasonable action to enforce (v) any Gilead Collaboration Patents that are Platform Patents, other than with respect to Competitive Infringement, throughout the world, (w) any MacroGenics Patents that are Platform Patents, throughout the world, (x) any MacroGenics Patents that are Other Patents, in the MacroGenics Territory, (y) any Joint Patents that are Platform Patents, with respect to Competitive Infringement in the MacroGenics Territory and (z) any Joint Patents that are Platform Patents, other than with respect to Competitive Infringement, throughout the world; and (ii) the first right, but not the obligation, to initiate a lawsuit or take other reasonable action to enforce (u) any Gilead Collaboration Patents that are Product Patents, in the MacroGenics Territory, (v) any Gilead Collaboration Patents that are Platform Patents, with respect to Competitive Infringement in the MacroGenics Territory, (w) any MacroGenics Patents that are Product Patents, in the MacroGenics Territory, (x) any MacroGenics Patents that are Other Patents, in the Gilead Territory, (y) any Joint Patents that are Product Patents, in the MacroGenics Territory and (z) any Joint Patents that are Other Patents, in the MacroGenics Territory. Notwithstanding the foregoing sentence, MacroGenics shall not initiate any such lawsuit or take such other action with respect to any matter described in clause (ii) above without first consulting with Gilead and giving good faith consideration to any reasonable objection from Gilead regarding MacroGenics’ proposed course of action. Gilead shall cooperate in the prosecution of any suit under this Section 9.4.2(c) as may be reasonably requested by MacroGenics (including joining such suit as a plaintiff if MacroGenics is unable to initiate or prosecute such action solely in its own name); provided, however, that MacroGenics shall promptly reimburse all Out-of-Pocket Costs (including reasonable counsel fees and expenses) of Gilead in connection with such cooperation. In connection with any such proceeding, MacroGenics shall not enter into any settlement admitting the invalidity of, or otherwise impairing Gilead’s rights in any Gilead Collaboration IP or Joint IP without the prior written consent of Gilead.

(d) With respect to any lawsuit initiated or other action taken by MacroGenics under clauses (ii)(u), (ii)(w) or (ii)(y) of Section 9.4.2(c), (i) MacroGenics shall keep Gilead reasonably informed of the status of such lawsuit or action; (ii) without limiting clause (i), MacroGenics shall provide Gilead with copies of any court filings or other material documents or correspondence received from any Third Party in connection with such lawsuit or

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission.

action promptly after such filings or documents or correspondence are received by MacroGenics; (iii) MacroGenics shall consult with Gilead with respect to such lawsuit or action and consider any comments from Gilead with respect to such lawsuit or action in good faith; and (iv) without limiting clause (iii), MacroGenics shall provide Gilead with drafts of any court filings or other material documents or correspondence to be filed or delivered by MacroGenics prior to the date of filing or delivery such that Gilead has a reasonable opportunity to review and provide comments, and to the extent Gilead provides comments thereon promptly and in sufficient time to allow MacroGenics to meet applicable filing requirements, MacroGenics shall consider such comments in good faith.

(e) Any recoveries resulting from such an action brought by MacroGenics in accordance with Section 9.4.2(c) shall be applied as follows:

(i) First, to reimburse each Party for all Out-of-Pocket Costs in connection with such proceeding (excluding any costs incurred by Gilead in the exercise of its rights under Section 9.4.2(d)) (on a pro rata basis, based on each Party’s respective litigation costs, to the extent the recovery was less than all such litigation costs); and

(ii) Second, (x) to the extent the award is based on lost profits with respect to a Licensed Product in the Gilead Territory, any remainder of such recovery shall be retained by Gilead, provided that MacroGenics shall receive an amount equal to the royalty that would be payable, pursuant to Section 8.5, on the imputed amount of Net Sales of such Licensed Product(s) in the country(ies) in the Gilead Territory where such infringement occurred, (y) to the extent the award reflects the amount of reasonable royalty payments with respect to a Licensed Product in the Gilead Territory (excluding, for clarity, any award to the extent described in clause (x) above), any remainder of such recovery shall be retained by Gilead, provided that such award shall be considered as Net Sales subject to the applicable royalty in accordance to Section 8.5, and (z) to the extent the award is not described in clauses (x) or (y) above, any remainder of such recovery shall be retained by MacroGenics.

(f) If Gilead in good faith does not intend to initiate a lawsuit or take other reasonable action with respect to any matter described in clause (ii) of Section 9.4.2(a), then Gilead shall notify MacroGenics thereof (i) if there is no time limit for the filing of such action, within sixty (60) days following the notice of alleged infringement or following a biosimilar applicant’s failure to act or (ii) if there is a time limit for the filing of such action (including those set forth in applicable Laws) within *** before the time limit, and upon receipt of such notice MacroGenics shall have the right, but not the obligation, to initiate such lawsuit or take such other action, after providing *** in the event there is a time limit) notice to Gilead and giving good faith consideration to Gilead’s reason(s) for not initiating a lawsuit or taking other action; provided, however, that MacroGenics shall not initiate such a lawsuit or take such other action with respect to any matter described in clause (ii)(t), (ii)(w) or (ii)(x) of Section 9.4.2(a) without the prior written consent of Gilead (which Gilead may withhold in its sole discretion) if Gilead’s decision not to exercise its first right with respect thereto was made for strategic business reasons. Gilead shall cooperate in the prosecution of any suit initiated by MacroGenics to the extent permitted by the prior sentence as may be reasonably requested by MacroGenics (including joining such suit as a plaintiff if MacroGenics is unable to initiate or prosecute such

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission.

action solely in its own name); provided, however, that MacroGenics shall promptly reimburse all Out-of-Pocket Costs (including reasonable counsel fees and expenses) of Gilead in connection with such cooperation. Any recoveries resulting from such an action brought by MacroGenics in accordance with this Section 9.4.2(f) will be retained by MacroGenics after payment of each Party’s costs and expenses.

(g) If MacroGenics in good faith does not intend to initiate a lawsuit or take other reasonable action with respect to any matter described in clause (ii) of Section 9.4.2(c), then MacroGenics shall notify Gilead thereof (i) if there is no time limit for the filing of such action, *** following the notice of alleged infringement or following a biosimilar applicant’s failure to act or (ii) if there is a time limit for the filing of such action (including those set forth in applicable Laws) within *** before the time limit, and upon receipt of such notice Gilead shall have the right, but not the obligation, to initiate such lawsuit or take such other action, after providing *** in the event there is a time limit) notice to MacroGenics and giving good faith consideration to MacroGenics’ reason(s) for not initiating a lawsuit or taking other action; provided, however, that Gilead shall not initiate such a lawsuit or take such other action with respect to any matter described in clause (ii)(w) of Section 9.4.2(c) without the prior written consent of MacroGenics (which MacroGenics may withhold in its sole discretion) if MacroGenics’ decision not to exercise its first right with respect thereto was made for strategic business reasons. MacroGenics shall cooperate in the prosecution of such suit as may be reasonably requested by Gilead (including joining such suit as a plaintiff if Gilead is unable to initiate or prosecute such action solely in its own name); provided, however, that Gilead shall promptly reimburse all Out-of-Pocket Costs (including reasonable counsel fees and expenses) of MacroGenics in connection with such cooperation. Any recoveries resulting from such an action brought by Gilead in accordance with this Section 9.4.2(g) will be retained by Gilead after payment of each Party’s costs and expenses.

9.4.3 Conduct of Certain Actions; Costs. The Party initiating legal action shall have the sole and exclusive right to select counsel for any suit initiated by it pursuant to Section 9.4.2 (the “Initiating Party”). Unless otherwise expressly provided, the Initiating Party shall bear its own out-of-pocket costs incurred in any such legal action, including the fees and expenses of the counsel selected by it. The other Party shall have the right to participate and be represented in any such legal action (in cases where such other Party has standing) by its own counsel at its own expense.

9.5 Patent Invalidity Claim. Each Party shall promptly notify the other in the event of any legal action (excluding any actions covered by Section 9.3) by any Third Party with respect to the validity of a Joint Patent, MacroGenics Patent or Gilead Collaboration Patent of which it becomes aware. With respect to any such action:

9.5.1 Gilead shall have (i) the sole right, but not the obligation, at its expense, to defend against any such action relating to any Gilead Collaboration Patents that are Other Patents, in the Gilead Territory, and (ii) the first right, but not the obligation, at its expense, to defend against any such action relating to (v) any Gilead Collaboration Patents that are Product Patents, in the Gilead Territory, (w) any Gilead Collaboration Patents that are Other Patents, in the MacroGenics Territory, (x) any MacroGenics Patents that are Product Patents, in the Gilead

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission.

Territory, (y) any Joint Patents that are Product Patents, in the Gilead Territory and (z) any Joint Patents that are Other Patents, in the Gilead Territory. If Gilead does not defend against any such action described in clause (ii) above, then MacroGenics shall have the right, but not the obligation, to defend such action at MacroGenics’ expense; provided, however, that MacroGenics shall not defend against any such action described in clause (ii)(v), (ii)(x) or (ii)(y) above without the prior written consent of Gilead (which Gilead may withhold in its sole discretion) if Gilead’s decision not to exercise its first right with respect thereto was made for strategic business reasons.

9.5.2 MacroGenics shall have (i) the sole right, but not the obligation, at its expense, to defend against any such action relating to (x) any Platform Patents throughout the world and (y) any MacroGenics Patents that are Other Patents, in the MacroGenics Territory, and (ii) the first right, but not the obligation, at its expense, to defend against any such action relating to (v) any Gilead Collaboration Patents that are Product Patents, in the MacroGenics Territory, (w) any MacroGenics Patents that are Product Patents, in the MacroGenics Territory, (x) any MacroGenics Patents that are Other Patents, in the Gilead Territory, (y) any Joint Patents that are Product Patents, in the MacroGenics Territory and (z) any Joint Patents that are Other Patents, in the MacroGenics Territory. If MacroGenics does not defend against any such action described in clause (ii) above, then Gilead shall have the right, but not the obligation, to defend such action at Gilead’s expense. In addition, with respect to any such action described in clauses (ii)(v), (ii)(w) or (ii)(y) above, (A) to the extent permitted or required by applicable Law, Gilead shall have the right to participate and be represented in such action by its own counsel at its own expense; (B) MacroGenics shall keep Gilead reasonably informed of the status of such action; (C) without limiting clause (B), MacroGenics shall provide Gilead with copies of any court filings or other material documents or correspondence received from any Third Party in connection with such action promptly after such filings or documents or correspondence are received by MacroGenics; (D) MacroGenics shall consult with Gilead with respect to such action and consider any comments from Gilead with respect to such action in good faith; and (E) without limiting clause (D), MacroGenics shall provide Gilead with drafts of any court filings or other material documents or correspondence to be filed or delivered by MacroGenics prior to the date of filing or delivery such that Gilead has a reasonable opportunity to review and provide comments, and to the extent Gilead provides comments thereon promptly and in sufficient time to allow MacroGenics to meet applicable filing requirements, MacroGenics shall consider such comments in good faith.

9.6 Patent Term Extensions. The Parties shall cooperate with each other in obtaining patent term extensions or supplemental protection certificates or their equivalents in any country, where applicable to Joint Patents, MacroGenics Patents and Gilead Collaboration Patents.

9.7 Patent Marking. Each Party shall comply with the patent marking statutes in each country in which a Licensed Product is sold by such Party, its Affiliates and/or its Sublicensees.

9.8 Joint Research Agreement. This Agreement shall be understood to be a joint research agreement under 35 U.S.C. § 103(c)(3) entered into for the purpose of Researching and Developing Program DARTs and Licensed Products.

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission.

ARTICLE 10

CONFIDENTIALITY

10.1 Confidentiality; Exceptions. Except to the extent expressly authorized by this Agreement or otherwise agreed in writing, the Parties agree that the receiving Party (the “Receiving Party”) shall keep confidential and shall not publish or otherwise disclose or use for any purpose other than as provided for in this Agreement any Know-How in any form (written, oral, photographic, electronic, magnetic, or otherwise) that is disclosed to the Receiving Party by the other Party (the “Disclosing Party”) directly, or indirectly in the course of the Receiving Party’s performing its obligations or exercising its rights under this Agreement (collectively, “Confidential Information”). Notwithstanding anything to the contrary in this Agreement, (a) during the Agreement Term (except as provided in Sections 13.7.1(b) and 13.7.2(b)), any Know-How of one Party (excluding Know-How comprising the Joint IP) that (i) is developed or generated pursuant to this Agreement and exclusively licensed to the other Party pursuant to Section 4.1 or 4.2, as applicable, and (ii) relates to aspects of the structure or properties (including functionality) of any Program DART or Licensed Product that are specific to Program DARTs or Licensed Products or relates specifically to the Manufacture of Program DARTs or Licensed Products shall be deemed to be the Confidential Information of each Party; (b) any Know-How comprising the Joint IP (excluding any Platform IP) shall be deemed to be the Confidential Information of each Party; and (c) subject to Section 10.3, the terms of this Agreement shall be deemed to be the Confidential Information of each Party. Notwithstanding the foregoing, the restrictions set forth in the first sentence of this Section 10.1 shall not apply to Confidential Information of the Disclosing Party to the extent that it can be established by the Receiving Party that such Confidential Information:

10.1.1 was in the lawful knowledge and possession of the Receiving Party prior to the time it was disclosed to, or learned by, the Receiving Party, or was otherwise developed independently by the Receiving Party, as evidenced by written records kept in the ordinary course of business, or other documentary proof of actual use by the Receiving Party;

10.1.2 was generally available to the public or otherwise part of the public domain at the time of its disclosure to the Receiving Party;

10.1.3 became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the Receiving Party in breach of this Agreement; or

10.1.4 was disclosed to the Receiving Party, other than under an obligation of confidentiality, by a Third Party who had no obligation to the Disclosing Party not to disclose such information to others.

10.2 Authorized Disclosure. Except as expressly provided otherwise in this Agreement, a Receiving Party may use and disclose Confidential Information of the Disclosing Party as follows:

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission.

10.2.1 under appropriate confidentiality provisions similar to those in this Agreement, in connection with the performance of its obligations or exercise of rights expressly granted or reserved in this Agreement, including (subject to any applicable restrictions set forth in any other provisions of this Agreement, including Section 10.2.4) conducting activities with respect to DARTs and products other than Program DARTs or Licensed Products; provided, however, that the Receiving Party shall remain responsible for any violation of such confidentiality provisions by any Person receiving such Confidential Information;

10.2.2 to the extent such disclosure is reasonably necessary in filing or prosecuting patent and copyright applications, prosecuting or defending litigation, complying with applicable governmental regulations (including the rules and regulations of any stock exchange or NASDAQ), preparing and submitting filings to Regulatory Authorities or as otherwise required by Law; provided, however, that if a Receiving Party is required by Law to make any such disclosure of a Disclosing Party’s Confidential Information (other than a disclosure to a Regulatory Authority in a filing required by Law) it will give reasonable advance notice to the Disclosing Party of such disclosure requirement and shall furnish only that portion of the Disclosing Party’s Confidential Information that the Receiving Party is legally required to furnish;

10.2.3 in communications with existing or bona fide prospective acquirers, merger partners, lenders or investors, and consultants and advisors of the Receiving Party in connection with transactions or bona fide prospective transactions with the foregoing, in each case on a need to know basis and under appropriate confidentiality provisions substantially equivalent to those of this Agreement; provided, however, that the Receiving Party shall remain responsible for any violation of such confidentiality provisions by any Person receiving such Confidential Information;

10.2.4 in communications with existing or bona fide prospective licensees, sublicensees or collaborators, and consultants and advisors of the Receiving Party in connection with transactions or bona fide prospective transactions with the foregoing, in each case on a need to know basis and under appropriate confidentiality provisions substantially equivalent to those of this Agreement; provided, however, that (a) the Receiving Party shall remain responsible for any violation of such confidentiality provisions by any Person receiving such Confidential Information; (b) MacroGenics shall not disclose the terms of this Agreement to any such licensee, sublicensee or collaborator without Gilead’s prior written consent, except that MacroGenics may disclose the terms of this Agreement to the extent they relate specifically to the ***Licensed Program, solely as reasonably necessary in connection with such transactions and after redacting any commercially sensitive terms, to any such licensee, sublicensee or collaborator with respect to ***Program DARTs or ***Licensed Products; (c) Gilead shall not disclose the terms of this Agreement to any such licensee, sublicensee or collaborator without MacroGenics’ prior written consent, except that Gilead may disclose the terms of this Agreement to the extent they relate specifically to any Licensed Program, solely as reasonably necessary in connection with such transactions and after redacting any commercially sensitive terms, to any such licensee, sublicensee or collaborator with respect to Program DARTs or Licensed Products from such Licensed Program; (d) except as set forth in clause (e) below with respect to Gilead Collaboration Know-How related to the ***Licensed Program, MacroGenics shall not disclose

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission.

any Confidential Information of Gilead in a manner that would disclose the identity of Gilead to such licensee, sublicensee or collaborator; and (e) MacroGenics shall not disclose to any such licensee, sublicensee or collaborator any Confidential Information of Gilead other than MacroGenics Know-How that is developed prior to the end of the Research Term for the Research Program associated with the Licensed Program to which such Confidential Information relates, except that MacroGenics may disclose any MacroGenics Know-How, Gilead Collaboration Know-How or Know-How comprising Joint IP to the extent related to the ***Licensed Program, solely as reasonably necessary in connection with such transactions, to any such licensee, sublicensee or collaborator with respect to ***Program DARTs or ***Licensed Products; or

10.2.5 to the extent mutually agreed to in writing by the Parties.

10.3 Press Release; Disclosure of Agreement.

10.3.1 On or promptly after the Effective Date, the Parties shall jointly issue a public announcement of the execution of this Agreement in the form attached hereto as Exhibit F. Neither Party shall issue any subsequent press release regarding this Agreement or the Parties’ activities hereunder without the prior written consent of the other Party. Neither Party shall make any other disclosures regarding this Agreement or the Parties’ activities hereunder, or any results or data arising hereunder, except (a) with respect to any Confidential Information of the other Party, to the extent permitted by Section 10.2; (b) in accordance with Section 10.6; or (c) for any disclosure that is reasonably necessary to comply with applicable securities exchange listing requirements or other applicable Laws. Notwithstanding the foregoing, to the extent information regarding this Agreement has already been publicly disclosed, either Party may subsequently disclose the same information to the public without the consent of the other Party.

10.3.2 Each Party shall, if practicable, give the other Party a reasonable opportunity to review those portions of all filings with the United States Securities and Exchange Commission (or any stock exchange, including Nasdaq, or any similar regulatory agency in any country other than the United States) describing the terms of this Agreement (including any filings of this Agreement) prior to submission of such filings, and shall give due consideration to any reasonable comments by the non-filing Party relating to such filing, including the provisions of this Agreement for which confidential treatment should be sought.

10.4***

10.5 Remedies. In the event a Party breaches the confidentiality obligations set forth in this ARTICLE 10, the other Party shall be entitled to seek, in addition to any other right or remedy it may have, at Law or in equity, a temporary injunction, without the posting of any bond or other security, enjoining or restraining the breaching Party from any violation or threatened violation of this ARTICLE 10.

10.6 Publications. The Parties recognize that it may be useful or required to publish or publicly disclose the results of Research and Development work on Program DARTs and Licensed Products, and each Party (and its Affiliates) shall be free to publish or publicly disclose

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission.

such results, subject, in the case of any such results containing Confidential Information of the other Party, to prior review by the other Party for patentability and protection of its Confidential Information in accordance with this Section 10.6. The Party that desires to publish such results shall provide the other Party with a copy of the applicable proposed abstract, manuscript, or presentation no less than *** prior to its intended submission for publication. The reviewing Party shall respond in writing promptly and in no event later than *** after receipt of the proposed material with any concerns regarding patentability or protection of such reviewing Party’s Confidential Information. In the event of concern over patent protection, the publishing Party agrees not to submit such publication or to make such presentation that contains such information until the reviewing Party is given a reasonable period of time, and in no event less than ***, to seek patent protection for any material in such publication or presentation which it believes is patentable. Subject to Section 10.2, any Confidential Information of the reviewing Party shall, if requested by the reviewing Party, be removed by the other Party; provided, however, that (a) Gilead as the publishing Party shall have no obligation to remove any Confidential Information of MacroGenics to the extent such Confidential Information is (i) described in clause (a) of the second sentence of Section 10.1 or (ii) Know-How comprising the Joint IP that relates to ***; and (b) Gilead as the reviewing Party shall not unreasonably request removal of any Confidential Information of Gilead to the extent such Confidential Information is (i) (x) MacroGenics Know-How described in clause (a) of the second sentence of Section 10.1 and (y) related to the *** Licensed Program or (ii) Know-How comprising the Joint IP that relates to ***.

10.7 Return of Confidential Information. Upon the expiration or termination of this Agreement, the Receiving Party shall return to the Disclosing Party all Confidential Information of the Disclosing Party in its possession (and all copies and reproductions thereof). In addition, the Receiving Party shall destroy: (a) any notes, reports or other documents prepared by the Receiving Party which contain Confidential Information of the Disclosing Party; and (b) any Confidential Information of the Disclosing Party (and all copies and reproductions thereof) which is in electronic form or cannot otherwise be returned to the Disclosing Party. Alternatively, upon written request of the Disclosing Party, upon such expiration or termination, the Receiving Party shall destroy all Confidential Information of the Disclosing Party in its possession (and all copies and reproductions thereof) and any notes, reports or other documents prepared by the Receiving Party which contain Confidential Information of the Disclosing Party. Nothing in this Section 10.7 shall require the alteration, modification, deletion or destruction of archival tapes or other electronic back-up media made in the ordinary course of business; provided that the Receiving Party shall continue to be bound by its obligations of confidentiality and other obligations under this ARTICLE 10 with respect to any Confidential Information contained in such archival tapes or other electronic back-up media. Any requested destruction of Confidential Information shall be certified in writing to the Disclosing Party. Notwithstanding the foregoing, (i) the Receiving Party’s legal counsel may retain one copy of the Disclosing Party’s Confidential Information solely for the purpose of determining the Receiving Party’s continuing obligations under this ARTICLE 10 and (ii) the Receiving Party may retain the Disclosing Party’s Confidential Information and its own notes, reports and other documents to the extent reasonably required (x) to comply with applicable Law and regulatory requirements; (y) to exercise the rights and licenses of the Receiving Party expressly surviving expiration or termination of this Agreement; and (z) to perform the obligations of the Receiving Party

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission.

expressly surviving expiration or termination of this Agreement. Notwithstanding the return or destruction of the Disclosing Party’s Confidential Information, the Receiving Party shall continue to be bound by its obligations of confidentiality and other obligations under this ARTICLE 10.

ARTICLE 11

REPRESENTATIONS AND WARRANTIES

11.1 Representations and Warranties of Both Parties. Each Party hereby represents and warrants to the other Party, as of the Effective Date, that:

11.1.1 Such Party is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof.

11.1.2 Such Party has taken all necessary action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder.

11.1.3 This Agreement has been duly executed and delivered on behalf of such Party, and constitutes a legal, valid, binding obligation, enforceable against it in accordance with the terms hereof, subject to the effects of bankruptcy, insolvency or other laws of general application affecting the enforcement of creditor rights and judicial principles affecting the availability of specific performance and general principles of equity, whether enforceability is considered a proceeding at law or equity.

11.1.4 The execution, delivery and performance of this Agreement by such Party does not conflict with any agreement or any provision thereof, or any instrument or understanding, oral or written, to which it is a party or by which it is bound, nor violate any applicable Law.

11.1.5 No government authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, under any applicable Laws currently in effect, is or will be necessary for, or in connection with, the transactions contemplated by this Agreement, or for the performance by it of its obligations under this Agreement, except as necessary to conduct clinical trials or to seek or obtain Regulatory Approvals or as may be required under the HSR Act.

11.2 Representations, Warranties and Covenants of MacroGenics. MacroGenics hereby represents, warrants and covenants to Gilead that:

11.2.1 MacroGenics is as of the Effective Date, and (subject to Section 15.4) will at all times during the Agreement Term be, the sole and exclusive owner of all of the MacroGenics IP that exists as of the Effective Date. Subject to (a) any MacroGenics Third Party Agreements, (b) any rights of any collaborator of MacroGenics or its Affiliates as joint owner of any MacroGenics IP and (c) Section 15.4, MacroGenics and its Affiliates will at all times during the Agreement Term be the sole and exclusive owner of all of the MacroGenics IP that does not

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission.

exist as of the Effective Date. MacroGenics’ rights to the MacroGenics IP are as of the Effective Date, and at all times during the Agreement Term will be, free of all liens, mortgages, encumbrances, pledges and security interests by any Third Party (including any rights of any Governmental Authority) other than licenses granted to Third Parties that are not inconsistent with the rights and licenses granted to Gilead under this Agreement. As of the Effective Date, there are no MacroGenics Third Party Agreements.

11.2.2 The MacroGenics Patents existing as of the Effective Date are listed on Exhibit C. As of the Effective Date, all documents required to be filed and all payments required to be made in order to maintain each MacroGenics Patent have been filed or made, as the case may be, in a timely manner, and no action has been taken that would constitute waiver, abandonment or any similar relinquishment of rights with respect to any such Patent.

11.2.3 As of the Effective Date, to the knowledge of MacroGenics, the MacroGenics IP existing as of the Effective Date is not invalid or unenforceable, in whole or in part. As of the Effective Date, the conception, development and reduction to practice of the MacroGenics IP existing as of the Effective Date have not constituted or involved the misappropriation of trade secrets or other rights or property of any Person. Except as disclosed on Schedule 11.2.3, there are not as of the Effective Date, nor have there been over the three (3) year period immediately preceding the Effective Date, any actual (or, to MacroGenics’ knowledge, threatened) claims, lawsuits, arbitrations, legal or administrative or regulatory proceedings, charges, complaints or investigations by any Government Authority (except in the ordinary administrative course of the granting of patents and proceedings relating thereto) or by any Third Party relating to the MacroGenics IP.

11.2.4 As of the Effective Date, to the knowledge of MacroGenics, the exercise by Gilead of the rights and licenses granted to Gilead by MacroGenics under this Agreement will not infringe any of the intellectual property rights of any Third Party.

11.2.5 As of the Effective Date, to the knowledge of MacroGenics, there is no actual infringement or misappropriation or threatened infringement or misappropriation of any MacroGenics IP by any Person.

11.2.6 As of the Effective Date, MacroGenics has not (a) employed or used a contractor or consultant that has employed, any individual or entity debarred by the FDA (or subject to a similar sanction of EMA), or (b) employed any individual who or entity that is the subject of an FDA debarment investigation or proceeding (or similar proceeding of EMA), in the conduct of any pre-clinical activities or clinical studies of Program DARTs.

11.2.7 As of the Effective Date, there is no Regulatory Documentation that (a) is relevant to the Licensed Programs or any Program DARTs and (b) applicable Law requires MacroGenics to have prepared, filed or maintained.

11.2.8 As of the Effective Date, all activities conducted by or on behalf of MacroGenics with respect to Program DARTs have been conducted, in all material respects, in accordance with applicable Law, GLP, GCP and GMP, as applicable.

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission.

11.2.9 Without limitation of the generality of Section 11.1.4, as of the Effective Date, MacroGenics has the right to grant all rights and licenses it purports to grant to Gilead with respect to the MacroGenics IP under this Agreement and has not granted to any Third Party any license, right or interest in, to or under MacroGenics IP that is inconsistent with the licenses and rights granted to Gilead in Section 4.1.

11.2.10 As of the Effective Date, MacroGenics has not granted to any Third Party the sole or first right to file, prosecute or maintain Patents that contain Platform Claims. As of the Effective Date, MacroGenics has not granted to any Third Party the sole right to enforce any Platform Claims. MacroGenics as of the Effective Date has not granted, and during the Agreement Term will not grant, to any Third Party any rights (a) to prosecute, maintain or enforce any Product Patents, except for any such rights in the MacroGenics Territory granted to any Third Party licensee, sublicensee or collaborator of MacroGenics with respect to ***Program DARTs or ***Licensed Products, or (b) to enforce any Platform Patents with respect to a Competitive Infringement.

11.2.11 Each Patent listed on Exhibit C is a Platform Patent.

11.3 Mutual Covenants. Each Party hereby covenants to the other Party that:

11.3.1 Such Party shall comply with all applicable Laws in connection with this Agreement and the transactions contemplated hereby.

11.3.2 Such Party will impose on all employees of such Party or its Affiliates who perform work under this Agreement the obligation to assign all right, title and interest in and to their inventions and discoveries, whether or not patentable, to such Party as the sole owner thereof.

11.3.3 Such Party will not (a) employ or use any contractor or consultant that employs any individual or entity debarred by the FDA (or subject to a similar sanction of EMA); or (b) employ any individual who or entity that is the subject of an FDA debarment investigation or proceeding (or similar proceeding of EMA), in each of clauses (a) and (b) in the conduct of its activities under this Agreement. If, at any time during the term of this Agreement, (x) any individual or entity employed by such Party or any contractor or consultant used by such Party in the conduct of its activities under this Agreement becomes debarred by the FDA (or subject to a similar sanction of EMA) or (y) any individual or entity employed by such Party in the conduct of its activities under this Agreement becomes the subject of, or is threatened to be made the subject of, an FDA debarment investigation or proceeding (or similar proceeding of EMA), such Party shall immediately notify the other Party.

11.3.4 Such Party shall perform its activities pursuant to this Agreement in compliance in all material respects with GLP, GCP and cGMP (including those specified by the ICH), in each case as applicable.

11.3.5 Neither Party shall, during the Agreement Term, grant any right or license to any Third Party relating to any of the intellectual property rights it owns or Controls which would conflict with any of the rights or licenses granted or to be granted to the other Party hereunder pursuant to the provisions of ARTICLE 4.

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission.

11.4 Disclaimer. Except as otherwise expressly set forth in this Agreement, NEITHER PARTY MAKES ANY REPRESENTATION OR EXTENDS ANY WARRANTY OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY THAT ANY PATENTS ARE VALID OR ENFORCEABLE, AND EXPRESSLY DISCLAIMS ALL IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT. Without limiting the generality of the foregoing except as otherwise expressly set forth in this Agreement, each Party disclaims any warranties with regards to: (a) the success of any study or test commenced under this Agreement; (b) the safety or usefulness for any purpose of the technology or materials, including any compounds, it provides or discovers under this Agreement; or (c) the validity, enforceability, or non-infringement of any intellectual property rights or technology it provides or licenses to the other Party under this Agreement. Data and regulatory materials are given by each Party to the other Party, except as otherwise provided herein, on an “as is” basis without any warranty of any kind.

ARTICLE 12

INDEMNIFICATION AND INSURANCE

12.1 Indemnification by Gilead. Gilead shall defend, indemnify and hold harmless the MacroGenics Indemnitees from and against any and all losses, damages, fees, expenses, settlement amounts or costs (including reasonable attorneys’ fees and witness fees) (“Losses”) relating to or in connection with a Third Party claim arising out of (a) any death, personal bodily injury or damage to real or tangible personal property alleged or proven to result, directly or indirectly, from the possession, use or consumption of, or treatment with, a Program DART or Licensed Product Researched, Developed, Manufactured or Commercialized in the Gilead Territory for the applicable Licensed Program (or, as permitted under this Agreement, the MacroGenics Territory for the applicable Licensed Program), in each case by or on behalf of Gilead or its Affiliates or Sublicensees, including any product liability claims; (b) the Commercialization by or on behalf of Gilead or its Affiliates or Sublicensees of any Program DART or Licensed Product in the Gilead Territory; (c) any actual or alleged infringement or unauthorized use or misappropriation of any Patent or other intellectual property right of a Third Party with respect to the activities of Gilead or its Affiliates or Sublicensees hereunder; (d) any breach by Gilead of its representations, warranties or covenants made under this Agreement; or (e) any illegal or negligent act or omission or willful misconduct of Gilead or its Affiliates or Sublicensees or any of their employees, contractors or agents, in performing Gilead’s obligations or exercising Gilead’s rights under this Agreement; provided, however, that the foregoing indemnity shall not apply to the extent that any such Losses (i) are attributable to an illegal act by or the gross negligence or willful misconduct of any MacroGenics Indemnitees, or (ii) are otherwise subject to an obligation by MacroGenics to indemnify the Gilead Indemnitees under Section 12.2, as to which Losses the provisions of Section 12.4 shall apply.

12.2 Indemnification by MacroGenics. MacroGenics shall defend, indemnify and hold harmless the Gilead Indemnitees from and against any and all Losses relating to or in connection with a Third Party claim arising out of (a) any death, personal bodily injury or damage to real or

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission.

tangible personal property alleged or proven to result, directly or indirectly, from the possession, use or consumption of, or treatment with, a Program DART or Licensed Product Researched, Developed, Manufactured or Commercialized in the MacroGenics Territory for the applicable Licensed Program (or, as permitted under this Agreement, the Gilead Territory for the applicable Licensed Program), in each case by or on behalf of MacroGenics or its Affiliates or Sublicensees, including any product liability claims; (b) the Commercialization by or on behalf of MacroGenics or its Affiliates or Sublicensees of any Program DART or Licensed Product in the MacroGenics Territory, or the Manufacture of any Program DART or Licensed Product on behalf of MacroGenics by any Third Party pursuant to any consent or approval granted by Gilead under Section 3.2.5(e); (c) any actual or alleged infringement or unauthorized use or misappropriation of any Patent or other intellectual property right of a Third Party with respect to the activities of MacroGenics or its Affiliates or Sublicensees hereunder; (d) any breach by MacroGenics of its representations, warranties or covenants made under this Agreement; (e) any illegal or negligent act or omission or willful misconduct of MacroGenics or its Affiliates or Sublicenses or any of their employees, contractors or agents, in performing MacroGenics’ obligations or exercising MacroGenics’ rights under this Agreement; or (f) any exercise by MacroGenics of its rights under the license grant by Gilead in Section 4.2(d); provided, however, that the foregoing indemnity shall not apply to the extent that any such Losses are attributable to (i) an illegal act by or the gross negligence or willful misconduct of any Gilead Indemnitees, or (ii) are otherwise subject to an obligation by Gilead to indemnify the MacroGenics Indemnitees under Section 12.1, as to which Losses the provisions of Section 12.4 shall apply.

12.3 Procedure.

12.3.1 In the event of a claim by a Third Party against any Person entitled to indemnification under this Agreement, the Party claiming indemnification (in such capacity, the “Indemnified Party”) shall promptly notify the other Party (in such capacity, the “Indemnifying Party”) in writing of the claim (it being understood that the failure by the Indemnified Party to give prompt notice of a Third Party claim as provided in this Section 12.3 shall not relieve the Indemnifying Party of its indemnification obligation under this Agreement except and only to the extent that such Indemnifying Party is actually prejudiced as a result of such failure to give prompt notice). Within thirty (30) days after delivery of such notification, the Indemnifying Party may, upon written notice thereof to the Indemnified Party, undertake and solely manage and control, at its sole expense and with counsel reasonably satisfactory to the Indemnified Party, the defense of the claim; provided, however, that if MacroGenics is the Indemnifying Party and the claim relates to a Program DART or Licensed Product with respect to which a Phase 2 Clinical Trial has been Completed, then Gilead may, at any time upon written notice to MacroGenics, assume sole management and control of the defense of the claim, at its sole expense (provided, however, that Gilead shall not be required to reimburse MacroGenics for any expenses incurred by MacroGenics in connection with MacroGenics’ defense of the claim prior to such assumption). If the Indemnifying Party does not undertake such defense in accordance with the preceding sentence, the Indemnified Party shall control such defense. The Party not controlling such defense shall cooperate with the other Party and may, at its option and expense, participate in such defense with counsel of its choice; provided, however, that if the Indemnifying Party assumes control of such defense as set forth above and the Indemnified Party in good faith concludes, based on advice from counsel, that the Indemnifying Party and the

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission.

Indemnified Party (or the relevant MacroGenics Indemnitee or Gilead Indemnitee seeking indemnification) have conflicting interests with respect to such action, suit, proceeding or claim, the Indemnified Party’s counsel may fully participate in such defense and the Indemnifying Party shall be responsible for the reasonable fees and expenses of one counsel to the indemnified Persons solely in connection therewith. The Party controlling such defense shall keep the other Party advised of the status of such action, suit, proceeding or claim and the defense thereof, shall provide the other Party copies of material documents and filings related to such action, suit, proceeding or claim and shall consider recommendations made by the other Party with respect thereto. Except if the Indemnifying Party did not undertake defense of the claim as set forth above, or if the Indemnifying Party and the Indemnified Party (or the relevant MacroGenics Indemnitee or Gilead Indemnitee seeking indemnification) have conflicting interests with respect to such action, suit, proceeding or claim and the Indemnified Party engages separate counsel, as provided above, the Indemnifying Party shall not be liable for any litigation costs or expenses incurred by the Indemnified Party without the Indemnifying Party’s written consent. The Indemnified Party shall not settle any such action, suit, proceeding or claim without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld, delayed or conditioned. The Indemnifying Party shall not settle, without the prior written consent of the Indemnified Party, any such action, suit, proceeding or claim, or consent to any judgment in respect thereof, that does not include a complete and unconditional release of the Indemnified Party from all liability with respect thereto, that imposes any liability or obligation on the Indemnified Party or that acknowledges fault by the Indemnified Party.

12.3.2 Notwithstanding anything to the contrary above, in the event of any claim or criminal action brought by a Governmental Authority against a Gilead Indemnitee for which indemnification may be sought under this Section 12.3, Gilead shall have the right to control the defense, litigation, settlement, appeal or other disposition of the claim or action at MacroGenics’ expense.

12.4 Allocation. In the event a claim falls within the scope of the indemnity given by each Party in Section 12.1 or 12.2, as the case may be, any payments in connection with such claim shall be apportioned between the Parties in accordance with the degree of fault attributable to each Party.

12.5 EXCLUSION OF CONSEQUENTIAL DAMAGES. EXCEPT WITH RESPECT TO A BREACH OF SECTION 4.9, ARTICLE 10 OR THIRD PARTY CLAIMS THAT ARE SUBJECT TO INDEMNIFICATION UNDER THIS ARTICLE 12, NEITHER MACROGENICS NOR GILEAD, NOR ANY OF THEIR RESPECTIVE AFFILIATES, WILL BE LIABLE FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR PUNITIVE DAMAGES, WHETHER LIABILITY IS ASSERTED IN CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT PRODUCT LIABILITY), INDEMNITY OR CONTRIBUTION, AND IRRESPECTIVE OF WHETHER SUCH PARTY OR ANY REPRESENTATIVE OF SUCH PARTY HAS BEEN ADVISED OF, OR OTHERWISE MIGHT HAVE ANTICIPATED THE POSSIBILITY OF, ANY SUCH LOSS OR DAMAGE.

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission.

12.6 Insurance.

12.6.1 MacroGenics shall, at its own cost and expense, obtain and maintain in full force and effect the following insurance:

(a) ***;

(b) ***;

(c) Upon initiation by MacroGenics of human clinical trials of any Program DART or Licensed Product, Clinical Trials insurance in accordance with applicable Law in the jurisdiction where such trials will be performed; and

(d) ***

In the event that any of the required policies of insurance are written on a claims made basis, then such policies shall be maintained for a period of not less than five (5) years following the termination or expiration of this Agreement. Each insurance policy that is required under this Section 12.6.1 shall be obtained from an insurance carrier with an A.M. Best rating of at least A-VII. MacroGenics shall furnish a certificate of insurance for any of the required policies as soon as practicable after the Effective Date (or, with respect to clauses (b) and (c) above, such time as MacroGenics obtains the applicable policy) and upon any renewal thereof.

12.6.2 Gilead shall at its own cost and expense, obtain and maintain in full force and effect the following insurance:

(a) Upon initiation by Gilead of human clinical trials of any Program DART or Licensed Product, Clinical Trials insurance in accordance with applicable Law in the jurisdiction where such trials will be performed; and

(b) ***.

In lieu of insurance, Gilead may self-insure any or a portion of the above required insurance. In the event that any of the required policies of insurance are written on a claims made basis, then such policies shall be maintained for a period of not less than five (5) years following the termination or expiration of this Agreement. Subject to Gilead’s right to self-insure, each insurance policy that is required under this Section 12.6.2 shall be obtained from an insurance carrier with an A.M. Best rating of at least A-VII. Gilead shall furnish a certificate of insurance for any of the required policies as soon as practicable after Gilead obtains the applicable policy and upon any renewal thereof.

ARTICLE 13

TERM AND TERMINATION

13.1 Agreement Term; Expiration. This Agreement shall become effective as of the Effective Date and, unless earlier terminated in accordance herewith, shall continue in full force with respect to any Licensed Program until the expiration of the last to expire Royalty Term for a Licensed Product from such Licensed Program with respect to each country in the Gilead Territory for such Licensed Program.

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission.

13.2 Termination for Cause. Either Party (the “Non-Breaching Party”) may, without prejudice to any other remedies available to it under applicable Law or in equity, terminate this Agreement in its entirety or with respect to any Licensed Program if the other Party (the “Breaching Party”) shall have materially breached or defaulted in the performance of its obligations hereunder with respect to such Licensed Program, and such default shall have continued for *** after written notice thereof was provided to the Breaching Party by the Non-Breaching Party, such notice describing the alleged breach. Any such termination shall become effective at the end of such *** cure period, unless the Breaching Party has cured such breach or default prior to the expiration of such cure period; provided, however, that if the Breaching Party notifies the Non-Breaching Party within such *** period that the Breaching Party disagrees in good faith with such asserted basis for termination, the termination of this Agreement in its entirety or with respect to the applicable Licensed Program shall not be effective unless and until the matter has been finally resolved in accordance with Section 15.2 and the decision by the applicable court rendered in accordance with Section 15.2 holds that the Breaching Party materially breached this Agreement. The right of either Party to terminate this Agreement as provided in this Section 13.2 shall not be affected in any way by such Party’s waiver or failure to take action with respect to any previous default.

13.3 Termination for Patent Challenge. If either Party or any of its Affiliates: (a) commences or otherwise voluntarily determines to participate in any action or proceeding (including any patent opposition or re-examination proceeding), challenging or denying the validity of any of the other Party’s Patents or Joint Patents licensed hereunder or any claim thereof, excluding any such challenge asserted as a counterclaim in litigation initiated by the other Party or its Affiliates, or (b) actively assists any other Person in bringing or prosecuting any action or proceeding (including any patent opposition or re-examination proceeding) challenging or denying the validity of any of such Patents or any claim thereof, the non-challenging Party shall have the right to terminate this Agreement with respect to the Licensed Program to which such Patents are subject upon *** written notice to the other Party. Any such termination shall only become effective if the challenging Party or its Affiliate, as applicable, has not withdrawn such action before the end of the above notice period.

13.4 Termination for Convenience. Gilead may terminate this Agreement with respect to any Licensed Program at any time upon *** written notice to MacroGenics if the effective date of such termination is *** after the Effective Date; provided, however, that Gilead may terminate this Agreement with respect to a Licensed Program at any time upon *** written notice to MacroGenics if there is a ***; and provided, further, that if the Research Term of the Research Program associated with any terminated Licensed Program has not expired as of the effective date of such termination, (a) the Parties shall use good faith efforts to reallocate the FTEs for such Research Program, first to other active Research Programs (if any), and second to any other research programs of MacroGenics, and (b) Gilead shall pay the reasonable, documented Out-of-Pocket Costs and FTE Costs of MacroGenics incurred in winding down such Research Program.

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission.

13.5 Termination for Insolvency Event: Either Party may terminate this Agreement in its entirety upon written notice to the other Party if the other Party suffers an Insolvency Event.

13.6 Termination for HSR Act Delay. Gilead may terminate this Agreement with respect to the ***Licensed Program, the *** Licensed Program or the ***Licensed Program, as applicable, upon written notice to MacroGenics if an HSR Filing with respect to such Licensed Program is made under Section 3.2.2(c) and the waiting period (or any extension thereof) under the HSR Act has not terminated or expired as of sixty (60) days after the date on which such HSR Filing is made.

13.7 Effect of Termination.

13.7.1 Subject to Section 13.8, upon termination of this Agreement by MacroGenics in whole or with respect to one or more Terminated Programs pursuant to Section 13.2, 13.3, 13.5 or 15.5 or by Gilead with respect to one or more Terminated Programs pursuant to Section 13.4:

(a) all rights, licenses and options granted by MacroGenics to Gilead with respect to each Terminated Program hereunder shall terminate and Gilead shall not have any rights to use or exercise any rights under the MacroGenics IP with respect to any such Terminated Program;

(b) any Gilead Collaboration Know-How described in clause (a) of the second sentence of Section 10.1 shall continue to be deemed to be the Confidential Information of each Party;

(c) if such termination occurs during a Research Term, Gilead shall promptly transfer and assign to MacroGenics all Supplemental Data and Gilead Collaboration IP that was created by or on behalf of Gilead or its Affiliates, or both, whether solely or jointly with MacroGenics, in the course of conducting activities under the Terminated Program;

(d) if such termination occurs after the Research Term and during a License Term:

(i) to the extent Gilead has conducted any Research, Development or Commercialization activities with respect to such Terminated Program, Gilead shall provide to MacroGenics a fair and accurate detailed written description of the status of such activities through the effective date of termination within *** of such termination;

(ii) the licenses granted to MacroGenics pursuant to Section 4.2 shall remain in effect and with respect to any Terminated Program shall become irrevocable; provided, however, that MacroGenics shall not use any Gilead Collaboration IP in connection with any activities in the Gilead Territory, except in accordance with (x) the license grants set forth in clauses (c) and (d) of Section 4.2 or (y) any rights of MacroGenics under any agreement entered into pursuant to Section 13.7.1(d)(vi);

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission.

(iii) the rights granted to MacroGenics under Section 9.3.2 shall survive;

(iv) Gilead shall, to the extent it has not already done so, provide to MacroGenics copies of all Gilead Collaboration IP that was created by or on behalf of Gilead or its Affiliates in the course of conducting activities under the Terminated Program, solely to the extent necessary for MacroGenics to exercise its rights under clauses (ii) and (v) of this Section 13.7.1(d);

(v) Gilead hereby grants to MacroGenics, effective upon such termination, a non-exclusive, royalty-free, non-transferable (except in accordance with Section 15.4) license, with the right to sublicense (subject to Section 4.3), under (A) Gilead’s and its Affiliates’ interest in Gilead Collaboration IP and Joint IP that are Platform IP and that were created by or on behalf of Gilead or its Affiliates, or both, whether solely or jointly with MacroGenics, in the course of conducting activities under the Terminated Program, to Research, Develop, Manufacture and Commercialize throughout the world DARTs; and (B) if the ***Licensed Program is the Terminated Program, clinical data included in the Gilead Collaboration Know-How that results from any Phase 1 Clinical Trial or Phase 2 Clinical Trial of any ***Program DART or ***Licensed Product, to Research, Develop, Manufacture and Commercialize ***Program DARTS and ***Licensed Products throughout the world; and

(vi) the Parties shall enter into good faith negotiations with respect to an agreement pursuant to which Gilead would grant to MacroGenics a license under Gilead Collaboration IP (other than any Gilead Collaboration Know-How licensed to MacroGenics in accordance with clause (v) above) to Research, Develop, Manufacture and Commercialize the Licensed Product(s) from such Terminated Program, with terms regarding degree of exclusivity, royalty or other payments, access to or assignment of relevant Regulatory Documentation and other technical and other information or materials in Gilead’s or its Affiliates’ possession or control, transfer or amendment of applicable agreements or arrangements with Third Parties and other appropriate transition matters to be negotiated in good faith.

13.7.2 Subject to Section 13.8, upon termination of this Agreement by Gilead in whole or with respect to one or more Terminated Programs pursuant to Section 13.2, 13.3, 13.5 or 15.5:

(a) all rights, licenses and options of or granted to Gilead, its Affiliates or Sublicensees pursuant to this Agreement with respect to such Terminated Program, including in Sections 4.1, 6.2.2 and ARTICLE 9, shall remain in effect;

(b) any MacroGenics Know-How described in clause (a) of the second sentence of Section 10.1 shall continue to be deemed to be the Confidential Information of each Party;

(c) all payment obligations under ARTICLE 8 with respect to such Terminated Program shall remain in effect;

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission.

(d) all license grants, including under Section 4.2(d), by Gilead, its Affiliates or Sublicensees to MacroGenics pursuant to this Agreement with respect to such Terminated Program shall terminate; and

(e) MacroGenics shall provide to Gilead copies of such technical and other information and materials in MacroGenics’ or its Affiliates’ possession or control as of the date of termination, in each case that relate to such Terminated Program, to the extent not previously provided to Gilead hereunder.

13.7.3 Subject to Section 13.8, upon termination of this Agreement by Gilead with respect to ***Licensed Program, the *** Licensed Program or the *** Licensed Program, as applicable, pursuant to Section 13.6, all rights and obligations of each Party hereunder with respect to such Terminated Program shall terminate.

13.8 Accrued Rights; Surviving Provisions of the Agreement.

13.8.1 Accrued Rights. Termination or expiration of any aspect of this Agreement for any reason shall be without prejudice to any rights that shall have accrued to the benefit of any Party prior to such termination or expiration, including the payment obligations under ARTICLE 8 and any rights of Gilead under the last sentence of Section 8.5.4(b), and any and all damages or remedies arising from any breach hereunder. Such termination or expiration shall not relieve any Party from obligations which are expressly indicated to survive termination of this Agreement.

13.8.2 Surviving Provisions of the Agreement. The provisions of Sections 4.8, 8.7 - 8.10 (with regard to accrued but unpaid amounts), 8.11, 9.2, 11.4, 13.7 and 13.8 and ARTICLE 12 and ARTICLE 15, and any applicable definitions in ARTICLE 1, shall survive any partial or entire termination of this Agreement or partial or entire expiration of this Agreement for any reason, in accordance with their respective terms and conditions, and for the duration stated, and where no duration is stated, shall survive indefinitely. ARTICLE 10 shall survive for a period of seven (7) years after the effective date of the entire termination or expiration of this Agreement.

ARTICLE 14

STANDSTILL

14.1 Standstill. In the event that the common stock of MacroGenics becomes listed on a national securities exchange in an initial public offering (an “IPO”) ***, Gilead agrees that neither it nor any of its Affiliates, acting alone or as part of any 13D Group, shall directly or indirectly, for a period of *** (the “Standstill Period”), without the prior written approval of MacroGenics’ Board of Directors:

14.1.1 acquire or agree, offer, seek or propose to acquire, or cause to be acquired, ownership (including, but not limited to, beneficial ownership as defined in Rule 13d-3 under the Securities and Exchange Act of 1934) of any substantial part of the assets or businesses of MacroGenics or of any voting securities of MacroGenics, or any rights or options to acquire any such ownership (including from a third party);

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission.

14.1.2 make, or in any way participate, directly or indirectly, in any “solicitation” of “proxies” (as such terms are used in the proxy rules of the Securities and Exchange Commission) to vote, or seek to advise or influence any person with respect to the voting of any voting securities of MacroGenics;

14.1.3 form, join or in any way participate in, a “group” (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934) (“13D Group”) with respect to any voting securities of MacroGenics;

14.1.4 otherwise act, whether alone or in concert with others, to seek to propose to MacroGenics any merger, business combination, restructuring, recapitalization or similar transaction with respect to or with MacroGenics or otherwise act, whether alone or in concert with others, to seek to control, change the management or Board of Directors of MacroGenics, or nominate any person as a director of MacroGenics who is not nominated by the then incumbent directors;

14.1.5 enter into any discussion, negotiations, arrangements or understandings with any third party with respect to, any of the foregoing; or

Notwithstanding the foregoing, nothing in this Agreement shall limit Gilead’s ability to (x) inquire or make a request, orally or in writing, to the chief executive officer or the chairman of the board of directors of MacroGenics with respect to any amendment or waiver of any provision of this Section 14.1 or (y) make or submit to the chief executive officer or the chairman of the board of directors of MacroGenics a bona fide non-public proposal so long as such action would not reasonably be expected to require MacroGenics to make a public announcement relating thereto. If at any time during the Standstill Period, Gilead or, to its knowledge, any of its representatives are approached by any Third Party concerning Gilead’s participation in a transaction of the type referred to in Sections 14.1.1 through 14.1.5, Gilead shall, or shall use commercially reasonable efforts to cause its representative (as applicable) to, promptly inform such Third Party that Gilead is bound by certain confidentiality obligations in respect of MacroGenics.

14.2 The restrictions set forth in Section 14.1 shall terminate immediately if: (a) a Person or 13D Group not including Gilead or its Affiliates (i) commences or publicly announces its intent to commence a tender or exchange offer for voting securities of MacroGenics representing more than *** of the then-outstanding voting power of the voting securities of MacroGenics or (ii) publicly announces a bona fide unsolicited proposal to enter into a transaction described in clause (b)(i) or (ii) below and, prior to the termination, withdrawal or abandonment of such proposal by such Person or 13D Group (as evidenced by a subsequent public announcement or by a written communication to MacroGenics that is either publicly announced or provided by MacroGenics to Gilead), either (x) MacroGenics publicly announces its willingness to consider such proposal or alternative proposals for a transaction described in clause (b)(i) or (ii) below, (y) the Board of Directors of MacroGenics determines to engage in

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission.

negotiations with such Person or 13D Group or any other party other than Gilead or its Affiliates with respect to a transaction described in clause (b)(i) or (ii) below, or (z) such offer or proposal is not publicly rejected or recommended against by MacroGenics within ten (10) Business Days after such offer or proposal becomes public, or (b) MacroGenics or its Affiliates initiates a process to consider or enter into a transaction described in clause (i) or (ii) below, or enters into a letter of intent or definitive agreement with any party other than Gilead or its Affiliates regarding (i) any merger, sale, reorganization, recapitalization or other business combination pursuant to which the outstanding shares of MacroGenics would be converted into cash or securities of a Person or a 13D Group not including Gilead or its Affiliates and the stockholders of MacroGenics immediately prior to such transaction would own immediately after consummation of such a transaction less than fifty percent (50%) of the voting power of the voting securities of MacroGenics or the entity surviving such transaction; or (ii) any transaction that would result directly or indirectly in all or substantially all of MacroGenics’ assets being sold to any Person or 13D Group not including Gilead or its Affiliates. In the event that the transactions contemplated by clauses (a) and/or (b) shall have been terminated or abandoned, and such termination or abandonment is demonstrable by a press release issued by MacroGenics (or, in the case of clause (a), by the party that initially made the public announcement), then Section 14.1 shall again be applicable for the remainder of the Standstill Period.

14.3 Nothing in this ARTICLE 14 shall prohibit Gilead or its Affiliates from acquiring securities of MacroGenics by or through (a) a diversified mutual or pension fund managed by an independent investment adviser or pension plan established for the benefit of the employees of Gilead or its Affiliates, (b) any employee benefit plan of Gilead or its Affiliates or (c) any stock portfolios not controlled by Gilead or its Affiliates that invest in MacroGenics among other companies, provided in each case that Gilead and its Affiliates do not, directly or indirectly, request the trustee or administrator or investment adviser of such fund, plan or portfolio to acquire such securities.

ARTICLE 15

MISCELLANEOUS

15.1 Informal Dispute Resolution. The Parties agree to refer to the Alliance Managers for resolution any dispute, claim or controversy of any nature arising out of or relating to this Agreement, including any action or claim based on tort, contract or statute, or concerning the interpretation, effect, termination, validity, performance and/or breach of this Agreement (including any amendments hereto), including any matters referred by the JRC to the Alliance Managers for resolution (each, a “Dispute”). The Alliance Managers shall attempt to resolve each Dispute through good faith discussion for a period of not less than *** after such Dispute is referred to the Alliance Managers by the JRC or either Party. In the event the Alliance Managers are not able to resolve any Dispute in such time period, the Dispute shall be referred to the Executive Officers, who shall attempt to resolve such Dispute through good faith discussion for a period of *** after such Dispute is referred the Executive Officers. In the event that the Dispute involves a modification to a Research Plan, and such Dispute is not resolved pursuant to this Section 15.1, then Gilead may exercise its deciding vote with respect thereto pursuant to Section 2.3.5.

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission.

15.2 Jurisdiction and Venue. Each Party (a) irrevocably submits to the exclusive jurisdiction of the federal and state courts located in the *** (the “Court”) with respect to any Dispute, and (b) agrees not to raise any objection at any time to the laying or maintaining of the venue of any action, suit or proceeding for such purpose in any such Court, irrevocably waives any claim that such action, suit or other proceeding has been brought in an inconvenient forum and further irrevocably waives the right to object, with respect to such action, suit or other proceeding, that such Court does not have any jurisdiction over such Party, and (c) agrees not to commence any action, suit or proceeding with respect to any Dispute except in such Court. Each Party further agrees that service of any process, summons, notice or document by U.S. registered mail to such Party’s notice address provided for in this Agreement shall be effective service of process for any action, suit or proceeding in the Court with respect to any matters to which it has submitted to jurisdiction in this Section 15.2.

15.3 Governing Law. This Agreement and any dispute arising from the performance or breach hereof shall be governed by and construed and enforced in accordance with the *** without reference to conflicts of laws principles.

15.4 Assignment. Neither Party may assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the other Party, which consent will not be unreasonably withheld or delayed. Notwithstanding the foregoing, this Agreement may be assigned as follows: (a) subject to the next sentence, either Party may assign its rights and obligations under this Agreement by way of sale of itself or the sale of the portion of its business to which this Agreement relates, through merger, sale of assets or sale of stock or ownership interest, provided that the assignee shall expressly agree to be bound by such Party’s obligations under this Agreement and that such sale is not primarily for the benefit of its creditors, and (b) either Party may assign its rights and obligations under this Agreement to any of its Affiliates, provided that the assignee shall expressly agree to be bound by such Party’s obligations under this Agreement and that such Party shall remain liable for all of its rights and obligations under this Agreement. In the event of (x) an acquisition of either Party or its assets or equity by a Third Party, such acquisition shall not provide the other Party with rights or access to (A) any Patents or Know-How of such Third Party, or any Affiliate of such Third Party that becomes an Affiliate of such acquired Party as a result of such acquisition, that exists as of the date of such acquisition or (B) any Patents or Know-How of such Third Party, or any Affiliate of such Third Party that becomes an Affiliate of such acquired Party as a result of such acquisition, that are filed or developed, as the case may be, after the date of such acquisition, for so long as the acquired Party and such Third Party (or such Affiliate of such Third Party) continue to conduct their applicable Research and Development activities independently of each other, without any sharing or transfer of relevant Know-How, and (y) an acquisition of MacroGenics or its assets or equity by a Third Party, such Third Party shall not be permitted to use any MacroGenics IP, other than MacroGenics IP Controlled by MacroGenics or its Affiliates on the Effective Date, in the Research, Development or Commercialization of any Competing Product (as defined in the first sentence of Section 1.23) being Researched, Developed or Commercialized by such Third Party immediately prior to such acquisition (provided, for clarity, that any use by such Third Party of any MacroGenics IP, including any MacroGenics IP Controlled by MacroGenics or its Affiliates on the Effective Date, shall be subject to any licenses granted to, or other rights of, Gilead hereunder). This Agreement shall be binding upon the successors and permitted assigns

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission.

of the Parties and the name of a Party appearing herein shall be deemed to include the names of such Party’s successors and permitted assigns to the extent necessary to carry out the intent of this Agreement. Any assignment not in accordance with this Section 15.4 shall be void.

15.5 Force Majeure. Each Party shall be excused from the performance of its obligations under this Agreement to the extent that such performance is prevented by force majeure (defined below) and the nonperforming Party promptly provides notice of the prevention to the other Party. Such excuse shall be continued so long as the condition constituting force majeure continues and the nonperforming Party takes Commercially Reasonable Efforts to remove the condition; provided, that if the nonperformance is material and continues for more than ***, the Party other than the nonperforming Party shall have the right to terminate this Agreement (i) in its entirety, (ii) solely with respect to the affected Licensed Program, or (iii) if MacroGenics is the nonperforming Party, solely with respect to the affected Research Plan (if any), in each case effective upon written notice to the nonperforming Party. For purposes of this Agreement, “force majeure” shall include conditions beyond the control of the Parties, including an act of God, voluntary or involuntary compliance with any regulation, Law or order of any government, war, act of terror, civil commotion, labor strike or lock-out, epidemic, failure or default of public utilities or common carriers, destruction of production facilities or materials by fire, earthquake, storm or like catastrophe.

15.6 Notices. Any notice or request required or permitted to be given under or in connection with this Agreement shall be deemed to have been sufficiently given if in writing and personally delivered or sent by certified mail (return receipt requested), facsimile transmission (receipt verified), or reputable international business courier (signature required), prepaid, to the Party for which such notice is intended, at the address set forth for such Party below:

If to MacroGenics,

addressed to:

MacroGenics, Inc.

9640 Medical Center Drive

Rockville, MD 20850

Attention: Chief Executive Officer

Facsimile: ***

If to Gilead,

addressed to:

Gilead Sciences, Inc.

333 Lakeside Drive

Foster City, CA 94404

Attention: General Counsel

Facsimile: ***

or to such other address for such Party as it shall have specified by like notice to the other Parties, provided that notices of a change of address shall be effective only upon receipt thereof.

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission.

The effective date of any notice shall be (a) the date of delivery, if personally delivered during the recipient’s normal business hours (and otherwise the first (1st) Business Day after the date of delivery), (b) the third (3rd) Business Day following the date of mailing, if sent by certified mail, (c) the Business Day following verification of receipt, if sent by facsimile, and (d) the Business Day after dispatch, if sent by international business courier.

15.7 Export Clause. Each Party agrees that, as of the Effective Date, it will not export or re-export restricted commodities or the technical data of the other Party in any form except in compliance with applicable Law (including obtaining any required United States and non-United States government licenses).

15.8 Waiver. Neither Party may waive or release any of its rights or interests in this Agreement except in writing. The failure of either Party to assert a right hereunder or to insist upon compliance with any term of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition. No waiver by either Party of any condition or term in any one or more instances shall be construed as a continuing waiver of such condition or term or of another condition or term.

15.9 Severability. If any provision hereof should be held invalid, illegal or unenforceable in any jurisdiction, the Parties shall negotiate in good faith a valid, legal and enforceable substitute provision that most nearly reflects the original intent of the Parties and all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the Parties hereto as nearly as may be possible. Such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction.

15.10 Covenant. MacroGenics acknowledges that Gilead is a publicly traded company and that, under this Agreement, MacroGenics may learn of material, non-public information regarding Gilead. MacroGenics understands that federal and state securities laws prohibit MacroGenics’ employees from purchasing or selling securities of Gilead while in possession of any such information or from disclosing such information to others. Accordingly, MacroGenics shall take reasonable actions to inform and instruct its employees who receive or have access to Confidential Information of Gilead not to buy or sell securities of Gilead while in possession of any material, non-public information regarding Gilead, and shall not advise others to do so.

15.11 Entire Agreement. This Agreement, together with the Schedules and Exhibits hereto, set forth all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties as to the subject matter of this Agreement and supersedes and terminates all prior agreements and understanding between the Parties with respect to the subject matter hereof. In particular, and without limitation, this Agreement supersedes and replaces the Existing Confidentiality Agreement and any and all term sheets relating to the transactions contemplated by this Agreement and exchanged between the Parties prior to the Effective Date. There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the Parties as to the subject matter of this Agreement other than as set forth herein and therein. No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the Parties hereto unless reduced to writing and signed by the respective authorized officers of the Parties.

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission.

15.12 Independent Contractors. Nothing herein shall be construed to create any relationship of employer and employee, agent and principal, partnership or joint venture between the Parties. Each Party is an independent contractor. Neither Party shall assume, either directly or indirectly, any liability of or for the other Party. Neither Party shall have the authority to bind or obligate the other Party and neither Party shall represent that it has such authority.

15.13 Headings; Construction; Interpretation. Headings used herein are for convenience only and shall not in any way affect the construction of or be taken into consideration in interpreting this Agreement. The terms of this Agreement represent the results of negotiations between the Parties and their representatives, each of which has been represented by counsel of its own choosing, and neither of which has acted under duress or compulsion, whether legal, economic or otherwise. Accordingly, the terms of this Agreement shall be interpreted and construed in accordance with their usual and customary meanings, and each of the Parties hereto hereby waives the application in connection with the interpretation and construction of this Agreement of any rule of Law to the effect that ambiguous or conflicting terms or provisions contained in this Agreement shall be interpreted or construed against the Party whose attorney prepared the executed draft or any earlier draft of this Agreement. Any reference in this Agreement to an Article, Section, subsection, paragraph, clause, Schedule or Exhibit shall be deemed to be a reference to any Article, Section, subsection, paragraph, clause, Schedule or Exhibit, of or to, as the case may be, this Agreement. Except where the context otherwise requires, (a) any definition of or reference to any agreement, instrument or other document refers to such agreement, instrument other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or therein); (b) any reference to any Law refers to such Law as from time to time enacted, repealed or amended; (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, refer to this Agreement in its entirety and not to any particular provision hereof; (d) the words “include,” “includes,” “including,” “exclude,” “excludes,” and “excluding,” shall be deemed to be followed by the phrase “but not limited to,” “without limitation” or words of similar import; and (e) any reference to Program DARTs or Licensed Products “from” a Licensed Program shall be deemed to include any Program DARTs, and Licensed Products that comprise or incorporate Program DARTs, that bind to the Program Target for such Licensed Program.

15.14 Further Actions. Each Party shall execute, acknowledge and deliver such further instruments, and do all such other acts, as may be necessary or appropriate in order to carry out the expressly stated purposes and the clear intent of this Agreement.

15.15 Parties in Interest. All of the terms and provisions of this Agreement shall be binding upon, and shall inure to the benefit of and be enforceable by the Parties hereto and their respective successors, heirs, administrators and permitted assigns.

15.16 Performance by Affiliates. To the extent that this Agreement imposes obligations on Affiliates of a Party, such Party agrees to cause its Affiliates to perform such obligations.

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission.

15.17 Counterparts. This Agreement may be signed in counterparts, each and every one of which shall be deemed an original, notwithstanding variations in format or file designation which may result from the electronic transmission, storage and printing of copies from separate computers or printers. Facsimile signatures and signatures transmitted via portable document format (PDF) shall be treated as original signatures.

[Signature page to follow]

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission.

IN WITNESS WHEREOF, and intending to be legally bound hereby, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

MACROGENICS, INC.

By:	/s/ Scott Koenig
Name:	Scott Koenig
Title:	CEO

GILEAD SCIENCES, INC.

By:	/s/ John F. Milligan
Name:	John F. Milligan
Title:	President and CEO

[Signature page]

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission.

Exhibit A

Access Territory as of the Effective Date

***

A total of two pages were omitted.

Exhibit A - 1

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission.

Exhibit B

DART Platform

***

A total of two pages were omitted.

Exhibit B - 1

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission.

Exhibit C

MacroGenics Patents

Title	Pending Application Number	Foreign Rights

***	***	***

***	***	***

***	***	***

***	***	***

***	***	***

***	***	***

A total of three pages were omitted.

Exhibit C - 1

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission.

Exhibit D

Content of Pre-Clinical Data Package for *** Research Program

***

***

A total of three pages were omitted.

Exhibit D - 1

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission.

Exhibit E

Research Plan for the *** Research Program

Exhibit E - 1

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission.

***

***

Exhibit E - 2

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission.

***

A total of five pages were omitted.

Exhibit E - 3

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission.

Exhibit F

Press Release

MacroGenics and Gilead Sciences Enter Strategic Alliance to Develop and Commercialize Four DART™ Products

•	Based on MacroGenics’ proprietary DART technology for generating bi-specific antibodies
•	Gilead receives rights to four pre-clinical programs
•	MacroGenics retains development and commercial rights to one of the programs in major markets outside North America and the European Union

ROCKVILLE, Maryland – January 7, 2013 – MacroGenics, Inc., a privately held biotechnology company that develops next generation antibody therapeutics, announced it has entered into a license agreement with Gilead Sciences, Inc. (Nasdaq: GILD) for the development and commercialization of Dual-Affinity Re-Targeting (DART™) products directed at up to four undisclosed targets. MacroGenics’ DART technology is a proprietary, bi-specific antibody platform in which a single recombinant molecule is able to target two different antigens.

“We look forward to building a long-term collaboration with MacroGenics, a leader in the development of bi-specific antibodies, which represents a promising new area of research,” said Roy D. Baynes, M.D., Ph.D., Senior Vice President, Oncology and Inflammation Therapeutics at Gilead. “This partnership underscores Gilead’s commitment to developing innovative therapies that address significant unmet medical needs for patients with cancer and other life-threatening diseases.”

Under the terms of the agreement, MacroGenics could receive a total of up to $30 million in license fee payments, and up to an additional $85 million in pre-clinical milestones across the four DART programs. Gilead has exclusive worldwide rights for three of the programs. For one program, MacroGenics retains development and commercialization rights outside of North America, Europe, Australia and New Zealand, which encompasses multiple major markets including Japan, China, Korea, Brazil, Russia and others. Gilead will fully fund MacroGenics’ research activities with respect to the four programs. MacroGenics could also receive up to approximately $1 billion in clinical, regulatory and commercialization milestone payments if all four programs achieve the requisite milestones. Finally, MacroGenics may receive tiered (up to low double-digit) royalties on future net sales.

“We are very pleased to enter this collaboration with Gilead, a world-class biopharmaceutical company committed to the development of innovative therapeutics,” said Scott Koenig, M.D., Ph.D., President and CEO of MacroGenics. “As the fourth major collaboration around our DART platform in the past two years, this deal represents the latest validation of our ongoing efforts.”

About DARTs

MacroGenics’ DART technology enables the generation of highly stable antibody-based therapeutics that can simultaneously target two different antigens. DART therapeutics can accommodate virtually any variable region sequence in a “plug-and-play” fashion, are highly potent, and have very favorable manufacturing properties. DARTs may be engineered with either short or extended serum half-life to support various applications in different disease areas. In one particular configuration, DART proteins can be used to redirect the body’s cell-destroying, immune effector cells against tumor cells. To date, the company has engineered over 100 different DART proteins developed for both internal pipeline programs and external collaborators. MacroGenics anticipates submitting an IND for its first DART product candidate in late 2013. MacroGenics continues to expand its significant patent estate around its DART technology.

Exhibit F - 1

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission.

About MacroGenics

MacroGenics is a private, venture-backed biotechnology company focused on the discovery, development and delivery to patients of novel biologics for treatment of cancer, autoimmune disorders and infectious diseases. MacroGenics has built a fully-integrated set of capabilities in antibody-based product development which supports its innovative pipeline of clinical stage product candidates. MacroGenics’ proprietary research is based on three core technology platforms, which include: (1) a leading research capability for screening and targeting cancer stem-like cells; (2) Dual-Affinity Re-Targeting (or DART) bi-specific technology, which allows the incorporation of multiple specificities within a single recombinant molecule; and (3) Fc optimization, which enhances antibody-dependent effector cell function. The company has multiple research and development collaborations with major pharmaceutical companies including Les Laboratoires Servier, Gilead Sciences, Inc., Boehringer Ingelheim and Pfizer, Inc. For more information, visit www.macrogenics.com.

About Gilead Sciences

Gilead Sciences is a biopharmaceutical company that discovers, develops and commercializes innovative therapeutics in areas of unmet medical need. The company’s mission is to advance the care of patients suffering from life-threatening diseases worldwide. Headquartered in Foster City, California, Gilead has operations in North America, Europe and Asia Pacific.

Statements made in this news release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expects,” “believes,” “intends,” and similar expressions are intended to identify forward-looking statements. Actual results may differ materially from those projected in any forward-looking statement. Specifically, there are a number of important factors that could cause actual results to differ materially from those anticipated, such as the Company’s ability to raise additional capital, and risks related to the Company’s ability to initiate, and enroll patients in, planned clinical trials. You should not place undue reliance on any forward-looking statements. The Company assumes no obligation to update any forward-looking statements as a result of new information, future events or developments, except as required by law.

Exhibit F - 2

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission.

Schedule 11.2.3

***

1

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission.